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                                                                     EXHIBIT 2.1

                       AGREEMENT AND PLAN OF MERGER AMONG

                           VIRTUAL COMMUNITIES, INC.,

                       HEURISTIC DEVELOPMENT GROUP, INC.,

                          AND HDG ACQUISITION SUB, INC.

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                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of June __, 1999 (this "Agreement"), among VIRTUAL COMMUNITIES, INC., a Delaware corporation (the "Company"), HEURISTIC DEVELOPMENT GROUP, INC., a Delaware corporation ("HDG"), and HDG ACQUISITION SUB, INC., a Delaware corporation and wholly owned subsidiary of HDG ("HDG Sub").

                                   RECITALS:

     1. WHEREAS, the Boards of Directors of HDG, HDG Sub and the Company have approved the merger (the "Merger") of HDG Sub with and into the Company pursuant to this Agreement and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein;

     2. Pursuant to the Merger, among other things and subject to the terms and conditions of this Agreement, the outstanding shares of the Company Common Stock shall be converted into the right to receive shares of HDG Common Stock in accordance with the Conversion Ratio as set forth in Section
3.1 hereof;

     3. It is intended that the Merger shall qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     4. HDG, HDG Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

     5. Concurrently with the execution of this Agreement, the holders of not less than 50% of all outstanding shares of the capital stock of the Company have delivered to HDG their agreement in substantially the form of
EXHIBIT VII to vote their shares of the Company in favor of the Merger;



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     6.   Concurrently with the execution of this Agreement, Gregory L. Zink, the Seybold Family Trust, Nautilus Group Japan, Ltd., the Alfred C. Clark Trust U/D/T 6/30/69, and Clark Management Co. Inc. shall have delivered to the Company their agreement in substantially the form of EXHIBIT VIII to vote their shares of HDG in favor of the Merger; and

     7. Concurrently with the execution of this Agreement, D.H. Blair Investment Banking Corp. ("Blair"), J. Morton Davis and D.H. Blair & Co. Inc. shall have delivered to the Company and HDG letter agreements, in substantially the form of EXHIBIT XIV (the "Blair Letters").

     NOW, THEREFORE, in consideration of the recitals, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

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                                   THE MERGER

A1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2 below), HDG Sub shall be merged with and into the Company in accordance with the provisions of Section 251 of the Delaware General Corporation Law (the "DGCL") with the effects provided in Sections 259 through 261 of the DGCL, and the separate existence of HDG Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (hereinafter sometimes referred to as "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger: (a) the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of HDG Sub and the Company, (b) all obligations belonging to or due each of HDG Sub and the Company shall be vested in, and become the obligations of, the Surviving Corporation without further act or deed, (c) title to any real estate or any interest therein vested in either of HDG Sub or the Company shall not revert or in any way be impaired by reason of the Merger, (d) all rights of creditors and all liens upon any property of any of HDG Sub and the Company shall be preserved unimpaired, and
(e) the Surviving Corporation shall be liable for all of the obligations of each of HDG Sub and the Company, and any claim existing, or action or

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proceeding pending, by or against either of HDG Sub or the Company may be prosecuted to judgment with right of appeal, as if the Merger had not taken place. As of the Effective Time, the Surviving Corporation shall be a wholly owned subsidiary of HDG.

A1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "Effective Time") as a duly executed Certificate of Merger, in substantially the form set forth as EXHIBIT I hereto, is filed by the Surviving Corporation with the Secretary of State of the State of Delaware (the "Merger Filing"). Such filing shall be made on the Closing Date simultaneously with or as soon as practicable after the Closing (as such capitalized terms are defined in Section 3.5 below).

A1.3  [Intentionally Omitted]

A1.4 DISCLOSURE SCHEDULES. Simultaneously with the execution of this Agreement (a) the Company shall deliver a schedule relating to the Company (the "Company Disclosure Schedule"), and (b) HDG shall deliver a schedule relating to HDG, HDG Sub and the HDG Subsidiaries (as defined in Section 5.1(b) hereof) (the "HDG Disclosure Schedule" and collectively, with the Company Disclosure Schedule, the "Disclosure Schedules") setting forth the matters required to be set forth in the Disclosure Schedules as described elsewhere in this Agreement. Any agreement, document, fact or set of facts which is disclosed in one section of the Disclosure Schedules shall be deemed disclosed with respect to all other sections of the Disclosure Schedules if such applicability is reasonably apparent from the disclosure actually made, even if not specifically cross-referenced.

A1.5 PLAN OF REORGANIZATION. It is the intention of the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

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                              SURVIVING CORPORATION

A2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in substantially the form set forth in the Merger Filing, and such amended and restated Certificate of Incorporation

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shall be the Certificate of Incorporation of the Surviving Corporation at and
after the Effective Time, until duly amended in accordance with the terms thereof and of the DGCL.

A2.2 BY-LAWS. The By-laws of the Company as in effect immediately prior to the Effective Time shall be amended and restated in substantially the form set forth as EXHIBIT II hereto, and such amended and restated By-laws shall be the By-laws of the Surviving Corporation at and after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving Corporation and the DGCL.

A2.3 DIRECTORS. The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until death, resignation or removal in accordance with the Certificate of Incorporation and By-laws, as applicable, of the Surviving Corporation.

A2.4 OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until death, resignation or removal in accordance with the Certificate of Incorporation and By-Laws, as applicable, of the Surviving Corporation.

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                              CONVERSION OF SHARES

A3.1 CONVERSION OF COMPANY SHARES IN THE MERGER. At the Effective Time, by virtue of the Merger and without any action on the part of HDG, HDG Sub, the Company or any holder of any capital stock of any of the foregoing parties (except as provided in Section 3.1(f) hereof):

    (a) Each share of common stock, $.0001 par value, of the Company ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than Dissenting Stock (as defined in Section 3.4 below), Company Common Stock held in the Company's treasury or as provided for in Section 3.1(c)), subject to the terms and conditions of this Agreement, shall be converted, without any further action, into the right to receive, and become exchangeable for, the following consideration (the "Merger Consideration"): such number of fully paid and nonassessable

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registered shares of common stock, $.01 par value, of HDG ("HDG Common
Stock") as is equal to the following fraction (the "Conversion Ratio"): (x) the numerator of which shall be a fraction equal to (A) the VCI Valuation (as defined below) divided by (B) the VCI Common (as defined below); and (y) the denominator of which shall be the Transaction Price (as defined below); provided, however, that cash adjustments shall be paid in lieu of the issuance of fractional shares as provided in Section 3.3 hereof.

    (b) For purposes of this Agreement, the following terms shall have the following meanings:

         (i) "VCI Common" shall mean the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time, including the shares of Company Common Stock issuable upon the conversion of the outstanding shares of Company preferred stock prior to or concurrent with the Merger;

        (ii) "VCI Valuation" shall mean the sum of (x) $22,000,000 plus (y) any additional gross proceeds raised by the Company between the date of this Agreement and the Effective Time through the sale of Company Common Stock or equivalents thereto, including, without limitation, the Company Placement (as defined in Section 6.2(d) hereof);

       (iii) "Transaction Price" shall mean a fraction, the numerator of which is the product of (x) the Cash Value (as defined below), multiplied by (y) one of the following amounts (the "Multiple") depending upon the Cash Value as set forth below:


          IF THE CASH VALUE EQUALS:               THEN THE MULTIPLE SHALL BE:
        ----------------------------              ---------------------------

                 $2,650,000 or more                           1.15

        $2,600,000 to $2,649,999.99                           1.125

        $2,550,000 to $2,599,999.99                           1.075

               less than $2,550,000                           1.00


     and the denominator of which shall be the total number of shares of HDG Common Stock outstanding immediately prior to the Effective Time, excluding the Escrow Shares, HDG Options and HDG Warrants (as defined in
     Section 5.2 hereof); and

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        (iv)  "Cash Value" shall equal the total amount of HDG's cash and cash equivalents immediately prior to the Effective Time, plus the Post-Effective Time Premium Amount (as defined in Section 9.1(d)) and the J&L Registration Expenses (as hereinafter defined) to the extent such amounts have been paid by HDG prior to the Effective Time, less the sum of the following fees and expenses owed, incurred or accrued by HDG and HDG Sub on or prior to the Closing Date: (a) severance costs, bonuses or other termination fees due to directors, officers, employees, affiliates and agents of HDG and HDG Sub; (b) costs arising out of, or in connection with, the administration, operation or termination of any of HDG's and HDG Sub's businesses or operations immediately prior to the Effective Time (except for the Post-Effective Time Premium Amount, but including the costs, fees and expenses referred to in Section
     8.2(s)(i)); and (c) HDG's and HDG Sub's accounting, consultant, insurance, investment banking and legal fees and expenses, whether or not in connection with the transactions contemplated by this Agreement, except for: (X) financial advisor fees due to Jesup & Lamont Securities Corp. in connection with the Merger pursuant to Section 5.17 hereof; and
     (Y) the costs, fees and expenses incurred in connection with the J&L Registration Statement as defined in Section 7.2 (the "J&L Registration Expenses") as contemplated by Section 10.5(a)(iii) hereof.

     (c) Each share of Company Common Stock, if any, owned by HDG, or any HDG Subsidiary (as defined in Section 5.1(b) hereof) or held in the treasury of the Company immediately prior to the Effective Time shall be cancelled and shall cease to exist from and after the Effective Time. Each issued and outstanding share of the capital stock of HDG Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

     (d) All of the Company's options (the "Company Options") authorized, granted and outstanding under the Company's 1997 Stock Option Plan, the Company's 1998 Stock Option Plan and the Company's 1999 Stock Option Plan immediately prior to the Effective Time (collectively, the "Company Stock Option Plan"), whether or not such Company Options are exercisable or vested, immediately prior to the Effective Time, shall remain outstanding following the Effective Time. At the Effective Time, the Company Options shall, by virtue of the Merger and without any further action on the part of the Company or the holders of such options, be assumed by HDG in such manner that HDG (i) is a corporation "assuming a stock option in a transaction to which
Section 424(a) applied" within the meaning of Section 424 of the Code, or
(ii) to the extent that Section 424 of the Code does not apply to any such Company Options, would be such a corporation were Section 424 of the Code applicable to such Company Options. In the case of any Company Option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall

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comply with Section 424(a) of the Code.  From and after the Effective Time, all references to the Company in the Company Stock Option Plan and the applicable stock option agreements issued thereunder shall be deemed to refer to HDG. Each Company Option assumed by HDG shall be exercisable, upon the same terms and conditions as under the applicable Company Stock Option Plan and the applicable stock option agreement issued thereunder, except that (A) each such Company Option shall be exercisable for that whole number of shares of HDG Common Stock (to the nearest whole share) into which the number of shares of Company Common Stock subject to such Company Option (assuming the aggregation of all Company Options held by any holder thereof) immediately prior to the Effective Time would be converted under Section 3.1(a) hereof and (B) the option price per share of each such Company Option shall be an amount equal to the option price per share of Company Common Stock subject to such Company Option in effect immediately prior to the Effective Time divided by the Conversion Ratio (the option price per share, as so determined, being rounded upward to the nearest full cent). No payment shall be made for fractional shares. The consummation of the Merger shall not be treated as a termination of employment for purposes of the Company Options. HDG agrees that as soon as practicable after the Effective Time it will cause to be filed one or more registration statements on Form S-8 under the Securities Act of 1933, as amended, or amendments to any existing registration statements on Form S-8 or amendments to the Registration Statement (as defined in Section 4.10), in order to register the shares of HDG Common Stock issuable upon exercise of the aforesaid converted Company Options.

    (e) All warrants issued and outstanding of the Company to purchase shares of Company Common Stock (the "Company Warrants"), whether or not exercisable and whether or not vested immediately prior to the Effective Time, shall remain outstanding following the Effective Time. At the Effective Time, the Company Warrants shall, by virtue of the Merger and without any further action on the part of the Company or the holders of such Company Warrants, be assumed by HDG and each Company Warrant assumed by HDG shall be exercisable upon the same terms and conditions as under the applicable warrant agreements with respect to such Company Warrants, except that (A) each such Company Warrant shall be exercisable for that whole number of shares of HDG Common Stock (to the nearest whole share) into which the number of shares of Company Common Stock subject to such Company Warrant (assuming the aggregation of all Company Warrants held by any holder thereof) immediately prior to the Effective Time would be converted under Section 3.1(a) hereof, and (B) the exercise price per share of each such Company Warrant shall be an amount equal to the exercise price per share of Company Common Stock subject to such Company Warrant in effect immediately prior to the Effective Time divided by the Conversion Ratio (the exercise price per share, as so determined, being rounded upward to the nearest full cent). Pursuant to Sections 7.2 and 8.1(c) hereof, prior to the Closing Date, all of the common shares underlying the Company Warrants shall be registered on the J&L Registration Statement. From and after the Effective Time, all references to the Company in the respective warrant agreements for the Company Warrants shall be deemed to refer to HDG. No payment shall be made for fractional shares.

    (f) HDG shall take all corporate action necessary to reserve for issuance a sufficient number of shares of HDG Common Stock for delivery pursuant to the terms set forth in Sections 3.1(a), 3.1(d) and 3.1(e) hereof.

    A3.2  EXCHANGE OF CERTIFICATES.

    (a) From and after the Effective Time, each holder of an outstanding certificate which immediately prior to the Effective Time represented shares of Company Common Stock (the "Company Certificates") shall cease to have any right as a stockholder of the Company and such holder's sole rights shall be to receive in exchange for such holder's Company Certificates, upon surrender thereof to an exchange agent selected by the Company (the "Exchange Agent"), a certificate or certificates representing the number of whole registered shares of HDG Common Stock which such holder is entitled to receive pursuant to Section 3.1(a) plus cash in lieu of fractional shares, as provided in
Section 3.3 hereof. Notwithstanding any other provision of this Agreement (i) until holders of Company Certificates theretofore representing shares of Company Common Stock have surrendered such certificates for exchange as provided herein (A) no dividends shall be paid by HDG with respect to any shares of HDG Common Stock to be received upon the exchange of Company Certificates as provided in this Section 3.2 and (B) no payment for fractional shares shall be made; provided, in the case of (A) or (B), that upon surrender of such Company Certificates, the surrendering holder shall receive all such dividends and payments for fractional shares and (ii) without regard to when such Company Certificates are surrendered for exchange as provided herein, no interest shall be paid on any such dividend or payment for fractional shares. If any certificate for shares of HDG Common Stock is to be issued in a name other than that in which the Company Certificate for shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of HDG Common Stock in a name other than that of the registered holder of the Company Certificate surrendered or shall establish to the satisfaction of HDG that such tax has been paid or is not applicable. No transfers of Company Common Stock shall be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time.

     (b) Before the Effective Time, HDG shall make available to the Exchange Agent a sufficient number of certificates representing shares of HDG Common Stock required to effect the exchange referred to in Section 3.2(a) hereof.

     (c) Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of the Company Certificates (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery of the Company
Certificates to the Exchange

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Agent) and (ii) instructions for use in effecting the surrender of the
Company Certificates in exchange for certificates representing shares of HDG Common Stock. Upon surrender of the Company Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Company Certificates shall be entitled to receive in exchange therefor one or more certificates representing that number of whole shares of HDG Common Stock into which the shares of Company Common Stock theretofore represented by the Company Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1(a), in addition to payment for any fractional share of HDG Common Stock, and the Company Certificates so surrendered shall forthwith be cancelled. Until so surrendered and subject to Section 3.4 hereof, the Company Certificates shall represent solely the right to receive the number of whole shares of HDG Common Stock that shall be issued in exchange for Company Common Stock and any cash in lieu of the fractional HDG Common Stock as contemplated by
Section 3.3 hereof. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any shares of HDG Common Stock delivered to a public official as required by applicable abandoned property, escheat or similar laws. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to HDG Common Stock held by it from time to time hereunder.

     (d) Any certificates of HDG Common Stock which remain unclaimed by the holders of Company Certificates for twelve months after the Effective Time shall be returned by the Exchange Agent to HDG, and any holders of Company Certificates who have not theretofore complied with Section 3.2 shall thereafter receive delivery (subject to abandoned property, escheat or other similar laws) of the HDG Common Stock issuable upon the conversion of their Company Certificates and any dividends payable on such shares of HDG Common Stock, without any interest thereon only after delivering their Company Certificates and letters of transmittal to HDG, and otherwise complying with
Section 3.2.

     A3.3 NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of HDG Common Stock shall be issued in the Merger and no HDG Common Stock dividend, reclassification, stock split or interest shall be paid or have effect with respect to any fractional interest in a share of HDG Common Stock, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of HDG Common Stock upon surrender of the Company Certificates for exchange pursuant to this Article III will be paid an amount in cash therefor (without interest) equal to the average of the last reported closing bid prices of HDG Common Stock on the NASDAQ SmallCap Market ("NASDAQ") for each of the twenty consecutive trading days ending with the third trading day prior to the Closing Date (as defined in Section 3.5) multiplied by the fractional interest of such stockholder in a share of HDG Common Stock. For purposes of determining whether and to what extent a particular stockholder is entitled to receive cash adjustments pursuant to this Section 3.3, shares of record held by such holder and represented by two or more Company Certificates shall be aggregated.

     A3.4 DISSENTING SHARES. Subject only to Section 8.2(j) hereof, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders of the Company who shall not have voted in favor of the Merger or consented thereto in writing, who shall have demanded properly in writing the fair value for such shares of Company Common Stock, who otherwise duly demanded and perfected their right to an appraisal, and who have not effectively withdrawn or forfeited prior to the Effective Time in accordance with Section 262 of the DGCL (collectively, "Dissenting Stock"), shall not be converted into or represent the right to receive shares of HDG Common Stock. Such stockholders shall be entitled to receive payment (which payment shall be made by HDG (post-Effective Time) or, at such entity's sole discretion, by the Surviving Corporation) of the fair value of such shares of Company Common Stock held by them in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Stock held by stockholders who have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under Section 262 of the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive shares of HDG Common Stock, without any interest thereon, upon surrender, in the manner provided in Section 3.2 hereof, of the Company Certificates that evidence such shares of Company Common Stock.

     A3.5 CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York, commencing at 10:00 a.m. local time, on the third business day following the date on which the last of the conditions set forth in Articles VII and VIII hereof are fulfilled or waived (except for Section 8.2(k) hereof, which shall remain a condition to Closing, but shall not be included for the purpose of determining the Closing Date), or at such other time and place as HDG and the Company shall agree (the date on which the closing occurs being the "Closing Date"); provided, however, that the physical presence of a party representing HDG and HDG Sub shall not be required thereat if all appropriate documents required to be delivered by such parties, and in such form as contemplated hereby, have been received by mail or overnight courier at said offices of Morrison & Foerster LLP before the Closing Date.

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                         REPRESENTATIONS AND WARRANTIES

                                  OF THE COMPANY

     The Company hereby represents and warrants to HDG and HDG Sub as follows (subject in each case to such exceptions as are set forth or cross-referenced in the attached Company Disclosure Schedule in the labeled section corresponding to the caption of the representation or warranty to which such exceptions relate):

A4.1 ORGANIZATION AND QUALIFICATION. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions set forth in Section 4.1 of the Company Disclosure Schedule, and such jurisdictions are the only ones in which the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification necessary, except where the failure to qualify (individually or in the aggregate) will not have any Material Adverse Effect (as defined in
Section 4.3 below) on the Company. The copies of the Certificate of Incorporation and By-laws of the Company, as amended to date and delivered to HDG, are true and complete copies of these documents as now in effect. The minute books of the Company are accurate in all material respects, and true and complete copies of all such minutes since the Company's inception have been delivered to HDG.

    (a) Other than as set forth in the Company Disclosure Schedule, there are no Company Subsidiaries. As used herein, the term "Company Subsidiary" shall mean any corporation or other entity of which the Company, directly or indirectly, controls or which the Company owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are, ordinarily or generally, in the absence of contingencies (which contingencies have not occurred) or understandings (which understandings have not yet been required to be performed) entitled to vote for the election of a majority of the board of directors or any similar governing body. Except as set forth in the Company Disclosure Schedule, the Company does not own any capital stock or other voting interests in any other corporation or similar business entity, nor is the Company a partner in any partnership.

A4.2 CAPITALIZATION. The authorized capital stock of the Company, the classes of capital stock, the number of shares of capital stock of each class or series which are issued and outstanding as of the date hereof, and the par value thereof, are as set forth in Section 4.2 of the Company Disclosure Schedule. All of such shares of capital stock that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. Except as set forth in the Company Disclosure Schedule, or as otherwise disclosed therein and herein, there are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which the Company is a party, or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of the Company.

A4.3  AUTHORITY; NON-CONTRAVENTION; APPROVALS.

     (a) The Company has full corporate power and authority to enter into this Agreement and, subject to the Company Stockholders' Approval (as defined in Section 7.3 below) and the making of the Merger Filing, to consummate the transactions contemplated hereby. The Company's execution and delivery of this Agreement, and its consummation of the transactions contemplated hereby, have been duly authorized by its Board of Directors and no other corporate proceedings on its part are necessary to authorize its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby, except for the Company Stockholders' Approval and the making of the Merger Filing. This Agreement has been duly and validly executed and delivered by the Company, and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles ((i) and (ii) collectively, the "Bankruptcy Exception"); provided, however, that the Company has not initiated, nor to its knowledge has any party initiated, voluntary or involuntary proceedings under any chapter of the United States bankruptcy laws.

     (b) The Company's execution and delivery of this Agreement does not, and its consummation of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of its properties or assets under any of the terms, conditions or provisions of (i) subject to obtaining Company Stockholders' Approval, its Certificate of Incorporation or By-Laws,
(ii) subject to obtaining the Required Statutory Approvals (as defined in Section 5.3(c) below) and the receipt of the Company Stockholders' Approval and the HDG Stockholders' Approval (as defined in Section 7.3 below), any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to it or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, lease or other instrument, obligation or agreement of any kind to which it is now a party or by which it or any of its properties or assets may be bound, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Material Adverse Effect on the Company. "Material Adverse Effect" means, with respect to the Company, HDG or HDG Sub (as applicable) either: (X) a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of such corporation; (Y) a material adverse effect on such corporation's ability to consummate the transactions contemplated hereby, except with respect to such corporation's inability to meet any of the conditions set forth in Article VIII hereof; or (Z) the occurrence of any shareholder or underwriter claims, actions, suits, proceedings or other litigation of any kind, whether pending or, to the knowledge of such corporation, threatened against such corporation at any time prior to and including the Effective Time; provided, however, that in the case of clause (X) or (Z) hereof, a Material Adverse Effect must be a matter that, in the exercise of reasonable judgment made at the earlier of such matter's occurrence or the time at which such corporation becomes aware of such matter, is likely to result in a loss, cost or expense to such corporation, which is not covered by any of such corporation's insurance policies then in effect, in excess of $400,000.

     A4.4 CONTRACTS LISTED; NO DEFAULT. All material contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral connected with the Company (the "Company Contracts"), except employment or other agreements terminable at will, are valid, binding and enforceable by the Company against the other parties thereto in accordance with their terms. Copies of all of the Company Contracts valued in excess of $10,000 have been delivered to HDG. Neither the Company nor any of the other parties thereto is in material default or breach of any provision of the Company Contracts. Nor has any event occurred which, with the lapse of time or action by a third party, could result in a material default under the terms thereof. No stockholder of the Company has received any payment in violation of law from any contracting party in connection with or as an inducement for causing the Company to enter into any Company Contract.

     A4.5 LITIGATION. Except as set forth in Schedule 4.5 of the Company Disclosure Schedule, there is no (i) claim, action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or governmental or regulatory authority or body or arbitration tribunal, or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which the Company or any of its assets was or is a party.

     A4.6 TAXES. (a) Since the Company's inception, the Company and all the Company Subsidiaries have filed all Tax returns and reports (Tax returns and reports are hereinafter collectively referred to as "Tax Returns") that they were required to file, and all such Tax Returns were correct and complete in all material respects. Since the Company's inception, all Taxes owed by the Company and all Company Subsidiaries (whether or not shown on any Tax Return) have been paid, and neither the Company nor any Company Subsidiary currently is the beneficiary of any extension of time within which to file any Tax Return. There is no dispute or claim concerning any Tax liability of the Company or any Company Subsidiary either (A) claimed or raised by any governmental authority in writing, or (B) as to which any of the directors and officers of the

Company or any Company Subsidiary has knowledge based upon personal contact with any agent of such authority. Section 4.6 of the Company Disclosure Schedule sets forth a list of all Tax Returns of the Company and all Company Subsidiaries that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company and all Company Subsidiaries have delivered to HDG correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company or any Company Subsidiary, since the Company's inception. Neither the Company nor any Company Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to Tax assessment or deficiency. Neither the Company nor any Company Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. Neither the Company nor any Company Subsidiary has made any material payments, nor is obligated to make any material payments, nor is a party to any agreement that as a result of the transactions contemplated herein or any prior transactions could obligate it to make any payments that will not be deductible under Code Section 280G. Neither the Company nor any Company Subsidiary is a party to any Tax allocation or sharing agreement. Neither the Company nor any Company Subsidiary (A) has been a member of an affiliated group filing a consolidated federal income Tax Return or (B) has any liability for the Taxes of any person under Code regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. The unpaid Taxes of the Company and all Company Subsidiaries (a) did not, as of the most recent fiscal month end prior to Closing exceed by any material amount the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (B) will not exceed by any material amount that reserved as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and all Company Subsidiaries in filing their income Tax Returns. "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes (except stamp taxes), duties, levies, charges and assessments of any nature, including social security payments and deductibles relating to wages, salaries and benefits and payments to subcontractors (to the extent required under applicable Tax law), and also including all interest, penalties and additions imposed with respect to such amounts.

     A4.7 EMPLOYEE PLANS. Except as disclosed in Section 4.7 of the Company Disclosure Schedule, the Company has no employee benefit plans as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or otherwise.

     A4.8  NO VIOLATION OF LAW.  Except as set forth in Section
4.8 of the Company Disclosure Schedule, the Company is not in material violation of and, to its knowledge, has not been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority. The Company has not received any written notice that any investigation or review with respect to it by any governmental or regulatory body or authority is pending or threatened. The Company has all material permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted (collectively, "Permits"). The Company (a) has duly and timely filed all reports and other information required to be filed with any governmental or regulatory authority in connection with its Permits, and (b) is not in material violation of the terms of any of its Permits.

     A4.9 PROPERTIES. Except as set forth in Section 4.9 of the Company Disclosure Schedule, the Company has good and marketable title to all of the assets and properties which it purports to own as reflected on the most recent balance sheet comprising a portion of the Company Financial Statements (as defined in Section 4.12 below) or thereafter acquired, except assets and properties sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business and as set forth in Section 4.9 of the Company Disclosure Schedule. The Company has a valid leasehold interest in all material properties of which it is the lessee and each such lease is valid, binding and enforceable against the Company and the other parties thereto in accordance with its terms, and a copy of each such lease has been delivered to HDG. Neither the Company nor the other parties thereto are in default in the performance of any provision thereunder. Neither the whole nor any portion of the assets of the Company is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed. Except as set forth in Section 4.9 of the Company Disclosure Schedule, none of the material assets of the Company is subject to any restriction which, by virtue of the Merger, prevent continuation of the use currently made thereof or adversely affect the value thereof.

     A4.10 REGISTRATION STATEMENTS, SB-2 AMENDMENT AND PROXY STATEMENT. None of the information to be supplied by the Company in writing for inclusion in
(a) the Registration Statement (the "Registration Statement") on Form S-4 to be filed under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission ("SEC") by HDG in connection with the Merger for the purpose of registering the shares of HDG Common Stock to be issued in the Merger, (b) the J&L Registration Statement (as defined in Section 7.2 hereof) to be filed under the Securities Act with the SEC by HDG in connection with Merger for the purpose of registering the common stock underlying the Company Warrants to be issued upon the exercise thereof, (c) the SB-2 Amendment (as defined in Section 7.2 hereof) to be filed under the Securities Act with the SEC by HDG, or (d) the proxy or information statement to be distributed in connection with HDG's meeting of stockholders to vote upon this Agreement and the transactions contemplated hereby (collectively, the "Proxy Statement" and, together with the prospectus included in the Registration Statement, the "Proxy Statement/Prospectus") will, in the case of the Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the filing of the Proxy Statement/Prospectus and any amendments or supplements thereto, or, in the case of the Registration Statement, the J&L Registration Statement and the SB-2 Amendment, as amended or supplemented, at the time it becomes effective contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that HDG shall not inaccurately draft, misrepresent or omit any of the aforementioned information supplied by the Company or its agents; and, provided, further, that HDG shall furnish the Registration Statement, the J&L Registration Statement, the SB-2 Amendment and the Proxy Statement/Prospectus, and any amendments or supplements to each, to the Company for its review at least 5 business days prior to the filing of same with the SEC and at least 5 business days prior to the distribution thereof.

    A4.11 BUSINESS. The Company, since its formation, has engaged in no business other than to develop, acquire and operate on-line communities on the World Wide Web, and, except for this Agreement and as otherwise set forth in Section 4.11 of the Company Disclosure Schedule, is not a party to any agreement for the acquisition, lease or disposition of an operating business.

    A4.12 FINANCIAL STATEMENTS. (a) The financial statements of the Company (collectively, the "Company Financial Statements") provided to HDG and listed on Section 4.12 of the Company Disclosure Schedule together with the notes thereto, present fairly, in all material respects, the financial position and results of operations of the Company as of the respective dates, years and periods indicated, prepared in accordance with United States generally accepted accounting principles ("GAAP"). Without limiting the generality of the foregoing (i) except as set forth in Section 4.12 of the Company Disclosure Schedule, there is no basis for any assertion against the Company as of the date of the most recent balance sheet comprising a portion of the Company Financial Statements of any debt, liability or obligation of any nature required to be stated therein consistent with GAAP not fully reflected or reserved against in the Company Financial Statements or in the notes thereto; and (ii) there are no assets of the Company, the value of which is materially overstated in the Company Financial Statements. Except as disclosed in Section 4.12 of the Company Disclosure Schedule, the Company has no contingent liabilities (including, without limitation, liabilities for Taxes). The Company is not a party to any contract or agreement for the forward purchase or sale of any foreign currency.

     A4.13  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 4.13 of the Company Disclosure Schedule, since December 31, 1998 there has not been:

     (a) any material adverse change in the financial condition, operations, properties, assets, liabilities or business of the Company;

     (b) any material damage, destruction or loss of any material properties of the Company;

     (c) any material change in the manner in which the business of the Company has been conducted;

     (d) any material change in the treatment and protection of trade secrets or other confidential information of the Company; and

     (e) any occurrence not included in paragraphs (a) through (d) of this Section which has resulted, or which the Company has reason to believe could reasonably be expected to result, in a Material Adverse Effect on the Company.

     A4.14 BOOKS, RECORDS AND ACCOUNTS. The Company's books, records and accounts fairly and accurately reflect in all respects transactions and dispositions of assets by the Company, and the system of internal accounting controls of the Company is sufficient to assure that: (a) transactions are executed in accordance with management's authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's authorization; and
(d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     A4.15 BROKERS AND FINDERS. Except for the financial advisory fee due by HDG (post-Effective Time) to Jesup & Lamont Securities Corp. as described in Section 5.17 hereof, and as further set forth in Schedule 4.15 of the Company Disclosure Schedule, the Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

     A4.16 INSURANCE. Section 4.16 of the Company Disclosure Schedule sets forth the name of the insurer, the name of the policyholder, the name of each covered insured, the policy number, the period of coverage with respect to each insurance policy and the annual premium in respect of each such policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability, automobile insurance, directors and officers insurance, and bond and surety arrangements; but excluding any Israeli Managers Insurance policies, or such similar policies, obtained by one of the Company's Subsidiaries and issued in the name of an employee thereof) to which the Company or any Company Subsidiary has been a party, a named insured, or otherwise the beneficiary of coverage at any time since the Company's inception. Except as noted on
Section 4.16 of the Company Disclosure Schedule (i) each such insurance policy is enforceable and in full force and effect; (ii) neither the Company nor any Company Subsidiary is in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and (iii) neither the Company nor any Company Subsidiary has received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. Neither the Company nor any Company Subsidiary has incurred any loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. The Company and the Company Subsidiaries are covered by insurance in scope and amount customary and reasonable for the businesses in which each is engaged. There is no material liability under any insurance policy in the nature of a retroactive rate adjustment or loss sharing or similar arrangement except as set forth in Section 4.16 of the Company Disclosure Schedule.

     A4.17 LABOR MATTERS. The Company is not a party to any union contract or other collective bargaining agreement, other than those set forth in
Section 4.17 in the Company Disclosure Schedule. The Company is in compliance in all material respects with all applicable laws respecting employment and employment practices (past and present), terms and conditions of employment and wages and hours, and the Company is not engaged in any unfair labor practice. There is no labor strike, slowdown or stoppage pending against or affecting the Company. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of the Company who are not currently organized.

     A4.18 EMPLOYEES. Except as listed in Section 4.18 of the Company Disclosure Schedule, the Company is not a party to any employment, management services, consultation or other agreement with any officer, director or employee or, any entity affiliated with any officer, director or employee, which provides for annual base compensation in excess of $75,000.

     A4.19 INTELLECTUAL PROPERTY; SOFTWARE. (a) Section 4.19(a) of the Company Disclosure Schedule sets forth a complete and correct list in all material respects of all patents, trademarks, tradenames, service marks, service names, brand names and copyright registrations, and applications therefor, applicable to or used in the business of the Company, together with a complete list of all licenses granted by or to the Company with respect to any of the above, except for any intellectual property utilized or licensed by the Company in the ordinary course of its business, including, without limitation, the creation or placement by the Company's content partners or advertisers on the Company's servers, websites and marketing materials. All such patents, trademarks, tradenames, service marks, service names, brand names and copyrights are owned by the Company, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever, or are used by the Company pursuant to valid licenses. Except as set forth in
Section 4.19(a) of the Company Disclosure Schedule, the Company is not currently in receipt of any notice of any violation or infringement of, and the Company is not knowingly violating or infringing in any material respect, the rights of others in any patent, unpatented invention, trademark, tradename, service mark, copyright, trade secret, know-how, design, process or other intangible asset.

    (a) Except as set forth on Schedule 4.19(b) of the Company Disclosure Schedule, the Company has title to all computer software ("Company Owned Software") owned by the Company, other than "off-the-shelf" software not customized for its use, free and clear of all liens, claims, security interests and encumbrances, including claims or rights of employees, agents, consultants, customers, licensees or other parties involved in the development, creation, documentation, marketing, maintenance, enhancement or licensing of such computer software, except for any intellectual property licensed by the Company in the ordinary course of its business to its content partners; and provided, however, that such title shall remain subject to applicable laws, including, without limitation, a foreign jurisdiction's moral rights. Except as set forth in Section 4.19(b) or (c) of the Company Disclosure Schedule, the Company Owned Software is not dependent on any Company Licensed Software (as defined in subsection (c) below) in order to operate fully in the manner in which it is intended. The source code of any Company Owned Software has not been published or knowingly disclosed to any other parties, except as set forth on Section 4.19(b) of the Company Disclosure Schedule, and except pursuant to contracts requiring such other parties to keep the source code of any Company Owned Software confidential; to the Company's knowledge, no such other party has breached any such obligation of confidentiality.

     (b) Section 4.19(c) of the Company Disclosure Schedule also sets forth a list of the agreements which require the payment of license fees, rents, royalties or other charges by the Company with respect to all software (other than "off-the-shelf" software that has not been customized for its use) under which the Company is a licensee, lessee or otherwise has obtained the right to use software and the Company pays a royalty for the use of such software (the "Company Licensed Software"), and copies of all such agreements have been provided to HDG. The Company, as applicable, has the right and license to use, sublicense, modify and copy Company Licensed Software, free and clear of any limitations or encumbrances, except as may be set forth in Section 4.19(c) of the Company Disclosure Schedule or in the agreements referenced therein. The Company is in compliance with all provisions of each license, lease or other similar agreement pursuant to which it has rights to use the Company Licensed Software. Except as disclosed on Section 4.19(c) of the Company Disclosure Schedule, none of the Company Licensed Software has been incorporated into or made a part of any Company Owned Software or any other Company Licensed Software. The Company has not published or disclosed any Company Licensed Software to any other party, except for any Company Subsidiary. To the Company's knowledge, no party to whom the Company has disclosed Company Licensed Software has breached such obligation of confidentiality.

     (c) The Company Owned Software and Company Licensed Software, other than "off-the-shelf" software, constitute all software currently used in the business of the Company (collectively, the "the Company Software"). The transactions contemplated herein will not cause a material breach or default under any license, leases or similar agreements relating to the Company Software or impair the ability of the Company to use the Company Software subsequent to the Effective Time in the same manner as the Company Software is currently used by the Company. Except as set forth in Section 4.19(a), the Company is not knowingly infringing in any material respect any intellectual property rights of any other person or entity with respect to the Company Software, and no other person or entity is infringing any intellectual property rights of the Company with respect to the Company Software.

     A4.20 BUSINESS LOCATIONS. The Company owns or leases no real property in any state or country except as set forth in Section 4.20 of the Company Disclosure Schedule. The Company has no executive offices or places of business except as otherwise set forth on the Company Disclosure Schedule.

     A4.21 COMPENSATION OF DIRECTORS, OFFICERS AND EMPLOYEES. There is set forth in Section 4.21 of the Company Disclosure Schedule a true and complete list showing (a) the names of all directors and officers of the Company, and
(b) the names of all employees of the Company with an annual base compensation in excess of $75,000, together with a statement of the full amount paid or required to be paid to each such person for services in all capacities rendered in the year ending December 31, 1998 and to be rendered for the 6 months ending June 30, 1999, separately including the amounts paid or payable, or expected to be paid or payable, under bonus, incentive or accrued vacation/sick time arrangements, if any.

     A4.22 COMPANY PLACEMENT; COMPLIANCE WITH LAW. The Company Placement (as defined in Section 6.2(d) below) has been and will be made in accordance with all applicable federal and state securities laws; provided, however, that the Company shall have no obligation under this Agreement to consummate the Company Placement in full or in part. The private placement memorandum, any supplements thereto, all other material disseminated by the Company to any investor or potential investor in connection with the Company Placement, and any materials filed by the Company with the SEC or any state securities regulatory agency (collectively, the "Placement Documents") complied and will comply in all material respects with all applicable federal and state securities laws, rules and regulations. Copies of all of the Placement Documents have been provided to HDG.

     A4.23 NO OMISSIONS OR UNTRUE STATEMENTS. No representation or warranty made by the Company to HDG and HDG Sub in this Agreement or the Company Disclosure Schedule contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances in which made not misleading as of the date hereof and as of the Closing Date.

                                       AI

               REPRESENTATIONS AND WARRANTIES OF HDG AND HDG SUB

     HDG and HDG Sub hereby represent and warrant to the Company as follows (subject in each case to such exceptions as are set forth or cross-referenced in the attached HDG Disclosure Schedule in the labeled section corresponding to the caption of the representation or warranty to which such exceptions relate):

A5.1 ORGANIZATION AND QUALIFICATION. (a) Each of HDG and HDG Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of HDG and HDG Sub has all requisite corporate power to carry on its business as it is now being conducted and HDG is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions set forth in Section 5.1 of the HDG Disclosure Schedule, and such jurisdictions are the only ones in which the properties owned, leased or operated by HDG or the nature of the business conducted by HDG makes such qualification necessary, except where the failure to qualify (individually or in the aggregate) will not have any Material Adverse Effect on HDG. The copies of the Certificate of Incorporation and By-laws of each of HDG and HDG Sub, as amended to date and delivered to the Company, are true and complete copies of these documents as now in effect. The minute books of each of HDG and HDG Sub are accurate in all material respects, and true and complete copies of all such minutes since each corporation's inception have been delivered to the Company.

     (a) Other than as set forth in the HDG Disclosure Schedule and HDG Sub, there are no HDG Subsidiaries. As used herein, the term "HDG Subsidiary" shall mean any corporation or other entity of which HDG, directly or indirectly, controls or which HDG owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are, ordinarily or generally, in the absence of contingencies (which contingencies have not occurred) or understandings (which understandings have not yet been required to be performed) entitled to vote for the election of a majority of the board of directors or any similar governing body. Except as set forth in the HDG Disclosure Schedule and HDG Sub, HDG does not own any capital stock or other voting interests in any other corporation or similar business entity nor is HDG a partner in any partnership. Neither HDG, HDG Sub, nor any HDG Subsidiary has any Israeli affiliates.

A5.2 CAPITALIZATION. The authorized capital stock of HDG consists solely of: (a) 20,000,000 shares of HDG Common Stock, of which (i) 1,602,056 shares are issued and outstanding and (ii) 349,370 shares ("Escrow Shares") are issued and held in escrow, subject to the terms of that certain Escrow Agreement ("Escrow Agreement"), dated as of November 1996, by and among, American Stock Transfer & Trust Company ("AST"), HDG, and the stockholders thereto, and (b) 5,000,000 preferred shares, $.01 par value per share, none of which are outstanding. In addition, there are authorized, issued and outstanding: (x) 1,880,000 redeemable Class A Common Stock Purchase Warrants (the "Class A Warrants") providing for the issuance, upon exercise, of a like number of shares of HDG Common Stock plus a like number of redeemable Class B Common Stock Purchase Warrants (the "Class B Warrants," together with the Class A Warrants, the "HDG Warrants") providing for the issuance upon exercise, of a like number of shares of HDG Common Stock, and (y) 1,380,000 redeemable Class B Warrants. The Class A Warrants and Class B Warrants are exercisable at $6.50 and $8.75 per warrant, respectively, subject to the terms of that certain Warrant Agreement, dated as of February 11, 1997, by and among HDG, AST and Blair. In addition, Blair holds the right to purchase from HDG up to 108,000 registered units (the "Units"), each unit consisting of one share of HDG Common Stock, one Class A Warrant and one Class B Warrant, subject to the terms of the Unit Purchase Options (the "Unit Purchase Options") dated February 14, 1997 from HDG to Blair. In addition, Marc J. Gorlin ("Gorlin") holds the right to purchase from HDG 12,000 Units, subject to the terms of that certain Finder's Unit Purchase Option (the "Finder's Unit Purchase Option") dated February 14, 1997 from HDG to Gorlin. In addition, HDG has 185,674 outstanding options ("HDG Options") granted pursuant to the terms and conditions of its 1996 Stock Option Plan and the option agreements executed thereunder, with exercises prices and optionees as set forth in Section 5.2 of the HDG Disclosure Schedule; such HDG Options include 50,630 options ("Escrow Options"), each with an exercise price of $0.50 per option and subject to the terms of the Escrow Agreement. All of the outstanding securities of HDG are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. The HDG Common Stock to be issued upon effectiveness of the Merger, when issued in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid and non-assessable. All of the outstanding securities of HDG including the HDG Common Stock, the HDG Warrants and the Units were issued in compliance with all applicable securities laws. 149,900 shares of capital stock are held in the treasury of HDG. Other than as stated in this Section 5.2, there are no outstanding subscriptions, options, warrants, calls or rights of any kind issued or granted by, or binding upon HDG, to purchase or otherwise acquire any shares of capital stock of HDG or other securities of HDG. Except as stated in this
Section 5.2, there are no outstanding securities convertible or exchangeable, actually or contingently, into shares of HDG Common Stock or other securities of HDG. HDG has 2,115,100 shares of HDG Common Stock issued and outstanding on a fully diluted basis, excluding HDG Warrants, Units and HDG Options with exercise prices at or above the Transaction Price (solely for this purpose, Transaction Price shall be calculated as of the date hereof with a Cash Value as of the date hereof, and as of Closing with a Cash Value as of the Closing
Date); and HDG has a maximum of 5,620,000 shares of HDG Common Stock which may be issued upon the exercise of all of HDG's outstanding HDG Warrants, Units and HDG Options with exercises prices above the Transaction Price (solely for this purpose, Transaction Price shall be calculated as of the date hereof with a Cash Value as of the date hereof, and as of Closing with a Cash Value as of the Closing Date). Section 5.2 of the HDG Disclosure Schedule sets forth a complete and accurate list of (k) all stockholders of record of HDG, indicating the number of HDG Common Stock held of record by each such stockholder, (l) all holders of HDG Options, indicating the number of HDG Options held of record by each such optionee and the exercise price thereof, (m) all holders of HDG Warrants, indicating the number and class of HDG Warrants held of record by each such warrant holder, and (n) all holders of Units, indicating the number of Units held of record by each such holder. Except as set forth in Section 5.2 of the HDG Disclosure Schedule, no person has a right to register any shares of capital stock or securities of HDG in connection with the Merger or the Registration Statement. Other than the rights set forth in this Section 5.2 and those rights waived in the Blair Letters, none of Blair,
J. Morton Davis nor D.H. Blair & Co., Inc. have any rights with respect to the Merger or the transactions contemplated by this Agreement.

     The authorized capital stock of HDG Sub consists solely of 1,000 shares of Common Stock, $.01 par value ("HDG Sub Common Stock"), of which 100 shares are issued and outstanding, all of which are held by HDG. All of the outstanding shares of HDG Sub are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. All of the outstanding shares of HDG Sub were issued in compliance with all applicable securities laws. Other than as stated in this
Section 5.2, there are no outstanding subscriptions, options, warrants, calls or rights of any kind issued or granted by, or binding upon HDG Sub, to purchase or otherwise acquire any shares of capital stock of HDG Sub or other securities of HDG Sub. Except as stated in this Section 5.2, there are no outstanding securities convertible or exchangeable, actually or contingently, into shares of HDG Sub Common Stock or other securities of HDG Sub.

A5.3  AUTHORITY; NON-CONTRAVENTION; APPROVALS.

     (a) Each of HDG and HDG Sub has full corporate power and authority to enter into this Agreement and, subject to the HDG Stockholders' Approval and the Required Statutory Approvals, to consummate the transactions contemplated hereby. Each of HDG's and HDG Sub's execution and delivery of this Agreement, and its consummation of the transactions contemplated hereby, have been duly authorized by its Board of Directors (and by HDG as the sole stockholder of HDG Sub) and no other corporate proceedings on its part are necessary to authorize the consummation of the transactions contemplated hereby, except for the HDG Stockholders' Approval, and the obtaining of the Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by each of HDG and HDG Sub, and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except that such enforcement may be subject to the Bankruptcy Exception; provided, however, that neither HDG nor HDG Sub has initiated, nor to its knowledge has any party initiated, voluntary or involuntary proceedings under any chapter of the United States bankruptcy laws.

     (b) Each of HDG's and HDG Sub's execution and delivery of this Agreement does not, and its consummation of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of its properties or assets under any of the terms, conditions or provisions of (i) its Certificate of Incorporation or By-Laws, (ii) subject to obtaining the Required Statutory Approvals and the receipt of the Company Stockholders' Approval and the HDG Stockholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to it or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which it is now a party or by which it or any of its properties or assets may be bound, excluding from the foregoing clauses (ii) and (iii), such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Material Adverse Effect on HDG or HDG Sub, as the case may be.

     (c) Except for (i) the filing of the Registration Statement, the SB-2 Amendment and the J&L Registration Statement; (ii) the filing of the Proxy Statement/Prospectus with the SEC pursuant to the Securities Act, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) the declaration of the effectiveness thereof by the SEC and filings with and approvals of various state blue sky and comparable foreign securities authorities, (iv) the making of the Merger Filing, (v) the filing of a Current Report on Form 8-K with respect to HDG's entry into this Agreement, and (vi) the receipt of an exemption from the Israel Securities Authority ("ISA") with respect to the offer and sale of securities to the Israeli public, and compliance with any conditions thereof, or the receipt of an ISA approval of a prospectus and its publication, including, without limitation, compliance with any applicable ISA reporting requirements with respect to the offer of securities to an Israeli public (the filings, declarations and approvals referred to in clauses (i) through (vi) are collectively referred to as the "Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for HDG's and HDG Sub's execution and delivery of this Agreement or consummation of the transactions contemplated hereby by HDG and HDG Sub.

     A5.4 CONTRACTS LISTED; NO DEFAULT. All material contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral connected with HDG (the "HDG Contracts"), except employment or other agreements terminable at will, are, with the exception of this Agreement, described in HDG's SEC Reports (as defined in Section 5.13) and listed as exhibits thereto. Copies of all material HDG Contracts have been delivered to the Company. The HDG Contracts are valid, binding and enforceable by HDG against the other parties thereto in accordance with their terms. Neither HDG nor any of the other parties thereto is in material default or breach of any provision of the HDG Contracts. Nor has any event occurred which, with the lapse of time or action by a third party, could result in a material default under the terms thereof. No stockholder of HDG has received any payment in violation of law from any contracting party in connection with or as an inducement for causing HDG to enter into any HDG Contract. Other than this Agreement, HDG Sub is not a party to any contract or agreement.

     A5.5 LITIGATION. Except as set forth in Section 5.5 of the HDG Disclosure Schedule there is no (i) claim, action, suit or proceeding pending or, to the knowledge of HDG, threatened against HDG or HDG Sub before any court or governmental or regulatory authority or body or arbitration tribunal, or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which HDG, HDG Sub or any of their assets was or is a party.

     A5.6 TAXES. (a) Since HDG's inception, HDG and all HDG Subsidiaries have filed all Tax Returns that they were required to file, and all such Tax Returns were correct and complete in all material respects. Since HDG's inception, all Taxes owed by HDG and all HDG Subsidiaries (whether or not shown on any Tax Return) have been paid, and neither HDG nor any HDG Subsidiary currently is the beneficiary of any extension of time within which to file any Tax Return. There is no dispute or claim concerning any Tax liability of HDG or any HDG Subsidiary either (A) claimed or raised by any governmental authority in writing, or (B) as to which any of the directors and officers of HDG or any HDG Subsidiary has knowledge based upon personal contact with any agent of such authority. Section 5.6 of the HDG Disclosure Schedule sets forth a list of all Tax Returns of HDG and all HDG Subsidiaries that have been audited, and indicates those Tax Returns that currently are the subject of audit. HDG and all HDG Subsidiaries have delivered to the Company correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of HDG or any HDG Subsidiary, since HDG's inception. Neither HDG nor any HDG Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to Tax assessment or deficiency. Neither HDG nor any HDG Subsidiary has filed a consent under Code Section 341(f) concerning collapsible corporations. Neither HDG nor any HDG Subsidiary has made any material payments, nor is obligated to make any material payments, nor is a party to any agreement that as a result of the transactions contemplated herein or any prior transaction could obligate it to make any payments that will not be deductible under Code Section 280G. Neither HDG nor any HDG Subsidiary is a party to any Tax allocation or sharing agreement. Neither HDG nor any HDG Subsidiary (A) has been a member of an affiliated group filing a consolidated federal income Tax Return or (B) has any liability for the Taxes of any person under Code regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. The unpaid Taxes of HDG and all HDG Subsidiaries (a) did not, as of the most recent fiscal month end prior to Closing exceed by any material amount the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (B) will not exceed by any material amount that reserved as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of HDG and all HDG Subsidiaries in filing their income Tax Returns.

     A5.7 EMPLOYEE PLANS. Except as disclosed in HDG's SEC Reports, HDG and HDG Sub have no employee benefit plans whether as defined in Section 3(3) of ERISA or otherwise.

     A5.8 NO VIOLATION OF LAW. Except as set forth in Section 5.8 of HDG Disclosure Schedule, neither HDG nor HDG Sub is in material violation of, nor, to either entities' knowledge, has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority. Neither HDG nor HDG Sub has received any written notice that any investigation or review with respect to it by any governmental or regulatory body or authority is pending or threatened. HDG has all material Permits necessary to conduct its business as presently conducted. HDG (a) has duly and timely filed all reports and other information required to be filed with any governmental or regulatory authority in connection with its Permits, and
(b) is not in material violation of the terms of any of its Permits.  Section
5.8 of HDG Disclosure Schedule contains a list of Permits.

     A5.9 PROPERTIES. Except as set forth in Section 5.9 of the HDG Disclosure Schedule, HDG has good and marketable title to all of the assets and properties which it purports to own as reflected on the most recent balance sheet comprising a portion of HDG Financial Statements (as defined in Section 5.12) or thereafter acquired, except assets and properties sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business and as set forth in Section 5.9 of the HDG Disclosure Schedule. HDG has a valid leasehold interest in all material properties of which it is the lessee, each such lease is valid, binding and enforceable against HDG and the other parties thereto in accordance with its terms, and a copy of each such lease has been delivered to the Company. Neither HDG nor the other parties thereto are in default in the performance of any provision thereunder. Neither the whole nor any portion of the assets of HDG is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed. Except as set forth in Section 5.9 of the HDG Disclosure Schedule, none of the material assets of HDG is subject to any restriction which by virtue of this Merger prevent continuation of the use currently made thereof or adversely affect the value thereof.

     A5.10 REGISTRATION STATEMENTS, SB-2 AMENDMENT AND PROXY STATEMENT. The Registration Statement, the J&L Registration Statement, the SB-2 Amendment and the Proxy Statement/Prospectus will not, in the case of the Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the filing or mailing of the Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of the meeting of the stockholders of HDG to be held in connection with the transactions contemplated by this Agreement, or, in the case of the Registration Statement, the J&L Registration Statement and the SB-2 Amendment, as amended or supplemented, at the time it is filed or becomes effective and at the time of such meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, that neither HDG nor HDG Sub shall have liability under this
Section 5.10 for information supplied by the Company in writing for inclusion in the Registration Statement, the J&L Registration Statement, the SB-2 Amendment or Proxy Statement/Prospectus.

     A5.11 BUSINESS. HDG, since its formation, has engaged in no business other than to develop, market and sell its IntelliFit System, and, except for this Agreement, is not a party to any agreement for the acquisition, lease or disposition of an operating business. HDG Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     A5.12 FINANCIAL STATEMENTS. (a) The financial statements of HDG (collectively, the "HDG Financial Statements") included in HDG's SEC Reports (as defined in Section 5.13) present fairly, in all material respects, the financial position and results of operations of HDG as of the respective dates, years and periods indicated, prepared in accordance with GAAP and in accordance with Regulation S-X of the SEC (subject, in the case of unaudited interim period financial statements, to normal and recurring year-end adjustments which, individually or collectively, are not material). Without limiting the generality of the foregoing (i) except as set forth in Section
5.12 of the HDG Disclosure Schedule, there is no basis for any assertion against HDG as of the date of the most recent balance sheet comprising a portion of the HDG Financial Statements of any debt, liability or obligation of any nature required to be stated therein consistent with GAAP not fully reflected or reserved against in the HDG Financial Statements or in the notes thereto; and (ii) there are no assets of HDG, the value of which is materially overstated in the HDG Financial Statements. Except as disclosed therein or in Section 5.12 of the HDG Disclosure Schedule, HDG has no contingent liabilities (including, without limitation, liabilities for Taxes). HDG is not a party to any contract or agreement for the forward purchase or sale of any foreign currency.

     A5.13 HDG'S SEC REPORTS. The HDG Common Stock, HDG Warrants and Units (including (i) the HDG Common Stock and HDG Warrants underlying such securities, (ii) the HDG securities underlying the Unit Purchase Option and the Finder's Unit Purchase Option, and (iii) the HDG Common Stock underlying the HDG Options) are registered under Section 12 of the Exchange Act. Except as set forth in Section 5.13 of the HDG Disclosure Schedule, since its inception, HDG has filed all reports, registration statements and other documents, together with any amendments thereto, required to be filed under the Securities Act and the Exchange Act, including, without limitation, reports on Form 10-KSB, Form 10-QSB and Form 8-K, and HDG will file all such reports, registration statements and other documents required to be filed by it from the date of this Agreement to the Closing Date (all such reports, registration statements and documents, including, without limitation, its initial Form SB-2, filed or to be filed with the SEC, including HDG's initial registration statement relating to the HDG Common Stock, HDG Warrants and Units, but excluding the Registration Statement and the Proxy Statement/Prospectus, are collectively referred to as "HDG's SEC Reports"). Except as set forth in Section 5.13 of the HDG Disclosure Schedule, HDG has satisfied all of its obligations to keep any of HDG's SEC Reports effective for the benefit of any selling securityholders or otherwise. As of their respective dates, HDG's SEC Reports complied or will comply in all material respects with all rules and regulations promulgated by the SEC and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. HDG has provided to the Company a true and complete copy of all of HDG's SEC Reports filed on or prior to the date hereof, and will promptly provide to the Company a true and complete copy of any such reports filed after the date hereof and prior to the Closing Date.

     A5.14 NASDAQ. Each of the HDG Common Stock, Class A Warrants, Class B Warrants and Units have been approved for listing on NASDAQ under the respective symbols "IFIT," "IFITW," "IFITZ" and "IFITU," and HDG is in compliance in all respects with all rules and regulations of the National Association of Securities Dealers, Inc. and NASDAQ applicable to HDG and the listing of such securities on NASDAQ.

     A5.15  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 5.15 of HDG Disclosure Schedule, since December 31, 1998 there has not been:

    (a) any material adverse change in the financial condition, operations, properties, assets, liabilities or business of HDG;

    (b) any material damage, destruction or loss of any material properties of HDG;

    (c) any material change in the manner in which the business of HDG has been conducted;

    (d) any material change in the treatment and protection of trade secrets or other confidential information of HDG; and

    (e) any occurrence not included in paragraphs (a) through (d) of this Section which has resulted, or which HDG has reason to believe could reasonably be expected to result, in a Material Adverse Effect on HDG.

    A5.16 BOOKS, RECORDS AND ACCOUNTS. HDG's books, records and accounts fairly and accurately reflect in all respects transactions and dispositions of assets by HDG, and the system of internal accounting controls of HDG is sufficient to assure that: (a) transactions are executed in accordance with management's authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     A5.17 BROKERS AND FINDERS. Except for a financial advisory fee in the form of (i) 8% of the Cash Value payable to Jesup and Lamont Securities Corp., and (ii) a warrant issued by HDG to Jesup and Lamont Securities Corp. to purchase 10% of the total number of shares of HDG Common Stock outstanding immediately prior to the Effective Time (excluding the Escrow Shares), for a period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date at an exercise price equal to the Transaction Price, which fee will be paid upon Closing by HDG (post-Effective Time) or, at such entity's sole discretion, by the Surviving Corporation, as a transaction expense, neither HDG nor HDG Sub has employed any investment banker, broker, finder, consultant or intermediary, including, without limitation, Blair or any of its affiliates, in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement, the transactions contemplated hereby, or that certain Letter Agreement, dated December 2, 1996, by and between HDG and Blair.

     A5.18 INSURANCE. Section 5.18 of the HDG Disclosure Schedule sets forth the name of the insurer, the name of the policyholder, the name of each covered insured, the policy number, the period of coverage with respect to each insurance policy and the annual premium in respect of each such policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability, automobile insurance, directors and officers insurance, and bond and surety arrangements) to which HDG or any HDG Subsidiary has been a party, a named insured, or otherwise the beneficiary of coverage at any time since HDG's inception. Except as noted on Section 5.18 of the HDG Disclosure Schedule
(i) each such insurance policy is enforceable and in full force and effect;
(ii) such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing, subject to obtaining any consents required pursuant to such policy that are set forth in Section 5.18 of the HDG Disclosure Schedule; (iii) neither HDG nor any HDG Subsidiary is in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and (iv) neither HDG nor any HDG Subsidiary has received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. Neither HDG nor any HDG Subsidiary has incurred any loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. HDG and the HDG Subsidiaries are covered by insurance in scope and amount customary and reasonable for the businesses in which each is engaged. HDG has not received notice from any insurer or agent of such insurer that improvements or expenditures will have to be made in order to continue such insurance, and no such improvements or expenditures are required (other than premium payments). There is no material liability under any insurance policy in the nature of a retroactive rate adjustment or loss sharing or similar arrangement except as set forth in Section 5.18 of the HDG Disclosure Schedule.

     A5.19 LABOR MATTERS. HDG is not a party to any union contract or other collective bargaining agreement, other than those set forth in Section 5.19 in the HDG Disclosure Schedule. HDG is in compliance in all material respects with all applicable laws respecting employment and employment practices (past and present), terms and conditions of employment and wages and hours, and HDG is not engaged in any unfair labor practice. There is no labor strike, slowdown or stoppage pending against or affecting HDG. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of HDG who are not currently organized.

     A5.20 EMPLOYEES. Except for HDG's current directors, officers and employees (as listed in Section 5.23 of the HDG Disclosure Schedule), neither HDG nor HDG Sub is a party to any employment, management services, consultation or other contract or agreement with any officer, director or employee or, any entity affiliated with any officer, director or employee other than those set forth in Section 5.20 of the HDG Disclosure Schedule.

     A5.21 INTELLECTUAL PROPERTY; SOFTWARE. (a) Section 5.21(a) of the HDG Disclosure Schedule sets forth a complete and correct list in all material respects of all patents, trademarks, tradenames, service marks, service names, brand names and copyright registrations, and applications therefor, applicable to or used in the business of HDG, together with a complete list of all licenses granted by or to HDG with respect to any of the above. All such patents, trademarks, tradenames, service marks, service names, brand names and copyrights are owned by HDG, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever, or are used by HDG pursuant to valid licenses. Except as set forth in Section 5.21(a) of the HDG Disclosure Schedule, HDG is not currently in receipt of any notice of any violation or infringement of, and HDG is not knowingly violating or infringing in any material respect, the rights of others in any patent, unpatented invention, trademark, tradename, service mark, copyright, trade secret, know-how, design, process or other intangible asset.

     (a) Except as set forth on Schedule 5.21(b) of the HDG Disclosure Schedule, HDG has title to all computer software ("HDG Owned Software") owned by HDG, other than "off-the-shelf" software not customized for its use, free and clear of all liens, claims, security interests and encumbrances whatsoever, including, without limitation, claims or rights of employees, agents, consultants, customers, licensees or other parties involved in the development, creation, documentation, marketing, maintenance, enhancement or licensing of such computer software; provided, however, that such title shall remain subject to applicable laws, including, without limitation, a foreign jurisdiction's moral rights. Except as set forth in Section 5.21(b) or (c) of the HDG Disclosure Schedule, the HDG Owned Software is not dependent on any HDG Licensed Software (as defined in subsection (c) below) in order to operate fully in the manner in which it is intended. The source code of any HDG Owned Software has not been published or knowingly disclosed to any other parties, except as set forth on Section 5.21(b) of the HDG Disclosure Schedule, and except pursuant to contracts requiring such other parties to keep the source code of any HDG Owned Software confidential; to HDG's knowledge, no such other party has breached any such obligation of confidentiality.

     (b) Section 5.21(c) of the HDG Disclosure Schedule also sets forth a list of the agreements which require the payment of license fees, rents, royalties or other charges by HDG with respect to all software (other than "off-the-shelf" software that has not been customized for its use) under which HDG is a licensee, lessee or otherwise has obtained the right to use software and HDG pays a royalty for the use of such software (the "HDG Licensed Software"), and copies of all such agreements have been provided to the Company. HDG, as applicable, has the right and license to use, sublicense, modify and copy HDG Licensed Software, free and clear of any limitations or encumbrances, except as may be set forth in Section 5.21(c) of the HDG Disclosure Schedule or in the agreements referenced therein. HDG is in compliance with all provisions of each license, lease or other similar agreement pursuant to which it has rights to use the HDG Licensed Software. Except as disclosed on Section 5.21(c) of the HDG Disclosure Schedule, none of the HDG Licensed Software has been incorporated into or made a part of any HDG Owned Software or any other HDG Licensed Software. HDG has not published or disclosed any HDG Licensed Software to any other party. To HDG's knowledge, no party to whom HDG has disclosed HDG Licensed Software has breached such obligation of confidentiality.

     (c) The HDG Owned Software and HDG Licensed Software, other than "off-the-shelf" software, constitute all software currently used in the business of HDG (collectively, the "HDG Software"). The transactions contemplated herein will not cause a material breach or default under any license, leases or similar agreements relating to the HDG Software or impair the ability of HDG and the Surviving Corporation to use the HDG Software subsequent to the Effective Time in the same manner as HDG Software is currently used by HDG. Except as set forth in Section 5.21(a), HDG is not knowingly infringing in any material respect any intellectual property rights of any other person or entity with respect to the HDG Software, and no other person or entity is infringing any intellectual property rights of HDG with respect to the HDG Software.

     A5.22 BUSINESS LOCATIONS. HDG owns or leases no real property in any state or country except as set forth in Section 5.22 of the HDG Disclosure Schedule. HDG has no executive offices or places of business except as otherwise set forth in Section 5.22 of the HDG Disclosure Schedule.

     A5.23 COMPENSATION OF DIRECTORS, OFFICERS AND EMPLOYEES. There is set forth in Section 5.23 of the HDG Disclosure Schedule a true and complete list showing (a) the names of all directors and officers of HDG and HDG Sub, and
(b) the names of all employees of HDG and HDG Sub, together with a statement of the full amount paid or required to be paid to each such person for services in all capacities rendered in the year ending December 31, 1998 and to be rendered for the 6 months ending June 30, 1999, separately including the amounts paid or payable, or expected to be paid or payable, under bonus, incentive or accrued vacation/sick time arrangements, if any.

     A5.24 BANK ACCOUNTS. Section 5.24 of the HDG Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which HDG or any HDG Subsidiary maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

     A5.25 NO OMISSIONS OR UNTRUE STATEMENTS. No representation or warranty made by HDG or HDG Sub to the Company in this Agreement, the HDG Disclosure Schedule or in any certificate of a HDG or HDG Sub officer required to be delivered to the Company pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances in which made not misleading as of the date hereof and as of the Closing Date.

                                       AI

                       CONDUCT OF BUSINESS PENDING THE MERGER

A6.1 CONDUCT OF HDG AND HDG SUB PRIOR TO EFFECTIVE TIME. HDG hereby covenants and agrees, and agrees to cause each HDG Subsidiary to covenant and agree, from and after the date of this Agreement and until the earlier of the Termination Date or the Effective Time (or as otherwise contemplated by Section 6.1(e) hereof), except as otherwise specifically consented to in writing by the Company, and at their sole expense, that:

     (a) It shall conduct its business in the ordinary and usual course of business and consistent with past practice;

     (b) It shall not incur any debt or liabilities of any kind other than in the ordinary and usual course of business or in furtherance of the Merger;

     (c) It shall not (i) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (ii) spin-off any assets or businesses, sell any assets or businesses or effect any extraordinary corporate transaction, excluding the sale of its HDG Owned Software in an arm's length transaction in which HDG retains all of the proceeds from such sale, (iii) engage in any transaction for the purpose of effecting a recapitalization, or (iv) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

     (d) It shall not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its capital stock of any class, or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing, provided, however, that HDG may: (i) issue shares upon exercise of outstanding HDG Options or HDG Warrants; and (ii) issue warrants with respect to the Escrow Shares and Escrow Options as contemplated by
Section 8.2(m) hereof;

     (e) It shall not (i) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities or as requested by the Company from time to time, (ii) take any action (either before or after the Effective Time) which would jeopardize the treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code, (iii) take or fail to take any action which action or failure to take action would cause it, the Company or the Company's stockholders (except to the extent that such stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, or
(iv) make any acquisition of any assets or businesses;

     (f) It shall use its best efforts to preserve intact its business organization, assets and goodwill, keep available the services of its present officers, and preserve the goodwill and business relationships with suppliers, distributors, customers, and others having business relationships with it, and not engage in any action, directly or indirectly, with the intent to impact adversely the transactions contemplated by this Agreement;

     (g) It shall confer on a regular basis with one or more representatives of the Company to report on the general status of its ongoing business, and immediately alert such representatives to any events that occur which may have an adverse effect on it or the Merger;

     (h) It shall file with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it pursuant to the Exchange Act;

     (i) HDG shall prepare and issue, any and all press releases, public announcements, and any other news or information (collectively, "News") regarding the Merger, as reasonably requested and approved by the Company; provided, however, that such News may be lawfully disseminated to the public; and provided, further, that HDG shall not issue any News without the prior review and approval of the Company, except that such prior review and approval shall not be required if, in the reasonable judgment of HDG based upon the advice of counsel, such prior review and approval would prevent the timely dissemination of such release or statement in violation of applicable law, rule, regulation or policy of the NASDAQ;

     (j)  It shall not amend its Certificate of Incorporation or By-laws;

     (k) It shall not (i) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets; (ii) incur, assume or prepay any indebtedness, liability or obligation or any other liabilities or issue any debt securities; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; (iv) make any loans, advances or capital contributions to, or investments in, any other person or entity;

     (l) It shall pay debts and taxes when due subject to good faith disputes thereof, and pay or perform other obligations when due;

     (m) It shall not make any capital expenditures, capital additions or capital improvements;

     (n) HDG shall use its best efforts to maintain HDG's current NASDAQ listings under the trading symbols "IFIT," "IFITU," "IFITW" and "IFITZ;" and

     (o) With respect to subsections (b-e, j, k and m) it shall not enter into any contract, agreement, commitment or arrangement with respect to any of foregoing subsections.

     A6.2 CONDUCT OF THE COMPANY PRIOR TO EFFECTIVE TIME. The Company hereby covenants and agrees, from and after the date of this Agreement and until the earlier of the Termination Date or the Effective Time (or as otherwise contemplated by Section 6.2(e) hereof), except as otherwise specifically consented to in writing by HDG, and at the Company's sole expense, that:

     (a) It shall conduct its business in the ordinary and usual course of business and consistent with past practice;

     (b) Subject to the Company's right to engage in the transactions described in Section 6.2(d)(iv) hereof, it shall not incur any debt or liabilities of any kind other than in the ordinary and usual course of business or in furtherance of the Merger;

     (c) It shall not (i) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (ii) spin-off any assets or businesses, (iii) engage in any transaction for the purpose of effecting a recapitalization, or (iv) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

     (d) It shall not issue, sell, pledge or dispose of, or agree to issue, sell pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing, provided, however, that it may: (i) issue shares upon exercise of outstanding options, warrants or stock purchase rights; (ii) grant options, warrants and stock purchase rights, and issue shares upon exercises thereof, to new and existing directors, officers, employee and consultants in accordance with past practices in number of shares of Company Common Stock underlying such securities and at exercise prices consistent therewith or in accordance with the Company Stock Option Plans; (iii) issue capital stock or equivalents thereof or derivative securities, including, without limitation, convertible preferred stock of any class or series, in exchange for gross proceeds of up to $2,100,000 (the "Company Placement"); or
(iv) issue capital stock or equivalents thereof, debt, or derivative securities, in connection with the acquisition by asset purchase, stock purchase or otherwise of any internet business or related technology, provided, however, that any such transaction under this subsection (iv) be closed prior to the filing by HDG of the Registration Statement (with the exception of the transactions contemplated by the Term Sheet, dated May 16, 1999 as further set forth in Section 4.11 of the Company Disclosure Schedule);

     (e) It shall not (i) take any action (either before or after the Effective Time) which would jeopardize the treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code, or (ii) take or fail to take any action which action or failure to take action would cause it or the Company's Stockholders (except to the extent that such stockholders receive cash in lieu of fractional shares or Dissenting Stock) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger;

     (f) It shall use its best efforts to preserve intact its business organization, assets and goodwill, keep available the services of its present officers, and preserve the goodwill and business relationships with suppliers, distributors, customers, and others having business relationships with it, and not engage in any action, directly or indirectly, with the intent to impact adversely the transactions contemplated by this Agreement;

     (g) It shall confer on a regular basis with one or more representatives of HDG to report on the general status of its ongoing business, and immediately alert such representatives to any events that occur which may have an adverse effect on the Company or the Merger; and

     (h) With respect to subsection (b-e), it shall not enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing subsections.

     A6.3  NO SOLICITATION.

     (a) The Company agrees that, prior to the earlier of the Termination Date or the Effective Time, the Company will not, directly or indirectly, (whether through any of its directors, officers, employees, agents or representatives or otherwise) solicit, initiate, facilitate, encourage (including by way of furnishing or disclosing information), entertain or consider any inquiries, or proposals regarding: (1) any merger, consolidation, stock exchange, tender offer or other business combination involving the Company, (2) any disposition, sale or transfer of all or any substantial portion of the assets of the Company or of the assets of any division of the Company, or more than 25% of the total voting power of the capital stock of the Company or (3) any equity or debt financing other than the Merger (collectively, "Company Transactions"), or negotiate, explore or otherwise knowingly communicate in any way with any third party (other than HDG or its affiliates) with respect to any Company Transactions or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions expressly contemplated by this Agreement; provided, however, that the Company shall have the right to conduct the Company Placement and initiate all actions necessary thereto; provided, however, that nothing contained in this
Section 6.3(a) shall prevent the Company or its Board of Directors from, prior to obtaining the Company Stockholders' Approval, furnishing information to, or entering into discussions or negotiations with, any third party in connection with an unsolicited bona fide written proposal for a Company Transaction by such third party, if and to the extent that (i) such third party has made a written proposal to the Company Board of Directors which identifies a price or range of values to be paid, (ii) the Company Board of Directors determines in good faith, after consultation with its financial advisors that the proposed Company Transaction is reasonably capable of being consummated on substantially the terms proposed and would result in a transaction that would provide greater value to the Company's stockholders than the Merger (a "Company Superior Proposal"), and (iii) the Company Board of Directors is advised by independent counsel that failure to enter into negotiations with respect to such Company Superior Proposal would be reasonably likely to be inconsistent with the Company Board's fiduciary duties under applicable law. The Company shall promptly notify HDG after receipt by the Company or the Company's knowledge of the receipt by any of its advisors of a proposed Company Transaction or any request for information by a party that informs the Company or its advisors that is considering proposing a Company Transaction. Such notice shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of its proposal. In the event that at any time prior to obtaining the Company Stockholders' Approval the Company shall have received a Company Superior Proposal, the Company Board may, upon written notice to HDG advising HDG that the Company Board is prepared to accept or recommend such Company Superior Proposal and subject to the other limitations set forth in this paragraph, terminate this Agreement pursuant to Section 10.1(e).

     (b) HDG agrees that, prior to the earlier of the Termination Date or the Effective Time, HDG will not, directly or indirectly, (whether through HDG Sub or any of their directors, officers, employees, agents or representatives or otherwise) solicit, initiate, facilitate, encourage (including by way of furnishing or disclosing information), entertain or consider any inquiries or proposals regarding: (a) any merger, consolidation, share exchange, tender offer or other business combination involving HDG or HDG
Sub, (b) any disposition, sale or transfer of all or any substantial portion of the assets of HDG or HDG Sub or of the assets of any division of HDG, or any of the total voting power of the capital stock of HDG or HDG Sub or (c) any equity or debt financing other than the Merger (collectively, "HDG Transactions"), or negotiate, explore or otherwise knowingly communicate in any way with any third party (other than the Company or its affiliates) with respect to any HDG Transactions or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions expressly contemplated by this Agreement; provided, further, that nothing contained in this Section 6.3(b) shall prevent HDG or its Board of Directors from, prior to obtaining the HDG Stockholders' Approval, furnishing information to, or entering into discussions or negotiations with, any third party in connection with an unsolicited bona fide written proposal for an HDG Transaction by such third party, if and to the extent that (i) such third party has made a written proposal to the HDG Board of Directors which identifies a price or range of values to be paid in connection with the proposed HDG Transaction, (ii) the HDG Board of Directors determines in good faith, after consultation with its financial advisors that the proposed HDG Transaction is reasonably capable of being consummated on substantially the terms proposed and would result in a transaction that would provide greater value to HDG's stockholders than the Merger (a "HDG Superior Proposal"), and (iii) the HDG Board of Directors is advised by independent counsel that failure to enter into negotiations with respect to such HDG Superior Proposal would be reasonably likely to be inconsistent with the HDG Board's fiduciary duties under applicable law. HDG shall promptly notify the Company after receipt by HDG or HDG Sub or HDG's knowledge of the receipt by any of its advisors of a proposed HDG Transaction or any request for information by a party that informs HDG, HDG Sub or their advisors that is considering proposing an HDG Transaction. Such notice shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of its proposal. In the event that at any time prior to obtaining the HDG Stockholders' Approval HDG or HDG Sub shall have received a HDG Superior Proposal, the HDG Board may, upon written notice to the Company advising the Company that the HDG Board is prepared to accept or recommend such HDG Superior Proposal and subject to the other limitations set forth in this paragraph, terminate this Agreement pursuant to Section 10.1(c).

                                       AI

                              ADDITIONAL AGREEMENTS

A7.1 ACCESS TO INFORMATION. From the execution of this Agreement and continuing through the earlier of the Termination Date or the Effective Time, each of HDG and the Company shall (and cause each of their subsidiaries to) promptly furnish to the other and the other's accountants, counsel, financial advisors and other representatives all books, contracts, commitments and records (including, without limitation, Tax Returns) of it and, during such period, shall (and cause each of their subsidiaries to) furnish promptly
(a) a copy of each report, schedule and other document: (i) filed or received by it during such period pursuant to the requirements of federal, state or foreign securities laws, (ii) filed by it during such period with the SEC in connection with the transactions contemplated by this Agreement, or (iii) which may have a material effect on its business, properties or personnel and
(b) such other information concerning its business, properties and personnel as the other shall reasonably request; provided, however, that, no investigation pursuant to this Section 7.1 shall negate any representation or warranty made herein or the conditions to the obligations of the respective parties to consummate the Merger. All non-public documents and information furnished to HDG, HDG Sub or to the Company, as the case may be, in connection with the transactions contemplated by this Agreement shall be deemed to have been received, and shall be held by the recipient, in confidence, except that HDG and the Company may disclose such information as may be necessary in connection with seeking the Required Statutory Approvals, the HDG Stockholders' Approval, the Company Stockholders' Approval, the Company Placement and as otherwise provided in that certain bilateral Non-Disclosure Agreement ("NDA"), dated March 23, 1999, by and between HDG and the Company. The Company shall promptly advise HDG, and HDG shall promptly advise the Company, in writing, of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, any Material Adverse Effect on the Company, HDG or HDG Sub, as applicable.

A7.2 REGISTRATION STATEMENTS, SB-2 AMENDMENT AND PROXY STATEMENT/ PROSPECTUS. HDG shall prepare and file with the SEC as soon as is reasonably practicable after the date hereof, a post-effective amendment to HDG's initial Form SB-2 (the "SB-2 Amendment"), a registration statement (the "J&L Registration Statement") to register all of the common shares underlying the Company Warrants (which registration statement shall be "wrapped around" the SB-2 Amendment pursuant to Rule 429 of the Securities Act), the Registration Statement and Proxy Statement/Prospectus, and any amendments, supplements or schedules thereto, shall use all reasonable efforts to have the Registration Statement, the SB-2 Amendment and the J&L Registration Statement simultaneously declared effective by the SEC as promptly as practicable, and shall distribute the Proxy Statement/Prospectus as necessary. The Company shall promptly furnish to HDG all information, and take such other actions, as may reasonably be requested by HDG in connection with the preceding sentence and shall cooperate with HDG to effect such preparations, filings and actions. The Company shall also take any action required to be taken under applicable state blue sky or foreign securities laws in connection with the issuance of HDG Common Stock as contemplated in Article III hereof; provided, however, that HDG shall promptly furnish to the Company all information necessary for the Company to comply with such laws, and shall take such other actions, including, without limitation, executing, delivering and filing any and all documentation necessary to comply with such laws, and shall cooperate with the Company to effect such preparations, filings and actions.

A7.3 STOCKHOLDERS' APPROVAL. The Company shall use its best efforts to obtain stockholder approval and adoption (the "Company Stockholders' Approval") of this Agreement and the transactions contemplated hereby as soon as practicable following the date upon which the Registration Statement is declared effective by the SEC. Subject to the fiduciary duties of the Board of Directors of the Company under applicable law, the Company shall, through its Board of Directors, recommend to the holders of Company Common Stock approval of this Agreement and the transactions contemplated by this Agreement. HDG shall also use its best efforts to obtain stockholder approval and adoption (the "HDG Stockholders' Approval") of this Agreement and the transactions contemplated hereby as soon as practicable following the date upon which the Registration Statement is declared effective by the SEC. Subject to the fiduciary duties of the Board of Directors of HDG under applicable law as advised by independent counsel, HDG shall, through its Board of Directors, recommend to the holders of HDG Common Stock approval of this Agreement and the transactions contemplated by this Agreement.

A7.4 NASDAQ LISTING. HDG shall timely notify the Nasdaq Stock Market of the Merger and the shares to be issued in connection therewith. HDG and the Company shall each use its best efforts to cause such additional HDG shares to be approved for listing on NASDAQ. HDG shall bear the expenses of applying for and obtaining such authorization; provided, however, that the Company shall bear its own expenses in cooperating with all reasonable requests in connection with such application and authorization.

A7.5 AGREEMENT TO COOPERATE. Subject to the terms and conditions herein provided, each of the parties hereto shall cooperate and use their respective best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters, to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to obtaining the Required Statutory Approvals, the Company Stockholders' Approval and the HDG Stockholders' Approval; and provided, however, that nothing in this Section 7.5 shall affect any responsibility or obligation specifically allocated to any party in this Agreement.

A7.6 CORRECTIONS TO THE PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENTS. Prior to the earlier of the Termination Date or the Effective Time, HDG shall promptly correct any information provided by it to be used specifically in the Registration Statement, the Proxy Statement/Prospectus, the SB-2 Amendment and the J&L Registration Statement that shall have become false or misleading in any material respect, and HDG shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Registration Statement, the Proxy Statement/Prospectus, the SB-2 Amendment and the J&L Registration Statement, as applicable, so as to correct the same and to cause appropriate dissemination thereof to the stockholders HDG, in each case to the extent required by applicable law.

A7.7 DISCLOSURE SUPPLEMENTS. From time to time and prior to the earlier of the Termination Date or the Effective Time, each of HDG, HDG Sub and the Company shall promptly supplement or amend its Disclosure Schedule with respect to any matter arising after the execution of this Agreement that, if existing, occurring, or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or that is necessary to correct any information in such Disclosure Schedule that is or has become inaccurate. Notwithstanding the foregoing, if any such supplement or amendment discloses a Material Adverse Effect, the conditions to the other party's obligations to consummate the Merger set forth in Article VIII hereof shall be deemed not to have been satisfied.

A7.8 COMFORT LETTERS. HDG shall use all reasonable efforts to cause to be delivered to the Company the letters of Richard A. Eisner & Company, LLP, HDG's independent auditors, described in Section 8.2(c). The Company shall use all reasonable efforts to cause to be delivered to HDG the letters of Arthur Anderson LLP, the Company's independent auditors, described in 8.3(e). Each letter shall be in form and substance reasonably satisfactory to such recipient, and in scope and substance consistent with applicable professional standards for letters delivered by independent public accountants in connection with similar matters.

                                       AI

                                   CONDITIONS

A8.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions (and with respect to Section 8.1(c), such condition cannot be waived by any of the parties hereto):

     (a)  The Company shall have obtained the Company Stockholders' Approval;

     (b)  HDG shall have obtained the HDG Stockholders' Approval;

     (c) The Registration Statement, the SB-2 Amendment and the J&L Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect;

     (d) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

     (e) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state, federal or foreign government or governmental agency which would prevent the consummation of the Merger;

     (f) Other than the Merger Filing, all governmental and third party consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby (including, without limitation, all Required Statutory Approvals with the exception of Section 5.3(c)(vi) hereof) shall have been obtained and be in effect at the Effective Time without any limitations or conditions;

     (g) As of the Closing Date, all "blue sky" and comparable foreign jurisdiction securities filings (with the exception of Section 5.3(c)(vi) hereof) as may be required in order for the offer, issuance and sale of all of the shares of HDG Common Stock to be issued pursuant to Section 3.1 to be in full compliance with all applicable state, and foreign securities laws and regulations shall have been made and shall be in effect, and not subject to any suspension, revocation, or stop order, as may be required in order for the offer, issuance and sale of all such securities to be legally permitted under all such laws and regulations;

     (h) HDG and the Company shall have received an opinion of an independent nationally-recognized investment banking firm addressed to HDG, dated as of the Closing Date, that the Conversion Ratio and the transactions contemplated by this Agreement are fair, from a financial point of view, to HDG's stockholders;

     (i) All of the Company's issued and outstanding preferred stock of any class and series shall have been converted or shall convert into Company Common Stock prior to or concurrent with the Merger; and

     (j) No more than 7% of the Company's capital stock eligible to vote on the Merger shall be Dissenting Stock.

     A8.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER. Unless waived by the Company, the obligation of the Company to effect the Merger shall also be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

     (a) Each of HDG and HDG Sub shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of HDG and HDG Sub contained in this Agreement shall be true and correct in all material respects on and as of (i) the date made and (ii) the Closing Date (except in the case of representations and warranties expressly made solely with reference to a particular date), and the Company shall have received a certificate of the President of HDG and HDG Sub to that effect in substantially the form of EXHIBIT XV hereto;

     (b) The Company shall have received an opinion from Christensen, Miller, Fink, Jacobs, Glaser, Weil and Shapiro, LLP ("Christensen, Miller"), counsel to HDG and HDG Sub, dated the Closing Date, substantially in the form set forth in EXHIBIT III hereto and subject to customary exceptions and qualifications;

     (c) The Company shall have received "comfort" letters from Richard A. Eisner & Company, LLP, independent public accountants for HDG, dated the date of the Proxy Statement/Prospectus, the effective dates of the Registration Statement and the J&L Registration Statement and the Closing Date (or such other date reasonably acceptable to the Company) with respect to certain financial statements and other financial information included in the Registration Statement and the J&L Registration Statement in customary form;

     (d) The Company shall have received tax opinions, based on representations of the Company and HDG and their affiliates (substantially in the forms set forth in EXHIBIT IX hereto, or in such other form or as to such other matters as shall be required by opining counsel in such counsel's sole discretion), of Morrison & Foerster LLP, United States counsel to the Company, and Herzog, Fox & Neeman, as Israeli tax advisor to the Company, respectively, substantially in the forms set forth in EXHIBIT IV.A. and
EXHIBIT IV.C. hereto and subject to customary exceptions and qualifications;

     (e) Since the date of this Agreement there shall not have been any Material Adverse Effect with respect to HDG or HDG Sub;

     (f) The Company shall have received from HDG and HDG Sub an executed original of an officer's certificate substantially in the form of the attached EXHIBIT V.A.;

     (g) The Company shall have received from HDG and HDG Sub such additional certificates, opinions and other documents as the Company may have reasonably requested as to the satisfaction of any of the conditions set forth in this Section 8.2;

     (h) At the Effective Time, HDG shall have a Cash Value of at least $2,500,000;

     (i) Immediately prior to the Effective Time, the HDG Common Stock shall be publicly traded on the NASDAQ under the trading symbol "IFIT," and HDG (pre-Effective Time) shall be in full compliance with all NASDAQ continued listing requirements then in effect;

     (j)  [Intentionally omitted];

     (k) The average share price of the HDG Common Stock, as calculated by the closing bid prices of the HDG Common Stock trading on NASDAQ under the trading symbol "IFIT" for the 20 consecutive trading days ending 2 trading days prior to the Effective Time shall be at, or above, the Transaction Price per HDG Common Stock share;

     (l) Each and every HDG and HDG Sub director, officer and employee shall tender their resignation to HDG and HDG Sub, respectively, effective at the Effective Time;

     (m) The holders of a minimum of 75% of the aggregate of all Escrow Shares and all Escrow Options shall sign letter agreements, in substantially the form set forth in EXHIBIT VI hereto, to convert such number of Escrow Shares and Escrow Options into 3 year warrants which may be exercised 6 months after issuance, with each Warrant having the right to purchase 1 share of HDG Common Stock (i) at the Transaction Price in the case of each Escrow Share, and (ii) at 125% of the Transaction Price in the case of each Escrow Option;

     (n) HDG shall have collected all of the certificates evidencing HDG securities from all such persons entering into letter agreements with the Company and HDG to lock-up their HDG securities, which person shall include, Nautilus Group Japan, Ltd., the Seybold Family Trust and Gregory L. Zink, and replaced same with identical securities bearing a legend substantially as follows:

              "The securities represented by this certificate may not be offered, sold, made subject to a contract to sell or an option to purchase, pledged, transferred, made subject to an open "put equivalent position" within the meaning of Rule 16a-1(a) under the Securities Exchange Act of 1934 or otherwise disposed of except in accordance with the conditions specified in that certain letter agreement executed by the holder of this certificate, a copy of which may be inspected by the holder of this certificate at the offices of HDG, or furnished by HDG to the holder of this certificate upon written request and without charge."

     and shall have delivered copies of all such legended securities to the Company;

     (o) The Company shall have received a letter from AST certifying that it holds the Escrow Shares and Escrow Options pursuant to the terms and conditions of the Escrow Agreement;

     (p) HDG's stockholders (pre-Effective Time) shall have approved the appointment of the following persons (or other persons as may be substituted by the Company prior to the filing of the Proxy Statement/Prospectus) to the Board of Directors of HDG effective as of the Effective Time:

                   Avi Moskowitz

                   Sonja Simon

                   Harry Fox

                   David Morris

                   Peter Jacobs;

     (q) HDG's Board of Directors and stockholders (pre-Effective Time) shall have approved the adoption of the Amended and Restated Certificate of Incorporation of HDG, in substantially the form set forth in EXHIBIT XI hereto, including, without limitation, the change of HDG's name to Virtual Communities, Inc., effective as of the Effective Time;

     (r) HDG's Board of Directors and stockholders (pre-Effective Time) shall have approved the adoption of the Amended and Restated Bylaws of HDG, in substantially the form set forth in EXHIBIT XII hereto, effective as of the Effective Time;

     (s)  (i) HDG (on behalf of itself and its subsidiaries) (pre-Effective
Time) shall have paid in full, 2 days prior to the Effective Time, all of its costs, fees and expenses, as contemplated by Section 10.5 hereof or otherwise, whether or not, as of the Effective Time, such costs, fees and expenses have been incurred, accrued or otherwise remain due and owing, and such costs, fees and expenses shall have been deducted from HDG's Cash Value (except for the Post-Effective Time Premium Amount); and (ii) the Company shall have received from HDG, to the Company's reasonable satisfaction, receipts or other appropriate documentation evidencing the satisfaction of this condition 2 days prior to the Effective Time;

     (t) HDG's Board of Directors and stockholders (pre-Effective Time) shall have approved the selection of Arthur Andersen LLP as HDG's independent auditors effective as of vthe Effective Time;

     (u) HDG's Board of Directors and stockholders (pre-Effective Time) shall have approved a stock plan, in a form reasonably acceptable to the Company, effective as of the Effective Time;

     (v) HDG's Board of Directors shall have taken all necessary action, effective as of the Effective Time, to ensure HDG's compliance with Section 3.1(f) hereof;

     (w) The Company shall have received a letter agreement executed by Gregory L. Zink in substantially the form of EXHIBIT XIII hereto;

     (x)  HDG shall have held its annual meeting of stockholders for 1999;

     (y) The Company shall have received from HDG, to the Company's reasonable satisfaction, the necessary documentation to terminate, effective as of the Effective Time, the access of those HDG officers named in Section
5.24 to the HDG Disclosure Schedule to those accounts named in Section 5.24 to the HDG Disclosure Schedule;

     (z) All proceedings in connection with the Merger and the other transactions contemplated by this Agreement and all agreements, instruments, certificates, and other documents delivered to the Company by or on behalf of HDG or HDG Sub pursuant to this Agreement shall be reasonably satisfactory to the Company and its counsel; and

    (aa) The Company shall have received from each HDG and HDG Sub director, officer and employee, and each holder of 5% or more of HDG's capital stock (as such persons are identified on EXHIBIT X.A.) a release letter, in substantially the form of EXHIBIT X.

     A8.3 CONDITIONS TO OBLIGATIONS OF HDG AND HDG SUB TO EFFECT THE MERGER. Unless waived by HDG and HDG Sub, the obligations of HDG and HDG Sub to effect the Merger shall also be subject to the fulfillment at or prior to the Closing Date of the additional following conditions:

     (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of (i) the date made and (ii) the Closing Date (except in the case of representations and warranties expressly made solely with reference to a particular date) and HDG shall have received a certificate of the President of the Company to that effect in substantially the form of
EXHIBIT XVI hereto;

     (b) Since the date of this Agreement there shall not have been any Material Adverse Effect with respect to the Company;

     (c) All proceedings in connection with the Merger and the other transactions contemplated by this Agreement and all agreements, instruments, certificates, and other documents delivered to HDG by or on behalf of the Company pursuant to this Agreement shall be reasonably satisfactory to HDG and its counsel;

     (d) HDG shall have received an opinion from Morrison & Foerster LLP, counsel to the Company, dated the Closing Date, substantially in the form set forth in EXHIBIT IV.B. hereto subject to customary exceptions and qualifications;

     (e) HDG shall have received an "agreed upon procedures" letter from Arthur Anderson, LLP, independent public accountants for the Company, dated the date of the Proxy Statement/Prospectus, the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to HDG) with respect to certain financial statements and other financial information included in the Registration Statement in customary form;

     (f) HDG shall have received from the Company an executed original of an officer's certificate substantially in the form of the attached EXHIBIT V.B; and

     (g) The Company shall have furnished to HDG such additional certificates, opinions and other documents as HDG may have reasonably requested as to the satisfaction of any of the conditions set forth in this
Section 8.3.

                                       AI

                                INDEMNIFICATION

A9.1 INDEMNIFICATION. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any of the present or former officers or directors of the Company or a Company Subsidiary (the "Managers") is, or is threatened to be, made a party by reason of the fact that he is or was a director, officer, employee or agent of the Company or a Company Subsidiary, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless, and from and after the Effective Time each of the Surviving Corporation and HDG shall indemnify and hold harmless, as and to the full extent permitted by applicable law (including by advancing expenses promptly as statements therefor are received), each such Manager against any losses, claims, damages, liabilities, costs, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit, proceeding or investigation, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) the Managers may retain counsel satisfactory to them, and the Company, or the Surviving Corporation and HDG after the Effective Time, shall pay all fees and expenses of such counsel for the Managers promptly, as statements therefor are received, and (ii) the Company, or after the Effective Time the Surviving Corporation and HDG, will use its best efforts to assist in the vigorous defense of any such matter; provided that neither the Company nor the Surviving Corporation or HDG shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that the Surviving Corporation and HDG shall have no obligation hereunder to any Manager when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Manager in the manner contemplated hereby is prohibited by applicable law. Any Manager wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Company and, after the Effective Time the Surviving Corporation and HDG, thereof (provided that the failure to give such notice shall not affect any obligations hereunder, unless the indemnifying party is actually and materially prejudiced thereby).

     (a) The parties hereto agree that all rights to indemnification existing in favor of the Managers as provided in the Company's Certificate of Incorporation or Bylaws or similar documents of any Company Subsidiary as in effect as of the date hereof, and in any agreement between the Company or any Company Subsidiary and any Manager with respect to matters occurring prior to the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years.

     (b) The parties hereto agree that all rights to indemnification existing in favor of any of the present or former officers or directors of HDG (the "HDG Managers") as provided in HDG's Certificate of Incorporation or Bylaws or similar documents of any HDG Subsidiary as in effect as of the date hereof, and any agreement between HDG or any HDG Subsidiary and any HDG Manager set forth in SCHEDULE 9.1(c) with respect to matters occurring prior to the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years.

     (c) For a period of six years after the Effective Time, HDG shall cause to be maintained in effect policies of directors' and officers' liability insurance covering acts and omissions occurring prior to the Effective Time for the benefit of the Managers, and the HDG Managers who are currently covered by such policies, on terms no less favorable than the terms of such current insurance coverage. In the event that any such current insurance coverage as to the HDG Managers shall terminate or expire prior to the Effective Time, HDG may renew such current policies on terms no more favorable to the HDG Managers than such current policies (except with the prior written consent of the Company) and the amount paid or incurred by HDG for such renewal shall be apportioned pro rata between HDG (pre-Effective
Time) and HDG (post-Effective Time) based on the number of days elapsed from the date of such renewal to the Effective Time as a portion of the number of days of the term of such renewal, and the resulting amount ("Post-Effective Time

Premium Amount") apportioned to HDG (post-Effective Time) shall be deemed added to the Cash Value as set forth in Section 3.1(b)(iv).

     (d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.

                                         AI

                           TERMINATION, AMENDMENT AND WAIVER

A10.1 TERMINATION. This Agreement may be terminated at any time (such time being the "Termination Date") prior to the Closing Date, whether before or after approval by the stockholders of the Company and/or HDG:

     (a)  by mutual consent in writing of HDG and the Company;

     (b) unilaterally upon written notice by HDG to the Company upon the occurrence of any Material Adverse Effect with respect to the Company;

     (c) unilaterally upon written notice by HDG to the Company in accordance with, and subject to, Section 6.3(b) with respect to HDG's acceptance or recommendation of a HDG Superior Proposal, provided, however, that no termination pursuant to this Section 10.1(c) shall be effective unless and until HDG shall have paid the termination fee pursuant to Section 10.5(b);

     (d) unilaterally upon written notice by the Company to HDG upon the occurrence of any Material Adverse Effect with respect to HDG or HDG Sub;

     (e) unilaterally upon written notice by the Company to HDG in accordance with, and subject to, Section 6.3(a) with respect to the Company's acceptance or recommendation of a Company Superior Proposal, provided, however, that no termination pursuant to this Section 10.1(e) shall be effective unless and until the Company shall have paid the termination fee pursuant to Section 10.5(c);

     (f) unilaterally upon written notice by HDG to the Company in the event of the Company's material breach when made of any material representation or warranty of the Company contained in this Agreement, or the Company's willful failure to comply with or satisfy any material covenant or condition of Company contained in this Agreement, or if the Company fails to obtain the Company Stockholders' Approval;

     (g) unilaterally upon written notice by the Company to HDG in the event of HDG's or HDG Sub's material breach when made of any material representation or warranty contained in this Agreement, or HDG's or HDG Sub's willful failure to comply with or satisfy any material covenant or condition of HDG or HDG Sub contained in this Agreement, or if HDG fails to obtain the HDG Stockholders' Approval or the Required Statutory Approvals; or

     (h) unilaterally upon written notice by either HDG or the Company to the other if the Merger is not consummated for any reason not specified or referred to in the preceding provisions of this Section 10.1 by 5 p.m. Eastern Standard Time ("EST") on October 31, 1999; provided, however, that absent any notice by either HDG or the Company to the other, this Agreement shall terminate without any action by any party hereto at 5 p.m. EST on November 30, 1999.

     A10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either HDG or the Company, or as otherwise provided in Section 10.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of any party hereto (except as set forth in the penultimate sentence of Section 7.1 (with respect to confidential and non-public information), and Section 10.5, which shall survive such termination). Nothing in this Section 10.2 shall relieve any party from liability for any breach of this Agreement.

     A10.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by or on behalf of the party against whom enforcement is sought, and in compliance with applicable law; provided, however, that pursuant to Section 251(d) of the DGCL and subject to the limitations set forth therein, each of HDG, HDG Sub and the Company may amend this Agreement in accordance with such Section.

     A10.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     A10.5 EXPENSES. (a) Except as otherwise provided herein, whether or not the Merger is consummated, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs, fees, and expenses; provided, however, that the financial advisory fee payable to Jesup & Lamont Securities Corp. set forth in Section 5.17 hereof, shall be paid upon Closing by either HDG (post Effective-Time) or the Surviving Corporation as a transaction expense; and provided, further, however, that all costs, fees and expenses incurred in connection with the Registration Statement, the SB-2 Amendment, the Proxy Statement/Prospectus, HDG's SEC Reports, the opinion of an independent nationally-recognized investment banking firm as contemplated in
Section 8.1(h) hereof and the Merger Filing, shall be paid by HDG, including, without limitation, all registration, filing, and qualification fees (including those relating to NASDAQ, AST, HDG shareholder meetings and proxy solicitations), printing expenses, fees and disbursements of counsel for HDG (including, without limitation, fees and expenses contemplated by the opinion in Section 8.2(b) hereof), HDG's accounting fees and disbursements
(including, without limitation, fees and expenses contemplated by the comfort letters in Section 8.2(c) hereof), and expenses of any special audits of HDG's financial statements incidental to or required by such registrations, filings or qualifications, except that the Company shall pay the costs, fees and expenses relating to: (i) the Company's legal counsel or accountants for their services as contemplated by the second sentence of Section 7.2 hereof;
(ii) all legal fees and expenses relating to state "blue sky" and foreign jurisdiction securities laws compliance and filings incurred by the Company pursuant to Section 7.2 hereof; and (iii) the J&L Registration Statement to the extent the preparation and filing of such statement with the SB-2 Amendment creates additional costs, fees and expenses.

     (a)  In the event that this Agreement is terminated by HDG pursuant to
Section 10.1(c), HDG shall pay to the Company, via wire transfer of same-day funds, a termination fee equal to the sum of $300,000. HDG's payment of the termination fee pursuant to this Section 10.5(b) shall be the sole and exclusive remedy of the Company against HDG and any of its directors, officers, employees, agents, advisors and other representatives with respect to the occurrences giving rise to such payment, provided, however, that this limitation shall not apply in the event of a material breach of this Agreement by HDG or HDG Sub.

     (b) In the event that this Agreement is terminated by the Company pursuant to Section 10.1(e), the Company shall pay to HDG, via wire transfer of same-day funds, a termination fee equal to the sum of $300,000. The Company's payment of the termination fee pursuant to this Section 10.5(c) shall be the sole and exclusive remedy of HDG and HDG Sub against the Company and any of its directors, officers, employees, agents, advisors and other representatives with respect to the occurrences giving rise to such payment, provided, however, that this limitation shall not apply in the event of a material breach of this Agreement by the Company.

     (c)  In the event that this Agreement is terminated by HDG pursuant to
Section 10.1(b) due to a Material Adverse Effect with respect to the Company occurring under Section 4.3(b) hereof, the Company shall pay to HDG, via wire transfer of same-day funds, a termination fee equal to the sum of $300,000. The Company's payment of the termination fee pursuant to this
Section 10.5(d) shall be the sole and exclusive remedy of HDG and HDG Sub against the Company and any of its directors, officers, employees, agents, advisors and other representatives with respect to the occurrences giving rise to such payment, provided, however, that this limitation shall not apply in the event of a material breach of this Agreement by the Company.

     (d) In the event that this Agreement is terminated by the Company pursuant to Section 10.1(d) due to a Material Adverse Effect with respect to HDG or HDG Sub occurring under Section 4.3(b) hereof, HDG shall pay to the Company, via wire transfer of same-day funds, a termination fee equal to the sum of $300,000. HDG's payment of the termination fee pursuant to this
Section 10.5(e) shall be the sole and exclusive remedy of the Company against HDG and HDG Sub and any of its directors, officers, employees, agents, advisors and other representatives with respect to the occurrences giving rise to such payment, provided, however, that this limitation shall not apply in the event of a material breach of this Agreement by HDG or HDG Sub.

                                       AI

                              GENERAL PROVISIONS

A11.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, obligations, agreements and covenants of the parties hereto set forth in this Agreement and in any Disclosure Schedule, Exhibit, certificate, or letters delivered pursuant to this Agreement shall not survive beyond the Closing.

A11.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (effective upon delivery), mailed by registered or certified mail (return receipt requested) (effective three business days after mailing), sent by a reputable overnight courier service for next business day delivery (effective the next business day) or sent via facsimile (effective upon receipt of the telecopy in complete, readable form) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  If to HDG or HDG Sub to:


              Heuristic Development Group, Inc.

              1219 Morningside Drive

              Manhattan Beach, CA  90266

              Attention: Gregory L. Zink, President

              FAX: (561) 364-0771


              with a copy to:


              Christensen, Miller, Fink, Jacobs, Glaser, Weil and Shapiro LLP

              2121 Avenue of the Stars, 18th Floor

              Los Angeles, CA  90067

              Attention: Gary N. Jacobs, Esq.

              FAX: (310) 556-2920


     (b)  If to the Company, to:


              Virtual Communities, Inc.

              151 West 25th Street

              New York, NY  10001

              Attention: Avi Moskowitz, President

              FAX: (212) 214-0551


              with a copy to:

              Morrison & Foerster LLP

              1290 Avenue of the Americas

              New York, New York 10104

              Attention: Joseph W. Bartlett, Esq.

              FAX: (212) 468-7900


A11.3 INTERPRETATION. The captions, headings and subsections contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

A11.4 MISCELLANEOUS. This Agreement (including the Exhibits and Disclosure Schedules hereof), together with the documents and instruments referred to herein (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof (including, without limitation, that certain letter of intent dated March 31, 1999 between HDG and the Company; but excluding the NDA); and (ii) shall not be assigned by operation of law or otherwise, and any attempt to do so shall be void.

A11.5 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER DETERMINED, IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (AS PERMITTED BY
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW (OR ANY SIMILAR SUCCESSOR PROVISION)) WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF NEW YORK TO THE RIGHTS AND DUTIES OF THE PARTIES.

A11.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. In pleading or proving this Agreement, it shall not be necessary to produce or account for more than one fully executed original.

A11.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except pursuant to Article IX hereof. HDG shall cause HDG Sub to perform its obligations hereunder.

A11.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

A11.9  SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.  Each party hereto
(a) submits to the jurisdiction of any state or federal court sitting in the Southern District of New York in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect to the action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. The parties hereto waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waive any bond, surety or other security that might be required of the other party with respect thereto. Each party hereto may make service on the other by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in
Section 11.2 hereof. Nothing in this Section 11.8, however, shall affect the right of any party hereto to serve legal process in any other manner permitted by law. The parties hereto irrevocably waive the right to a jury trial in connection with any legal proceeding relating to this Agreement or the Disclosure Schedules, Exhibits, certificates or letters named herein or the enforcement of any provision hereof or thereof.

A11.10 CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

A11.11 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

              [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                  HEURISTIC DEVELOPMENT GROUP, INC.


                                  By:    /s/ GREGORY L. ZINK
                                      ------------------------------------

                                      Name: Gregory L. Zink

                                      Title: President



                                  HDG ACQUISITION SUB, INC.


                                  By:    /s/ GREGORY L. ZINK
                                      ------------------------------------

                                      Name: Gregory L. Zink

                                      Title: President



                                  VIRTUAL COMMUNITIES, INC.


                                  By:    /s/ AVI MOSKOWITZ
                                     -------------------------------------

                                     Name: Avi Moskowitz

                                     Title: President

                                   EXHIBIT I

                            CERTIFICATE OF MERGER
                                      OF
                          HDG ACQUISITION SUB, INC.
                                     INTO
                          VIRTUAL COMMUNITIES, INC.

     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:


NAME                                       STATE OF INCORPORATION
----                                       ----------------------
HDG Acquisition Sub, Inc.                        Delaware

Virtual Communities, Inc.                        Delaware


     SECOND: That an Agreement and Plan of Merger among Heuristic Development Group, Inc., HDG Acquisition Sub, Inc. and Virtual Communities, Inc. has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 251 of the General Corporation Law of Delaware.

     THIRD: That the name of the surviving corporation of the merger is Virtual Communities, Inc., which shall hereinwith be changed to VCI, Inc.

     FOURTH: That the amendments or changes in the Certificate of Incorporation of Virtual Communities, Inc., the surviving corporation, that are to be effected by the merger are as follows:

                                   *  *  *  *  *

     The Certificate of Incorporation of Virtual Communities, Inc. shall be amended and restated in its entirety to read:

                                    AMENDED

                                      AND

                                    RESTATED

                           CERTIFICATE OF INCORPORATION

                                       OF

                            VIRTUAL COMMUNITIES, INC.

                          Adopted in accordance with the

                         provisions of Sections 242 and 245

                        of the Delaware General Corporation Law
                        ---------------------------------------

     The Certificate of Incorporation of Virtual Communities, Inc. (the "Corporation"), as (i) originally filed with the Secretary of the State of Delaware on August 13, 1996, under the name of Virtual Jerusalem Ltd., (ii) as amended on July 2, 1997, (iii) as amended by the filing of the certificate of designation of Series A Convertible Preferred Stock on February 12, 1999,
(iv) as amended by the filing of the amended certificate of designation of Series A Convertible Preferred Stock on February 18, 1999, (v) as amended by filing the certificate of designation of Series B Convertible Preferred Stock on __________, 1999, and (vi) as amended by the filing of the amended certificate of designation of Series A Convertible Preferred Stock on _______, 1999, is hereby amended, restated and duly adopted as set forth below pursuant to the provisions of Section 245 of the Delaware General Corporation Law, and pursuant to resolutions adopted by the Board of Directors of the Corporation by unanimous written consent dated __________, 1999, in accordance with the provisions of Section 141(f) of the Delaware General Corporation Law and the Certificate of Incorporation, as amended, and the Bylaws of the Corporation, and pursuant to resolutions adopted by holders of the necessary number of shares of the Corporation's capital stock, acting by written consent dated ___________, 1999, in accordance with the provisions of Section 228 of the Delaware General Corporation Law and the Certification of Incorporation, as amended, and the By-laws, of the Corporation. Prompt written notice of the taking of such corporate action without a meeting by less than unanimous written consent was given to those stockholders of the Corporation entitled to vote in respect thereof who did not consent thereto in writing.

              THE UNDERSIGNED does hereby certify as follows:

     FIRST: The name of the Corporation (hereinafter referred to as the "Corporation") is

                                   VCI, INC.

     SECOND: The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

     FOURTH: The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue is One Thousand (1,000) shares, all of which shall be common stock, $.0001 par value.

     FIFTH: The number of directors of the Corporation shall be such as from time to time shall be fixed in the manner provided in the Bylaws. Election of directors need not be by written ballot unless the Bylaws shall so provide.

     SIXTH: In furtherance and not in limitation of the powers and authorities herein or by statute expressly conferred upon them, the Board of Directors, is expressly authorized and empowered to make, alter or repeal the Bylaws of the Corporation.

     SEVENTH: Meetings of stockholders and directors may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to the provisions of Delaware law) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     EIGHTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 or successor provisions of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights and powers conferred herein on stockholders, directors or officers are granted subject to these reservations.

     TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     ELEVENTH: The name and mailing address of the incorporator of the Corporation is Julian Parks, National Corporate Research, Ltd., 225 West 34th Street, New York, NY 10122.

                                   *  *  *  *  *

     FIFTH: That the executed Agreement and Plan of Merger is on file at an office of the surviving corporation, the address of which is VCI, Inc. c/o Virtual Communities, Inc., 151 West 25th Street, New York, NY 10001,
Attention: President.

     SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

Dated:___________, 1999

                                      VIRTUAL COMMUNITIES, INC.

                                      By  /s/ AVI MOSKOWITZ
                                        ----------------------------------
                                         Avi Moskowitz
                                         President

                                   EXHIBIT II

                            AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                                   VCI, INC.

                                   ARTICLE I

                                    Offices

                           SECTION 1.1  REGISTERED OFFICE.

     The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

                            SECTION 1.2    OTHER OFFICES.

     The corporation shall also have and maintain an office or principal place of business at 151 West 25th Street, New York, New York 10001 and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II

                            Stockholders' Meetings

                         SECTION 2.1  PLACE OF MEETINGS.

     Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to
Section 1.2 of Article I hereof.

                         SECTION 2.2  ANNUAL MEETINGS.

     The annual meetings of the stockholders of the corporation, commencing with the year 2000, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors, or, if not so designated, then at 10:00 a.m. on May 15, in each year if not a legal holiday or weekend, and, if a legal holiday or weekend, at the same hour and place on the next succeeding business day not a holiday or weekend.

                         SECTION 2.3  SPECIAL MEETINGS.

     Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by the Chairman of the Board or the President or the Board of Directors at any time.

                        SECTION 2.4  NOTICE OF MEETINGS.

     (a) Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders, whether annual or special, specifying the place, date and hour and purpose or purposes of the meeting, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote thereat, directed to his address as it appears upon the books of the corporation; except that where the matter to be acted on is a merger or consolidation of the Corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty nor more than sixty days prior to such meeting.

     (b) If at any meeting action is proposed to be taken which, if taken, would entitle shareholders fulfilling the requirements of section 262(d) of the Delaware General Corporation Law to an appraisal of the fair value of their shares, the notice of such meeting shall contain a statement of that purpose and to that effect and shall be accompanied by a copy of that statutory section.

     (c) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     (d) Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after such meeting, and to the extent permitted by law, will be waived by any stockholder by his attendance thereat, in person or by proxy. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

     (e) Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

                       SECTION 2.5  QUORUM AND VOTING.

     (a) At all meetings of stockholders, except where otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the issued and outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Shares, the voting of which at said meeting have been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at said meeting. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum is present or represented any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     (b) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the voting power represented at any meeting at which a quorum is present shall be valid and binding upon the corporation.

     (c) Except where otherwise provided by law, the Certificate of Incorporation or in any Certificate of Designation (as filed by, or caused to be filed by, the corporation with the Secretary of State of the State of Delaware pursuant to Section 151 of the Delaware General Corporation Law), where a separate vote by a class, series or classes is required, a majority of the outstanding shares of such class, series or classes, present in person or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class, series vor classes present in person or represented by proxy duly authorized at the meeting shall be the act of such class.

                          SECTION 2.6  VOTING RIGHTS.

     (a) Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the corporation on the record date for determining the stockholders entitled to vote at said meeting shall be entitled to vote at such meeting. Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.

     (b) Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary of the corporation at or before the meeting at which it is to be used. Said proxy so appointed need not be a stockholder. No proxy shall be voted on after three years from its date unless the proxy provides for a longer period.

     (c) Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to subsection (b) of this section, the following shall constitute a valid means by which a stockholder may grant such authority:

              (1) A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

              (2) A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Such authorization can be established by the signature of the stockholder on the proxy, either in writing or by a signature stamp or facsimile signature, or by a number or symbol from which the identity of the stockholder can be determined, or by any other procedure deemed appropriate by the inspectors or other persons making the determination as to due authorization. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

     (d) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection
(c) of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

              SECTION 2.7  VOTING PROCEDURES AND INSPECTORS OF ELECTIONS.

     (a) The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

     (b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

     (c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

     (d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 212(c)(2) of the Delaware General Corporation Law, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

                     SECTION 2.8  LIST OF STOCKHOLDERS.

     The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

               SECTION 2.9  STOCKHOLDER PROPOSALS AT ANNUAL MEETINGS.

     At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 45 days nor more than 75 days prior to the date on which the corporation first mailed its proxy materials for the previous year's annual meeting of shareholders (or the date on which the corporation mails its proxy materials for the current year if during the prior year the corporation did not hold an annual meeting or if the date of the annual meeting was changed more than 30 days from the prior year). A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.9, provided, however, that nothing in this Section 2.9 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

     The Chairman of an annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.9, and if he should so determine he shall so declare at the meeting, and any such business not properly brought before the meeting shall not be transacted.

     Nothing in this Section 2.9 shall affect the right of a stockholder to request inclusion of a proposal in the corporation's proxy statement to the extent that such right is provided by an applicable rule of the Securities and Exchange Commission.

  SECTION 2.10  NOMINATIONS OF PERSONS FOR ELECTION TO THE BOARD OF DIRECTORS.

     In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders, by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.10. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 45 days nor more than 75 days prior to the date on which the corporation first mailed its proxy materials for the previous year's annual meeting of shareholders (or the date on which the corporation mails its proxy materials for the current year if during the prior year the corporation did not hold an annual meeting or if the date of the annual meeting was changed more than 30 days from the prior year). Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director,
(i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934; and
(b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of the corporation which are beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of preferred stock.

     The Chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare at the meeting and the defective nomination shall be disregarded.

                     SECTION 2.11  ACTION WITHOUT MEETING.

     Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. To be effective, a written consent must be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation in accordance with this Section. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III

                                   Directors

                      SECTION 3.1  NUMBER AND TERM OF OFFICE.

     The number of directors of the corporation shall not be less than three nor more than nine until changed by amendment of the Certificate of Incorporation or by a Bylaw amending this Section 3.1 duly adopted by the vote or written consent of holders of a majority of the outstanding shares or by the Board of Directors. The exact number of directors shall be fixed from time to time, within the limits specified in the Certificate of Incorporation or in this Section 3.1, by a bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by the Board of Directors. Subject to the foregoing provisions for changing the number of directors, the number of directors of the corporation has been fixed at seven.

     Except as provided in Section 3.3 of this Article III, the directors shall be elected by a plurality vote of the shares represented in person or by proxy, at the stockholders annual meeting in each year and entitled to vote on the election of directors. Elected directors shall hold office until the next annual meeting and until their successors shall be duly elected and qualified. Directors need not be stockholders. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

                            SECTION 3.2  POWERS.

     The powers of the corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors.

                           SECTION 3.3  VACANCIES.

     Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the unexpired portion of the term of the director whose place shall be vacant, and until his successor shall have been duly elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this section in the case of the death, removal, incapacity or resignation of any director, or if the stockholders fail at any meeting of stockholders at which directors are to be elected (including any meeting referred to in Section 3.4 below) to elect the number of directors then constituting the whole Board of Directors.

                      SECTION 3.4  RESIGNATIONS AND REMOVALS.

     (a) Any director may resign at any time by delivering his written resignation to the Board of Directors, the President or the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Board of Directors, the President or the Secretary or at the pleasure of the Board of Directors. If no such specification is made it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

     (b) At a special meeting of stockholders called for the purpose in the manner hereinabove provided, the Board of Directors, or any individual director, may be removed from office, with or without cause, and a new director or directors elected by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors.

                            SECTION 3.5  MEETINGS.

     (a) The annual meeting of the Board of Directors shall be held immediately after the annual stockholders' meeting and at the place where such meeting is held or at the place announced by the Chairman at such meeting. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

     (b) Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to Section 1.2 of Article I hereof. Regular meetings of the Board of Directors may also be held at any place within or without the State of Delaware which has been designated by resolutions of the Board of Directors or the written consent of all directors.

     (c) Special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board or, if there is no Chairman of the Board, by the President, or by a majority of the directors.

     (d) Written notice of the time and place of all regular and special meetings of the Board of Directors shall be delivered personally to each director or sent by telegram or facsimile transmission at least 48 hours before the start of the meeting, or sent by first class mail at least 120 hours before the start of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat.


                        SECTION 3.6  QUORUM AND VOTING.

     (a) A quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time in accordance with
Section 3.1 of Article III of these Bylaws, but not less than one; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

     (b) At each meeting of the Board of Directors at which a quorum is present all questions and business shall be determined by a vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation, or these Bylaws. At each meeting of the Board of Directors, each director present thereat shall have one vote.

     (c) Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

     (d) The transactions of any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                      SECTION 3.7  ACTION WITHOUT MEETING.

     Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board or committee.

                      SECTION 3.8  FEES AND COMPENSATION.

     Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors; provided, however, that nothing herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                            SECTION 3.9  COMMITTEES.

     (a) Executive Committee: The Board of Directors may appoint an Executive Committee of not less than one member, each of whom shall be a director. The Executive Committee, to the extent permitted by law, shall have and may exercise when the Board of Directors is not in session all powers of the Board in the management of the business and affairs of the Corporation, except such committee shall not have the power or authority to amend these Bylaws or to approve or recommend to the stockholders any action which must be submitted to stockholders for approval under the General Corporation Law.

     (b) Other Committees: The Board of Directors may, by resolution passed by a majority of the whole Board, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

     (c) Term: The members of all committees of the Board of Directors shall serve a term coexistent with that of the Board of Directors which shall have appointed such committee. The Board, subject to the provisions of subsections (a) or (b) of this Section 3.9, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided, that no committee shall consist of less than one member. The membership of a committee member shall terminate on the date of his death or voluntary resignation, but the Board may at any time for any reason remove any individual committee member and the Board may fill any committee vacancy created by death, resignation, incapacity, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     (d) Meetings: Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 3.9 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter; special meetings of any such committee may be held at the principal office of the corporation required to be maintained pursuant to Section 1.2 of Article I hereof; or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time after the meeting and will be waived by any director by attendance thereat. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

                                 ARTICLE IV

                                  Officers

                      SECTION 4.1  OFFICERS DESIGNATED.

     The officers of the corporation shall be a President, a Secretary, and a Treasurer. The Board of Directors or the president may also appoint a Chairman of the Board, one or more Vice-Presidents, assistant secretaries, assistant treasurers, and such other officers and agents with such powers and duties as it or he shall deem necessary. The order of the seniority of the Vice-Presidents shall be in the order of their nomination, unless otherwise determined by the Board of Directors. The Board of Directors may assign such additional titles to one or more of the officers as they shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

                   SECTION 4.2  TENURE AND DUTIES OF OFFICERS.

     (a) General: All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the corporation.

     (b) Duties of the Chairman of the Board of Directors: The Chairman of the Board of Directors (if there be such an officer appointed) shall be the chief executive officer of the corporation and, when present, shall preside at all meetings of the shareholders and the Board of Directors. The Chairman of the Board of Directors shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

     (c) Duties of President: The President shall be the chief executive officer of the corporation in the absence of the Chairman of the Board and shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. The President shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

     (d) Duties of Vice-Presidents: The Vice-Presidents, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of the President is vacant. The Vice-President shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

     (e) Duties of Secretary: The Secretary shall attend all meetings of the shareholders and of the Board of Directors and any committee thereof, and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice, in conformity with these Bylaws, of all meetings of the shareholders, and of all meetings of the Board of Directors and any Committee thereof requiring notice. The Secretary shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

     (f) Duties of Treasurer: The Treasurer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner, and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President.
The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct any Assistant Treasurer to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each Assistant Treasurer shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

                                   ARTICLE V

                    Execution of Corporate Instruments, and

                 Voting of Securities Owned by the Corporation

                SECTION 5.1  EXECUTION OF CORPORATE INSTRUMENTS.

     (a) The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation.

     (b) Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board (if there be such an officer appointed) or by the President; such documents may also be executed by any Vice-President and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

     (c) All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation, or in special accounts of the corporation, shall be signed by such person or persons as the Board of Directors shall authorize so to do.

             SECTION 5.2  VOTING OF SECURITIES OWNED BY CORPORATION.

     All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board (if there be such an officer appointed), or by the President, or by any Vice-President.

                                 ARTICLE VI

                               Shares of Stock

                 SECTION 6.1  FORM AND EXECUTION OF CERTIFICATES.

     Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman of the Board (if there be such an officer appointed), or by the President or any Vice-President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                         SECTION 6.2  LOST CERTIFICATES.

     The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to indemnify the corporation in such manner as it shall require and/or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                           SECTION 6.3  TRANSFERS.

     Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed, and with such proof of the authenticity of the endorsement and of authority to transfer and of payment of transfer taxes as the corporation or its agents may require.

                         SECTION 6.4  FIXING RECORD DATES.

     (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held. A determination of stockholders of record entitled notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     (c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                       SECTION 6.5  REGISTERED STOCKHOLDERS.

     The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII

                        Other Securities of the Corporation

     All bonds, debentures and other corporate securities of the corporation, other than stock certificates, may be signed by the Chairman of the Board (if there be such an officer appointed), or the President or any Vice-President or such other person as may be authorized by the Board of Directors and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signature of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation, or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

                                ARTICLE VIII

                                Corporate Seal

     The corporate seal shall consist of a die bearing the name of the corporation and the state and date of its incorporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                 ARTICLE IX

          Indemnification of Officers, Directors, Employees and Agents

                     SECTION 9.1  RIGHT TO INDEMNIFICATION.

     Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "Proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent (hereafter an "Agent"), shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereinafter "Expenses"); PROVIDED, HOWEVER, that except as to actions to enforce indemnification rights pursuant to
Section 9.3 of this Article, the corporation shall indemnify any Agent seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article shall be a contract right.

                   SECTION 9.2  AUTHORITY TO ADVANCE EXPENSES.

     Expenses incurred by an officer or director (acting in his capacity as such) in defending a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding, PROVIDED, HOWEVER, that if required by the Delaware General Corporation Law, as amended, such Expenses shall be advanced only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article or otherwise. Expenses incurred by other Agents of the corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the corporation for Expense advances shall be unsecured and no interest shall be charged thereon.

                  SECTION 9.3  RIGHT OF CLAIMANT TO BRING SUIT.

     If a claim under Section 9.1 or 9.2 of this Article is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys' fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

                      SECTION 9.4  PROVISIONS NONEXCLUSIVE.

     The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Certificate, agreement, or vote of the stockholders or disinterested directors is inconsistent with these bylaws, the provision, agreement, or vote shall take precedence.

                        SECTION 9.5   AUTHORITY TO INSURE.

     The corporation may purchase and maintain insurance to protect itself and any Agent against any Expense, whether or not the corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article.

                         SECTION 9.6  SURVIVAL OF RIGHTS.

     The rights provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                        SECTION 9.7  SETTLEMENT OF CLAIMS.

     The corporation shall not be liable to indemnify any Agent under this Article (a) for any amounts paid in settlement of any action or claim effected without the corporation's written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

                         SECTION 9.8  EFFECT OF AMENDMENT.

     Any amendment, repeal, or modification of this Article shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal, or modification.

                             SECTION 9.9  SUBROGATION.

     In the event of payment under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

                    SECTION 9.10  NO DUPLICATION OF PAYMENTS.

     The corporation shall not be liable under this Article to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

                                  ARTICLE X

                                   Notices

     Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, the same shall be given in writing, timely and duly deposited in the United States Mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent. Any notice required to be given to any director may be given by the method hereinabove stated, or by telegram or other means of electronic transmission, except that such notice other than one which is delivered personally, shall be sent to such address or (in the case of facsimile telecommunication) facsimile telephone number as such director shall have filed in writing with the Secretary of the corporation, or, in the absence of such filing, to the last known post office address of such director. If no address of a stockholder or director be known, such notice may be sent to the office of the corporation required to be maintained pursuant to Section 1.2 of Article I hereof. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing and all notices given by telegram or other means of electronic transmission shall be deemed to have been given as at the sending time recorded by the telegraph company or other electronic transmission equipment operator transmitting the same. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such a stockholder or such director to receive such notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

                                  ARTICLE XI

                                  Amendments

     These Bylaws may be repealed, altered or amended or new Bylaws adopted by written consent of stockholders in the manner authorized by Section 2.11 of Article II, or at any meeting of the stockholders, either annual or special, by the affirmative vote of a majority of the stock entitled to vote at such meeting, unless a larger vote is required by these Bylaws or the Certificate of Incorporation. The Board of Directors shall also have the authority to repeal, alter or amend these Bylaws or adopt new Bylaws (including, without limitation, the amendment of any Bylaws setting forth the number of directors who shall constitute the whole Board of Directors) by unanimous written consent or at any annual, regular, or special meeting by the affirmative vote of a majority of the whole number of directors, subject to the power of the stockholders to change or repeal such Bylaws and provided that the Board of Directors shall not make or alter any Bylaws fixing the qualifications, classifications, or term of office of directors.

                                  EXHIBIT III

                                Form of Opinion

                            from Christensen, Miller

     12. Each of HDG and HDG Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to conduct its business as presently conducted.

     13. Each of HDG and HDG Sub has the corporate power and authority to execute and deliver, and to perform and observe the provisions of, the Documents to which it is a party.

     14. The Documents to which HDG is a party have each been duly authorized, executed and delivered by HDG. Such Documents constitute valid and binding obligations of HDG enforceable against HDG in accordance with their respective terms.

     15. The Documents to which HDG Sub is a party have each been duly authorized, executed and delivered by HDG Sub. Such Documents constitute valid and binding obligations of HDG Sub enforceable against HDG Sub in accordance with their respective terms.

     16. No registration with, consent or approval of, notice to, or other action by, any governmental entity is required on the part of HDG or HDG Sub for the execution, delivery or performance by HDG or HDG Sub of the Documents, or if required, such registration has been made, such consent or approval has been obtained, such notice has been given or such other appropriate action has been taken.

     17. The execution, delivery and performance of the Documents by HDG are not in violation of its Certificate of Incorporation and By-laws.

     18. The execution, delivery and performance of the Documents by HDG Sub are not in violation of its Certificate of Incorporation and By-laws.

     19. Except as set forth in the HDG Disclosure Schedule, to our knowledge, neither HDG nor HDG Sub (a) is subject to any unsatisfied judgment, order, decree, stipulation or injunction and (b) is a party to or threatened to be made a party to any complaint, action, suit, proceeding, hearing or investigation of or in any court or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

     20. Immediately prior to the Effective Time, the authorized, issued and outstanding capital stock of HDG consists of the shares specified in Section 5.2, and such issued and outstanding shares have been duly authorized, validly issued and are fully paid and nonassessable, and free of preemptive rights (or similar rights created by statute, the Certificate of Incorporation or By-laws of HDG, or, to our knowledge, any agreement to which HDG is a party). Except as set forth in Section 5.2, to our knowledge, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which HDG is a party or which are binding upon HDG, providing for the issuance, disposition or acquisition of any of its capital stock.
All shares of capital stock of HDG that may be issued upon exercise of options, warrants and conversion or other similar rights will be, when issued in accordance with the instrument or agreement setting forth such rights, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights (or similar rights created by statute, the Certificate of Incorporation or By-laws of HDG, or, to our knowledge, any agreement to which HDG is a party).

      21. Immediately prior to the Effective Time, the authorized, issued and outstanding capital stock of HDG Sub consists of the shares specified in
Section 5.2, and such issued and outstanding shares have been duly authorized, validly issued and are fully paid and nonassessable, and free of preemptive rights (or similar rights created by statute, the Certificate of Incorporation or By-laws of HDG Sub, or, to our knowledge, any agreement to which HDG Sub is a party). Except as set forth in Section 5.2, to our knowledge, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which HDG Sub is a party or which are binding upon HDG Sub, providing for the issuance, disposition or acquisition of any of its capital stock. All shares of capital stock of HDG Sub that may be issued upon exercise of options, warrants and conversion or other similar rights will be, when issued in accordance with the instrument or agreement setting forth such rights, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights (or similar rights created by statute, the Certificate of Incorporation or By-laws of HDG Sub, or, to our knowledge, any agreement to which HDG Sub is a party).

     22. The HDG Common Stock to be issued following the effectiveness of the Merger (the "HDG Shares") have been duly authorized, and, upon delivery to the holders of Company Common Stock or holders of rights to acquire Company Common Stock in accordance with the Merger Agreement, will be validly issued, fully paid and nonassessable; and the issuance of the HDG Shares is not subject to preemptive rights (or similar rights created by statute, the Certificate of Incorporation or By-laws of HDG, or, to our knowledge, any agreement to which HDG is a party).

     23. The HDG Shares conform in all material respects to the description thereof contained under the heading "Description of Capital Stock" in the Proxy Statement/Prospectus.

     24. The Registration Statement, the J&L Registration Statement and the SB-2 Amendment have become effective under the Securities Act, and we are not aware that any stop order suspending the effectiveness thereof has been issued or any proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

     25. The Registration Statement (including the Proxy Statement/Prospectus which is a part thereof), the J&L Registration Statement and the SB-2 Amendment as of the effective date thereof, complied as to form in all material respects with the requirements of the Securities Act (except as to the financial statements, supporting schedules, footnotes and other financial and statistical information included therein, as to which we express no opinion).

     26. There is no contract or other document known to us of a character required to be described in the Proxy Statement/Prospectus or to be filed as an exhibit to the Registration Statement, the J&L Registration Statement or the SB-2 Amendment that is not described or filed as required (except as to the sections entitled "[VCI disclosure]," as to which we express no opinion).

                                  EXHIBIT IV

     A.   Form of Tax Opinion from Morrison & Foerster LLP

     Virtual Communities, Inc.

     151 West 25th St.

     New York, New York 10001

     Re: AGREEMENT AND PLAN OF MERGER DATED AS OF JUNE __, 1999, AMONG VIRTUAL COMMUNITIES, INC., HDG ACQUISITION SUB, INC. AND HEURISTIC DEVELOPMENT GROUP, INC.

     Ladies and Gentlemen:

     This opinion is being delivered to you in connection with the proposed merger (the "Merger") of HDG Acquisition Sub, Inc. ("Merger Sub"), a Delaware corporation and wholly owned subsidiary of Heuristic Development Group, Inc. ("HDG"), with and into Virtual Communities, Inc. ("VCI"), a Delaware corporation, pursuant to the "Agreement and Plan of Merger" dated as of May __, 1999 (the "Agreement and Plan of Merger") among VCI, Merger Sub and HDG. The Merger is described in the Registration Statement on Form S-4 of HDG dated as of ______, 1999, including the Proxy Statement/Prospectus, and the appendices there to (the "Registration Statement"). Unless otherwise indicated, capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger or in the letters delivered to Morrison & Foerster LLP by VCI, HDG and the officers and directors of HDG after the Merger (the "Representation Letters").

     In our capacity as counsel to VCI with respect to the Merger, and for purposes of rendering this opinion, we have examined and relied upon the Agreement and Plan of Merger, the Representation Letters, the Registration Statement, and such other documents as we considered relevant to our analysis. We have assumed that all parties to the Agreement and Plan of Merger and to any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and Plan of Merger or documents and that the Merger will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Agreement and Plan of Merger. Further, we have assumed that all representations contained in the Agreement and Plan of Merger, as well as those representations contained in the Representation Letters are, and at the Effective Time will be, true and complete in all material respects, and that any representation made "to the knowledge" or similarly qualified is correct without such qualification. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity and authority of the signatories.

     The conclusions expressed herein represent our judgment of the proper treatment of certain aspects of the Merger under the income tax laws of the United States based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, rulings and other pronouncements of the Internal Revenue Service (the "IRS") currently in effect, and judicial decisions, all of which are subject to change, prospectively or retroactively. No assurance can be given that such changes will not take place, or that such changes would not affect the conclusions expressed herein. Furthermore, our opinion represents only our best judgment of how a court would conclude if presented with the issues addressed herein and is not binding upon either the IRS or any court. Thus, no assurance can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

     Our opinion relates solely to the tax consequences of the Merger under the federal income tax laws of the United States, and we express no opinion (and no opinion should be inferred) regarding the tax consequences of the Merger under the laws of any other jurisdiction. This opinion addresses only the specific issues set forth below, and does not address any other tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

     No opinion is expressed as to any transaction other than the Merger as described in the Agreement and Plan of Merger or as to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement and Plan of Merger are not consummated in accordance with the terms of the Agreement and Plan of Merger and without waiver or breach of any material provision thereof, or if all of the representations, warranties, statements and assumptions upon which we rely are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion are incorrect, our opinion might be adversely affected and may not be relied upon.

     On the basis of, and subject to the foregoing, and in reliance upon the representations described above, we are of the opinion that:

     (1)  The Merger will constitute a "reorganization" within the meaning of
Section 368(a) of the Code; and

     (2) Each of VCI, Merger Sub and HDG will be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

     This opinion is being provided solely for the benefit of VCI. No other person shall be entitled to rely on this opinion.

                                       Very truly yours,

B.   Form of Corporate Opinion from Morrison & Foerster LLP

              1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to conduct its business as presently conducted.

              2. The Company has the corporate power and authority to execute and deliver, and to perform and observe the provisions of, the Documents.

              3. The Documents have each been duly authorized, executed and delivered by the Company. The Documents constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

              4. No registration with, consent or approval of, notice to, or other action by, any governmental entity is required on the part of the Company for the execution, delivery or performance by the Company of the Documents, or if required, such registration has been made, such consent or approval has been obtained, such notice has been given or such other appropriate action has been taken.

              5. The execution, delivery and performance of the Documents by the Company are not in violation of its Certificate of Incorporation and By-laws.

              6. Except as set forth in the Company Disclosure Schedule, to our knowledge, the Company (a) is not subject to any unsatisfied judgment, order, decree, stipulation or injunction and (b) is not a party to or threatened to be made a party to any complaint, action, suit, proceeding, hearing or investigation of or in any court or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

              7. Immediately prior to the Effective Time, the authorized, issued and outstanding capital stock of the Company consists of the shares specified in Section 4.2 of the Company Disclosure Schedule, and such issued and outstanding shares have been duly authorized, validly issued and are fully paid and nonassessable, and free of preemptive rights (or similar rights created by statute, the Certificate of Incorporation or By-laws of the Company, or, to our knowledge, any agreement to which the Company is a
party).   Except as set forth on the Company Disclosure Schedule, to our knowledge, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock.

C.  Form of Tax Opinion from Herzog, Fox & Neeman

                                                                  _______, 1999


                                                                 File No. 11304

Virtual Communities, Inc.

151 West 25th Street

New York, NY  10001

USA

Dear Sirs,

     Re:     Liability For Israeli Taxes in respect of Merger
             ------------------------------------------------

1.   INTRODUCTION

     1.1. You have requested our legal opinion as to the Israeli tax liability of your company, Virtual Communities, Inc. (the "Company"), and its Israeli subsidiaries in connection with the Merger Agreement (as defined below).

     1.2. This opinion is based upon the facts set forth in section 2 below, which you have provided to us. This opinion reflects our best understanding of the relevant statutory and case law applicable to these facts. We note that the issues of law addressed herein have not been passed upon by any Israeli court and have not been the subject of any professional releases of the Israeli tax authorities. As such, the opinion set forth herein represents our view of the law as of the date hereof, but cannot constitute a prediction of how a court might rule were it to address these issues.

     1.3. The opinion addresses only the liability for Israeli taxes of the Company and its subsidiaries. We have not addressed any issues with regard to the tax liability of the shareholders, officers or employees of the Company.

     1.4. We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

2.  FACTS

     2.1. The Company is organized under the laws of the State of Delaware. The executive, marketing and advertising sales offices of the Company are located in New York.

     2.2. The Company has two Israeli subsidiaries: Virtual Communities Israel ltd. ("VCIL") and V.C.I. Internet Properties Ltd. ("VCIIP"). The Company holds 99 to 100 outstanding shares of each of VCIL and VCIIP.

     2.3. The Company has entered into an Agreement and Plan of Merger (the "Merger Agreement") with Heuristic Development Group, Inc. ("HDG"), a Delaware corporation, and HDG Acquisition Sub, Inc. ("HDG Sub"), a Delaware corporation and a wholly-owned subsidiary of HDG.

     2.4.    Pursuant to the Merger Agreement:

             2.4.1.    HDG Sub shall be merged with and into the Company.

             2.4.2. The Company shall be the surviving corporation in the Merger and shall retain its separate legal existence as well as its assets, obligations and rights. Without limiting the foregoing, the Company shall NOT be disposing any of its assets, including the shares of VCIL and VCIIP.

             2.4.3. HDG Sub shall cease its separate corporate existence and all its assets, obligations and rights will be assumed by the Company by operation of law.

             2.4.4. The outstanding shares of common stock of the Company shall be converted into the right to receive shares of common stock of HDG (except that fractional shares shall receive cash compensation, and certain shareholders may be entitled to dissenters' rights in respect of their shares). The options and warrants of the Company shall be assumed by HDG.

             2.4.5. The Company shall become a wholly owned subsidiary of HDG.

3.     OPINION

            Based on the facts as detailed above, and subject to the foregoing qualifications, we are of opinion that neither the Company nor its two Israeli subsidiaries shall incur liability for Israeli taxes in connection with the consummation of the Merger Agreement.

Very Truly Yours,

                                  EXHIBIT V
                                  ---------

A.  Officer's Certificate from HDG and HDG Sub

                      HEURISTIC DEVELOPMENT GROUP, INC.
                          HDG ACQUISITION SUB, INC.

                          CERTIFICATE OF SECRETARY

       The undersigned, being the duly appointed and acting Secretary of each of Heuristic Development Group, Inc., a Delaware corporation (the "Company"), and HDG Acquisition Sub, Inc., a Delaware corporation (the "Sub"), hereby certifies as follows:

       AI Attached hereto as Exhibit "A" is a true, correct and complete copy of the currently effective Certificate of Incorporation of the Company, as amended to date.

       AI Attached hereto as Exhibit "B" is a true, correct and complete copy of the currently effective Certificate of Incorporation of the Sub, as amended to date.

       AI Attached hereto as Exhibit "C" is a true, correct and complete copy of the currently effective Bylaws of the Company, as amended to date.

       AI Attached hereto as Exhibit "D" is a true, correct and complete copy of the currently effective Bylaws of the Sub, as amended to date.

       AI Attached hereto as Exhibit "E" is a true, correct and complete copy of the resolutions adopted by the Board of Directors of the Company by unanimous written consent dated _____________, 1999, authorizing, subject to the approval of the stockholders of the Company, the merger (the "Merger") of the Sub with and into Virtual Communities, Inc. ("VCI") pursuant to the terms and conditions of the Agreement and Plan of Merger, dated __________, 1999 between the Company, the Sub and VCI (the "Agreement"), and the execution, delivery and performance of the Agreement and the documents described therein; said resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof and are all the resolutions adopted by the Board of Directors of the Company in connection with the Merger and the Agreement; and the instruments and documents to be executed on or prior to the dates hereto referred in said resolutions were executed pursuant thereto and in compliance therewith.

       AI Attached hereto as Exhibit "F" is a true, correct and complete copy of the resolutions adopted by the Board of Directors of the Sub by unanimous written consent dated _____________, 1999, authorizing, subject to the approval of the sole stockholder of the Sub, the Merger pursuant to the terms and conditions of the Agreement, and the execution, delivery and performance of the Agreement and the documents described therein; said resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof and are all the resolutions adopted by the Board of Directors of the Sub in connection with the Merger and the Agreement; and the instruments and documents to be executed on or prior to the dates hereto referred in said resolutions were executed pursuant thereto and in compliance therewith.

       AI Attached hereto as Exhibit "G" is a true, correct and complete copy of the resolutions adopted by the sole stockholder of the Sub by unanimous written consent dated ____________, 1999, authorizing the Merger and approving the Agreement; and said resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof and are all the resolutions adopted by the sole stockholder of the Sub in connection with the Merger and the Agreement.

       AI Attached hereto as Exhibit "H" is a good standing certificate of the Company from the Secretary of State of the State of Delaware.

       AI Attached hereto as Exhibit "I" is a good standing certificate of the Sub from the Secretary of State of the State of Delaware.

       AI The persons named below have been duly elected and appointed, have been duly qualified and as of the date hereof are officers of each of the Company and the Sub holding the respective offices set forth opposite their names, are duly authorized to act on behalf of the Company and the Sub in connection with the transactions contemplated by the Merger and the Agreement, and the signatures set out opposite their names are their genuine signatures.


NAME                 POSITION                           SIGNATURE
----                 --------                           ---------

Gregory L. Zink      President and Chief Executive      _______________________
                     Officer

Theodore Lanes       Chief Financial Officer            _______________________
                     and Secretary


Capitalized terms not herein defined shall have the meanings assigned to them in the Agreement.

       IN WITNESS WHEREOF, I have hereunto set my name this _____________, 1999.




                                       _______________________
                                       Theodore Lanes,
                                       Secretary


       The undersigned, the duly appointed and acting President of the Company and the Sub, does hereby certify that Theodore Lane has been duly appointed, and is on this date, the Secretary of the Company and the Sub and that the signature set forth above is his genuine signature.

       IN WITNESS WHEREOF, I have hereunto set my name this ______________, 1999.




                                       _______________________
                                       Gregory L. Zink,
                                       President


B.  Officer's Certificate from the Company

                           VIRTUAL COMMUNITIES, INC.

                           CERTIFICATE OF SECRETARY

       The undersigned, being the duly appointed and acting Secretary of Virtual Communities, Inc., a Delaware corporation (the "Company"), hereby certifies as follows:

       1. Attached hereto as Exhibit "A" is a true, correct and complete copy of the currently effective Certificate of Incorporation of the Company, as amended to date.

       2. Attached hereto as Exhibit "B" is a true, correct and complete copy of the currently effective Bylaws of the Company, as amended to date.

       3. Attached hereto as Exhibit "C" is a true, correct and complete copy of the resolutions adopted by the Board of Directors of the Company by unanimous written consent dated _____________, 1999, authorizing, subject to the approval of the stockholders of the Company, the merger (the "Merger") of HDG Acquisition Sub, Inc. ("HDG Sub") with and into the Company pursuant to the terms and conditions of the Agreement and Plan of Merger, dated __________, 1999 between the Company, HDG Sub and Heuristic Development Group, Inc. ("HDG") (the "Agreement"), and the execution, delivery and performance of the Agreement and the documents described therein; said resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof and are all the resolutions adopted by the Board of Directors of the Company in connection with the Merger and the Agreement; and the instruments and documents to be executed on or prior to the dates hereto referred in said resolutions were executed pursuant thereto and in compliance therewith.

       4. Attached hereto as Exhibit "D" is a true, correct and complete copy of the resolutions adopted by the stockholders of the Company (holding ___% of the outstanding voting stock of the Company) by written consent dated
____________, 1999, authorizing the Merger and approving the Agreement; and said resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof and are all the resolutions adopted by the stockholders of the Company in connection with the Merger and the Agreement.

       5. Attached hereto as Exhibit "E" is a good standing certificate of the Company from the Secretary of State of the State of Delaware.

       6. The persons named below have been duly elected and appointed, have been duly qualified and as of the date hereof are officers of the Company holding the respective offices set forth opposite their names, are duly authorized to act on behalf of the Company in connection with the transactions contemplated by the Merger and the Agreement, and the signatures set out opposite their names are their genuine signatures.


NAME                    POSITION                           SIGNATURE
----                    --------                           ---------

Avi Moskowitz           President and Chairman             ______________________

Michael S. Harwayne     Vice President of Marketing        ______________________
                        and Business Development

Mark McCourt            Vice President of Advertising      ______________________
                        Sales

Sonja Simon             Secretary                          ______________________



       Capitalized terms not herein defined shall have the meanings assigned to them in the Agreement.

       IN WITNESS WHEREOF, I have hereunto set my name this _____________, 1999.



                                       _________________________
                                             Sonja Simon,
                                              Secretary


       The undersigned, the duly appointed and acting President of the Company, does hereby certify that Sonja Simon has been duly appointed, and is on this date, the Secretary of the Company and that the signature set forth above is her genuine signature.

       IN WITNESS WHEREOF, I have hereunto set my name this ______________, 1999.



                                       ________________________
                                             Avi Moskowitz,
                                               President

                                   EXHIBIT VI


                                 [Closing Date]

                       Heuristic Development Group, Inc.
                             1219 Morningside Drive
                           Manhattan Beach, CA  90266

                           Virtual Communities, Inc.
                              151 West 25th Street
                              New York, NY  10001

                                   Gentlemen:

     This letter agreement is being delivered to you concurrent with the merger (the "Merger") of HDG Acquisition Sub, Inc., a Delaware corporation ("HDG Sub"), a wholly-owned subsidiary of Heuristic Development Group, Inc., a Delaware corporation ("HDG"), with and into Virtual Communities, Inc., a Delaware corporation ("VCI"), pursuant to that certain Agreement and Plan of Merger, dated June __, 1999, among HDG, HDG Sub and VCI (the "Merger Agreement") (a copy of which has been provided to me).

                                   * * * * *

The undersigned, for himself and itself, as the case may be, and his or its respective agents, representatives, successors and assigns (collectively, the "Undersigned") hereby acknowledges and agrees, effective upon the consummation of the Merger (the "Closing"), as follows:

EXCHANGE OF ESCROW SHARES AND ESCROW OPTIONS FOR WARRANT

Reference is hereby made to that certain Escrow Agreement, dated November 1996, among American Stock Transfer & Trust Company (the "Escrow Agent"), HDG and the HDG stockholders and optionholders party thereto (the "Escrow Agreement"). Capitalized terms not defined herein shall have the meanings given to such terms in the Escrow Agreement.

Subject to the terms and conditions of this agreement, at the Closing, the Undersigned shall, or shall cause the Escrow Agent to, assign, transfer and deliver to HDG (i) the Undersigned's Escrow Shares, and the Undersigned's Escrow Options, if any, for cancellation, together with a stock power executed in blank and any such other assignment or transfer documentation that HDG may reasonably request, and (ii) any Escrow Property of the Undersigned, in consideration for the issuance to the Undersigned by HDG of a warrant, in substantially the form of ANNEX A hereto (the "Warrant"), to purchase that number of shares of HDG Common Stock, $.01 par value ("HDG Common Stock"), equal to the number of the Undersigned's Escrow Shares and the number of shares of HDG Common Stock underlying the Undersigned's Escrow Options, if applicable. The exercise price of the Warrant in the case of the exchange of Escrow Shares shall be the Transaction Price (as defined in the Merger Agreement). The exercise price of the Warrant in the case of the exchange of Escrow Options shall be 125% of the Transaction Price. The Warrant shall be registered in the name of the Undersigned or the Undersigned's nominee.

Effective as of the Closing, the Undersigned hereby waives any and all of its rights to the Escrow Shares, the Escrow Options, if applicable, and the Escrow Property, and any and all of its rights under the Escrow Agreement.

FURTHER ASSURANCES

In addition to the actions hereunder and the documents and instruments delivered in accordance herewith, the Undersigned and HDG shall each execute and deliver such other documents and instruments and take such other action as the other party or the Escrow Agent may reasonably request in order to complete and perfect the transactions contemplated by this agreement. The Undersigned hereby irrevocably instructs the Escrow Agent to take any such acts as may be necessary or convenient to ensure the Undersigned's compliance with this agreement.

The parties hereto agree to provide notice of this agreement to the Escrow Agent and D.H. Blair Investment Banking Corp. in accordance with Section 11 of the Escrow Agreement.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE UNDERSIGNED

The Undersigned hereby represents and warrants to and covenants with HDG and VCI as follows:

(a) The Undersigned understands that the Warrant has not been, and the shares of HDG Common Stock issuable upon exercise thereof have not been, registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance, in part, upon the exemption provided in Section 4(2) of the Securities Act. The Undersigned further understands that such exemption depends in part upon, and that the Warrant is being issued in reliance on the representations and warranties set forth in this agreement.

(b) The Undersigned is acquiring the Warrant and, if exercised, the shares of HDG Common Stock issuable thereunder, for the account of the Undersigned, for investment purposes only and not with a view to, or for, subdivision, resale, distribution, or fractionalization thereof, or for the account, in whole or in part, of others. No other person has or will have a direct or indirect beneficial interest in the Warrant or the shares of HDG Common Stock issuable thereunder. The Undersigned recognizes the restrictions on the transferability of the Warrant and the shares of HDG Common Stock issuable thereunder and is able to bear the substantial economic risk of this investment, including a complete loss thereof, for an indefinite period of time. The Undersigned has no need for liquidity of this investment and has no reason to anticipate any change in circumstances, financial or otherwise, or other particular occasion or event which might cause or require the Undersigned to attempt to sell or transfer the Warrant or the shares of HDG Common Stock issuable thereunder.

(c) The Undersigned understands that the sale and issuance of the Warrant to the Undersigned is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and applicable state securities laws. The Undersigned will not sell, hypothecate or otherwise transfer the Warrant or any part thereof other than in accordance with the following provisions: (i) pursuant to a registration statement under the Securities Act which has become effective, and a prospectus related thereto which is current, with respect to the securities to be disposed of, and if required, a registration statement under applicable state securities laws; or (ii) pursuant to a specific exemption from registration under the Securities Act and applicable state securities laws, but only upon the Undersigned first having delivered to the Company a favorable written opinion of counsel for the Undersigned, reasonably satisfactory in form and substance to the Company, to the effect that the proposed sale or transfer is exempt from registration under the Securities Act and any applicable state securities laws.

(d) The Undersigned acknowledges that HDG has not undertaken to register the Warrant pursuant to the Securities Act and, other than as set forth in the Warrant, will have no obligation to effect on behalf of the Undersigned any registration under the Securities Act or to assist the Undersigned in complying with any exemption from registration under the Securities Act or any state securities laws.

(e) The Undersigned further represents and warrants that in order to make an informed decision in connection with the purchase of the Warrant: (i) the Undersigned recognizes that an investment in the Warrant involves a very high degree of risk; and the Undersigned has reviewed the merits and risks of an investment in the Warrant with such tax and legal counsel and with an investment advisor to the extent deemed advisable by the Undersigned; and
(ii) the Undersigned is a highly sophisticated investor who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Warrant.

(f) The Undersigned represents and warrants that the Undersigned is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act.

(g) The Undersigned is not offering to purchase the Warrant as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Undersigned in connection with investments in securities generally.

(h) All information which the Undersigned has furnished and is furnishing to HDG, including, without limitation, the representation as to the Undersigned's status as an accredited investor and all other representations contained in this agreement, are correct and complete as of the date of this agreement, and if there should be any material change in such information prior to the Closing, the Undersigned will immediately furnish such revised or corrected information to HDG.

OWNERSHIP OF ESCROW SHARES AND ESCROW OPTIONS

The Undersigned owns the Escrow Shares and Escrow Options and Escrow Property, if applicable, free and clear of all liens, pledges, charges, security interests, claims, options or encumbrances of any kind whatsoever and pursuant to this agreement will transfer the Escrow Shares and Escrow Options and Escrow Property, if applicable, to HDG free of all liens, pledges, charges, security interests, claims, options and encumbrances.

DUE AUTHORIZATION

The Undersigned has all requisite capacity, power and authority to execute, deliver and perform its obligations under this agreement and the Undersigned has taken any and all corporate or other action necessary to authorize the execution, delivery and performance of this agreement by the Undersigned. This agreement has been duly and validly executed and delivered by the Undersigned and constitutes the valid, legal and binding obligation of the Undersigned enforceable against the Undersigned in accordance with its terms.

EFFECT OF AGREEMENT

Neither the execution, delivery nor performance of this agreement, nor the consummation by the Undersigned of the transactions contemplated hereby will, with or without the giving of notice and/or the passage of time, conflict with, result in any violation of, or constitute a default under, any terms of the Undersigned's organizational documents, if applicable, or any law, regulation, judgment, decree, order or any other restriction of any kind or character by which the Undersigned is bound.

GOVERNMENTAL AND OTHER CONSENTS

No consent, approval, waiver, license or authorization of or designation, declaration or filing with any governmental authority or other person or entity is required in connection with the execution, delivery or performance of this agreement by the Undersigned or the consummation of the transactions contemplated hereby and thereby.

                                   * * * * *

     This agreement and all other agreements or instruments executed, issued or delivered in accordance herewith shall be construed and enforced in accordance with and governed by the laws of the State of New York. This agreement shall be binding upon and enure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. This agreement embodies the entire agreement and understanding between the Undersigned, HDG and VCI and supersedes all prior agreements and understandings relating to the subject matter hereof. This agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. No modification, amendment, supplement to or waiver of this agreement shall be binding unless made in writing and duly signed by the Undersigned, VCI and HDG.

     If the Closing does not take place on or before December 31, 1999, this agreement shall terminate and the parties shall have no obligations hereunder.

                                       Sincerely,


                                       _______________________
                                       Print Name:

AGREED AND ACCEPTED:
Heuristic Development Group, Inc.

By:  _________________________
President

Virtual Communities, Inc.

By:  _________________________
President


                           ANNEX A - FORM OF WARRANT

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

          Void after 5:00 p.m. New York City Time, on [__________], 2002.

             Warrant to Purchase [___________] Shares of Common Stock.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                                      OF

                        HEURISTIC DEVELOPMENT GROUP, INC.

     This Is To Certify That, FOR VALUE RECEIVED, [_________________] ("Holder") having an address at [_______________________], is entitled to purchase, subject to the provisions of this Warrant (the "Warrant"), dated [________________], 1999, from Heuristic Development Group, Inc., a Delaware corporation (the "Company"), [_____________________________ (________)] fully paid, validly issued and non-assessable shares of Common Stock (the "Common Stock"), par value $.01 per share, of the Company at an exercise price of $[_______] per share at any time or from time to time during the period from [________________], 2000 [six months from the date hereof] to [_____________,]
2002 [three years from the date hereof], but not later than 5:00 p.m. New
York City Time, on [_____________], 2002. This Warrant is issued pursuant to the terms of that certain letter agreement, dated [_____________], 1999, between the Company, Virtual Communities, Inc. and the Holder. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as the "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

     (a) EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time or from time to time on or after [___________], 2000 and until [______________], 2002 (the "Exercise Period"); provided, however, that if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office or to the Company's warrant agent, if any has been so appointed, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price, in cash or by certified or bank cashier's check, for the number of Warrant Shares specified in such form. Notwithstanding the foregoing, in lieu of any cash payment required hereunder, the Holder of this Warrant shall have the right at any time during the Exercise Period to exercise the Warrant in full or in part by surrender of this Warrant (with the election on the Purchase Form duly completed) to the Company at its principal office or to the Company's warrant agent, if any has been so appointed, in exchange for the number of Warrant Shares equal to the product of (a) the number of Warrant Shares as to which the Warrant is being exercised multiplied by (b) a fraction, the numerator of which is the Current Market Price (as defined in Section (j) below) of the Common Stock less the Exercise Price and the denominator of which is the Current Market Price. As soon as practicable after each such exercise of the Warrant, the Company shall issue or cause to be issued and delivered to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder. The Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of any such exercise, provided such exercise is in accordance with the provisions set forth herein. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

     (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrant.

     (c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. If more than one Warrant shall be exercised at one time by the Holder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of full shares issuable upon such exercise. No adjustment shall be made in respect of cash dividends on Warrant Shares delivered upon exercise of any Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the average closing bid and asked prices of the Common Stock on the last available date for which quotations are available immediately preceding the date of exercise of this Warrant, or if the bid and asked prices are not so reported, then by the current market value, which shall be an amount, not less than the book value thereof, as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     (d) EXCHANGE OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the principal office of the Company with a written notice specifying the denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which
this Warrant may be divided or exchanged.   Upon receipt by the Company or
its warrant agent, if any, of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

     (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein and in any warrant agreement entered into by and between the Company and a warrant agent with respect to the Warrants. In the event the Company enters into a warrant agreement with a warrant agent, the terms of the Warrant shall be embodied in the warrant agreement; and the acceptance of this Warrant by the Holder shall be deemed consent by the Holder for the Company to enter into any such warrant agreement, upon such terms and conditions mutually agreeable between the Company and any such warrant agent, provided such warrant agreement does not adversely affect any of the rights of the Holder, as set forth in this Warrant.

     (f) ANTI-DILUTION PROVISIONS. After each adjustment of the Exercise Price pursuant to this Section (f), the number of shares of Common Stock purchasable upon the exercise of the Warrant shall be the number of Warrant Shares receivable upon exercise thereof prior to such adjustment multiplied by a fraction the numerator of which shall be the original Exercise Price as defined above and the denominator of which shall be such adjusted Exercise Price. The Exercise Price shall be subject to adjustment as set forth below:

          (i) In case the Company shall hereafter (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of capital stock of the Company which the Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

         (ii) No adjustment in the Exercise Price shall be required to be made unless such adjustment would require an increase or decrease of at least $.01; provided, however, that any adjustments which by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-one hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares upon the exercise of any Warrant.

        (iii) No adjustment of the Exercise Price shall be made except on the conditions set forth in this Section (f). Without limitation to the foregoing, there shall be no adjustment pursuant to this Section (f) should the Company issue any capital stock for cash or other consideration on terms approved by the Board of Directors.

         (iv) In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a Subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants other than a change in par value or from par value to no par value or from no par value to par value) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Holder of the Warrant shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided elsewhere in this Section (f). The above provisions of this Section (f) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          (v) Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the shares of Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such the Company at such adjusted Exercise Price.

     (g) INVESTMENT REPRESENTATION. By accepting this Warrant, the Holder acknowledges that it is being taken for his own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Warrant, and such Warrant may only be transferred, subject to compliance with the legend set forth on the first page, which legend shall appear on any such transferred Warrant. Unless the shares issuable upon the exercise of this Warrant are registered under the Securities Act of 1933, as amended (the "Act"), the Holder, upon exercise of this Warrant will be required to provide the Company with an investment letter and the certificates representing such shares will contain a legend to the effect that the Holder may not transfer, sell, pledge or hypothecate such shares unless the registration provisions of the Act have been complied with and unless the Company has received an opinion of counsel that such registration is not required.

     (h) REGISTRATION RIGHTS. The Company hereby grants the Holder the right to "piggy back" the Warrant Shares upon the exercise of this Warrant on each registration statement for the sale of Common Stock filed by the Company after the date hereof (except for the Company's Registration Statements on Form S-4 and S-8 or their equivalents), at the Company's cost and expense (except those incurred by the Holder for legal fees and commissions). Such "piggy back" rights are subject to standard underwriters' approval and holdback, whereby: (i) the Holder's rights to sell in the registered offering would be limited pro rata with the other stockholders, and (ii) if the underwriter requests, the Holder will lock up for the same period as the other stockholders.

     (i) NOTICES. All notices and other communications which are required or may be given under this Warrant shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telex or three (3) days after being mailed, postage prepaid, in the case of the Company to Heuristic Development Group, Inc., c/o Virtual Communities, Inc., 151 West 25th Street, New York, New York 10001, Attention: President, with a copy to: Morrison & Foerster LLP, 1290 Avenue of the Americas, 40th Floor, New York, New York 10104, Attention: Joseph W. Bartlett, Esq., and in the case of the Holder to the address set forth herein, or to such other address as such party shall have specified by notice to the Company. If notice is given by registered or certified first class mail, postage prepaid, return receipt requested, the return receipt shall be conclusive evidence of the notice having been mailed on the date set forth.

     (j) DEFINITION. The "CURRENT MARKET PRICE" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the NASDAQ Stock Market, Inc. ("NASDAQ")) on which the shares of Common Stock are listed or admitted to trading, or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. (the "NASD") or a similar organization if the NASD is no longer reporting such information (including for purposes hereof NASDAQ). If on any such date the shares of Common Stock are not listed or admitted to trading on any national securities exchange and are not quoted by the NASD or any similar organization, the Current Market Price shall be the fair value of a share on such date, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive.

     (k) MISCELLANEOUS. This Warrant contains the entire agreement, and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Warrant may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought, provided however, that this Warrant may be amended or modified without the consent of the Holder if such amendment or modification does not adversely affect the rights of the Holder hereunder. This Agreement will not be assigned by the Company and shall be interpreted under the laws of the State of New york.

     IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the date set forth above.

HEURISTIC DEVELOPMENT GROUP, INC.

By:________________________________
President

                               FORM OF ASSIGNMENT

         (To be executed by the registered holder if such holder desires to transfer the attached Warrant)

     FOR VALUE RECEIVED _________________________________ hereby sells, assigns, and transfers unto ________________________ a warrant (the "WARRANT") to purchase __________ shares of Common Stock, par value $.01 per share, of Heuristic Development Group, Inc. (the "COMPANY"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ______________________________________________ as attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated_________________________

                                              Signature________________________


                                    NOTICE

     The signature on the foregoing Assignment must correspond to the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                 PURCHASE FORM


Dated  _________________

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ___________ shares of Common Stock and hereby (i) tenders payment herewith in the amount of $_____________ or (ii) surrenders the Warrant in the amount of _______________, in payment of the actual exercise price thereof, and requests that certificates for such securities be issued in the name of, and delivered to, the undersigned, and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares be registered in the name of, and delivered to, the undersigned at the address stated below.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name:_________________________________________________________________________
                    (Please typewrite or print in block letters)


Address:______________________________________________________________________


Signature:____________________________________________________________________

                                 EXHIBIT VII

May __, 1999

Heuristic Development Group, Inc.
1219 Morningside Drive
Manhattan Beach, CA 90266


Gentlemen:

     This letter is being delivered to you in connection with the proposed merger (the "Merger") of a to-be-formed wholly-owned subsidiary of Heuristic Development Group, Inc., a Delaware corporation ("HDG"), with and into Virtual Communities, Inc., a Delaware corporation ("VCI"), as substantially described in that certain letter of intent dated March 31, 1999, between VCI and HDG, and pursuant to the subsequent negotiations of VCI and HDG following the execution and delivery of such letter of intent (including the subsequent determination to structure the Merger as a "reverse triangular merger").

     In order to induce you to execute and deliver the definitive Merger documentation and to consummate the Merger, and in acknowledgement of your reliance on this letter in proceeding to take such acts, the undersigned hereby agrees and covenants that at any annual or special meeting of the stockholders of VCI involving the Merger, and at any other time at which stockholders of VCI will have the right to or will vote for or render consent in writing regarding the Merger, then and in each such event, the undersigned shall vote all shares of capital stock of VCI presently owned or hereafter acquired by the undersigned (whether owned of record or over which the undersigned exercises voting control) in favor of the Merger.

     The undersigned agrees to execute and deliver such other documents or instruments which are necessary or desirable to evidence and affect the matters referred to in this letter agreement. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. No modification, amendment, supplement to or waiver of this letter agreement shall be binding unless made in writing and duly signed by each of the undersigned and HDG. This letter agreement shall be binding upon and shall inure to the benefit of the undersigned, HDG and their respective successors and assigns.

     If for any reason the Merger is not consummated by December 31, 1999, this letter agreement will be terminated.

                                       Sincerely,

                                       ___________________________________
                                       Print Name:

                                  EXHIBIT VIII

May __, 1999

Virtual Communities, Inc.
151 West 25th Street
New York, NY 10001

Gentlemen:

     This letter is being delivered to you in connection with the proposed merger (the "Merger") of a to-be-formed wholly-owned subsidiary of Heuristic Development Group, Inc., a Delaware corporation ("HDG"), with and into Virtual Communities, Inc., a Delaware corporation ("VCI"), as substantially described in that certain letter of intent dated March 31, 1999, between VCI and HDG, and pursuant to the subsequent negotiations of VCI and HDG following the execution and delivery of such letter of intent (including the subsequent determination to structure the Merger as a "reverse triangular merger").

     In order to induce you to execute and deliver the definitive Merger documentation and to consummate the Merger, and in acknowledgement of your reliance on this letter in proceeding to take such acts, the undersigned hereby agrees and covenants that at any annual or special meeting of the stockholders of HDG involving the Merger, and at any other time at which stockholders of HDG will have the right to or will vote for or render consent in writing regarding the Merger, then and in each such event, the undersigned shall vote all shares of capital stock of HDG presently owned or hereafter acquired by the undersigned (whether owned of record or over which the undersigned exercises voting control) in favor of the Merger.

     The undersigned agrees to execute and deliver such other documents or instruments which are necessary or desirable to evidence and affect the matters referred to in this letter agreement. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. No modification, amendment, supplement to or waiver of this letter agreement shall be binding unless made in writing and duly signed by each of the undersigned and VCI. This letter agreement shall be binding upon and shall inure to the benefit of the undersigned, VCI and their respective successors and assigns.

     If for any reason the Merger is not consummated by December 31, 1999, this letter agreement will be terminated.

                                       Sincerely,


                                       ___________________________________
                                       Print Name:

                                  EXHIBIT IX

                           VIRTUAL COMMUNITIES, INC.

                             REPRESENTATION LETTER


                                 June __, 1999


                            Morrison & Foerster LLP

                               425 Market Street

                            San Francisco, CA 94105

                             Ladies and Gentlemen:

     In connection with the opinions to be delivered pursuant to Section 8.2(d) of the Agreement and Plan of Merger (the "Agreement")(1) dated as of
June   , 1999, among Heuristic Development Group, Inc., a Delaware corporation ("Parent"), HDG Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Virtual Communities, Inc., a Delaware corporation ("Company"), the undersigned officer of Company hereby certifies and represents as to Company, after due inquiry and investigation, as follows:

     AI The facts relating to the merger (the "Merger") of Merger Sub with and into Company pursuant to the Agreement and as described in the Parent Proxy Statement dated ____, 1999 (the "Proxy Statement"), are, insofar as such facts pertain to Company, true, correct and complete in all material respects at the date hereof and will be true, correct and complete in all material respects at the Effective Time (2).

--------------

(1) References contained in this Certificate to the "Agreement" include, unless the context otherwise requires, each document attached as an exhibit or annex thereto.

(2) Capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement.

     AI The consideration to be received in the Merger by holders of the outstanding capital stock of the Company ("Company Capital Stock") was determined by arm's length negotiations between the managements of Parent and Company.

     AI In connection with the Merger, no holder of Company Capital Stock will receive in exchange for such stock, directly or indirectly, any consideration other than Parent Common Stock, cash in lieu of a fractional share thereof, and cash paid to dissenters. No more than 7% in value of the shares of the Company will dissent to the Merger.

     AI The Company has not been involved in a spin-off, split-off or split-up transaction within the preceding five (5) years.

     AI After the Merger, Company will hold at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Company immediately prior to the Merger and, to the knowledge of management of the Company, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger. For purposes of this representation, assets of Merger Sub or Company held immediately prior to the Merger include amounts paid or incurred by Merger Sub or Company in connection with the Merger, including amounts used to pay reorganization expenses, amounts paid to dissenters and all payments, redemptions and distributions (except for regular, normal dividends) made by the Company contemporaneously with, in contemplation of or as part of the Merger. The foregoing representation as to the Company will be true even if the amount of $452,625 paid by Company in redemptions and loan repayments were treated as an asset of the Company held immediately prior to the Merger.

     AI Neither Company nor any person related to Company (within the meaning of Treasury Regulation Section 1.368-1(e)(3) determined without regard to Treasury Regulation Section 1.368-1(e)(3)(i)(A)) has redeemed or purchased, or will redeem or purchase, any Company Capital Stock in connection with the Merger. Company has not made, and will not make, an extraordinary distribution (within the meaning of Temporary Treasury Regulation Section 1.368-1T(e)(1)(ii)(A)) with respect to Company Capital Stock in connection with the Merger.

     AI To the knowledge of management of Company, in connection with the Merger, there is no plan or intention by any of the holders of Company Capital Stock to sell to Parent or any person related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) any Parent Common Stock received in the Merger.

     AI In the Merger, to the knowledge of management of the Company, Merger Sub will have no liabilities (other than immaterial liabilities related to its incorporation) assumed by Company and will not transfer to Company any assets subject to liabilities.

     AI No assets of Company have been sold, transferred or otherwise disposed of which would prevent Parent from continuing the historic business of Company or from using a significant portion of Company's historic assets in a business following the Merger.

     AI Company and Company shareholders will each pay their respective expenses, if any, incurred in connection with or as part of the Merger or related transactions. Company has not paid and will not pay, directly or indirectly, any expenses (including transfer taxes) incurred by any holder of Company Capital Stock in connection with or as part of the Merger or any related transactions. Company has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Capital Stock.

     AI There is no intercorporate indebtedness existing between Parent and Company or between Merger Sub and Company that was issued, acquired or will be settled at a discount.

     AI As of the date hereof, the only capital stock of the Company issued and outstanding is Company Common Stock, Series A Preferred Stock and Series B Preferred Stock. The Series A Preferred Stock and Series B Preferred Stock will be converted to Company Common Stock immediately prior to the Effective Time. At the Effective Time, Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Company that, if exercised or converted, would affect Parent's acquisition or retention of ownership of at least 80 percent of the total combined voting power of all classes of Company stock and at least 80 percent of the total number of shares of each class of Company non-voting stock.

     AI In the Merger, shares of Company Capital Stock representing control of Company, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of Parent. For purposes of this representation, any shares of Company Capital Stock exchanged for cash or other property originating with Parent will be treated as outstanding Company Capital Stock at the Effective Time.

     AI In the Merger, no liabilities of Company or shareholders of Company will be assumed by Parent, and none of the Company Capital Stock acquired by Parent will be subject to liabilities.

     AI Company is not an "investment company" within the meaning of Section 368(a)(2)(F) of the Code.

     AI At no time during the 5-year period ending at the Effective Time did the fair market value of the Company's United States real property interests within the meaning of Section 897 of the Code equal or exceed 50% of the fair market value of its United States real property interests, its interests in real property located outside the United States, plus any other of its assets which are used or held for use in a trade or business, as these terms are defined in Section 897 of the Code. For purposes of this representation, a United States real property interest includes a leasehold interest in real property located in the United States.

     AI No person owns, directly or indirectly, 50 percent or more in value of the stock of the Company within the meaning of Section 1298 of the Code.

     AI Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     AI At the Effective Time, the total fair market value of the assets of Company will exceed the total liabilities of the Company assumed plus the amount of any liabilities to which the assets of Company are subject.

     AI The payment of cash in lieu of fractional shares of Parent Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to holders of Company Capital Stock instead of issuing fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to holders of Company Capital Stock. The fractional share interests of each holder of Company Capital Stock will be aggregated and, to the knowledge of the management of Company, no holder of Company Capital Stock will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock.

     AI None of the employee compensation (or director compensation) received by any shareholder-employees (or director-employees) of Company is or will be separate consideration for, or allocable to, any of their shares of Company Capital Stock to be surrendered in the Merger. None of the shares of Parent Common Stock to be received by any shareholder-employee (or director employee) of the Company in the Merger will be separate consideration for, or allocable to, any employment, consulting or similar arrangement. Any compensation paid or to be paid to any shareholder of the Company who will be an employee or provide advisory services for Parent, Merger Sub, Company or any affiliate thereof after the Merger will be determined by bargaining at arm's length.

     AI The Merger is being effected for bona fide business reasons and will be carried out strictly in accordance with the Agreement, as described in the Proxy Statement, and none of the material terms and conditions thereof have been or will be waived or modified.

     AI The Merger Agreement and the documents described in the Merger Agreement represent the entire understanding of Parent, Merger Sub and Company with respect to the Merger.

     AI Company will not take any position on any Federal, state or local income or franchise tax return, or take any tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined by Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

     AI The shareholder's agreement dated as of August 31, 1998 was terminated prior to the signing of the Agreement.

     Morrison & Foerster LLP may rely, without further inquiry, on this Certificate in rendering its opinion as to certain United States federal income tax consequences of the Merger and we will promptly and timely inform them if, after signing this Certificate, we have reason to believe that any of the above certifications ceases to be true, correct and complete in any respect.

                                       Very truly yours,

                                       VIRTUAL COMMUNITIES, INC.


                                       By ____________________________

                                       Name __________________________

                                       Title _________________________

                       HEURISTIC DEVELOPMENT GROUP, INC.

                             REPRESENTATION LETTER

                                 June __, 1999


                            Morrison & Foerster LLP

                               425 Market Street

                            San Francisco, CA 94105

                             Ladies and Gentlemen:

     In connection with the opinion to be delivered pursuant to Section 8.2(d) of the Agreement and Plan of Merger (the "Agreement")(1) dated as of
June   , 1999, among Heuristic Development Group, Inc., a Delaware corporation ("Parent"), HDG Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Virtual Communities, Inc., a Delaware corporation ("Company"), the undersigned officer of Parent hereby certifies and represents as to Parent and Merger Sub, after due inquiry and investigation, as follows, provided that none of such certifications and representations shall apply to actions taken by HDG after the officers and directors of Parent have been replaced by officers and directors of the Company:

     AI The facts relating to the merger (the "Merger") of Merger Sub with and into Company pursuant to the Agreement and as described in the Parent Proxy Statement dated ____, 1999 (the "Proxy Statement"), are, insofar as such facts pertain to Parent and Merger Sub, true, correct and complete in all respects at the date hereof and will be true, correct and complete in all respects at the Effective Time.(2)

     AI The consideration to be received in the Merger by holders of the outstanding capital stock of the Company ("Company Capital Stock") was determined by arm's length negotiations between the managements of Parent and Company.

--------------

(1) References contained in this Certificate to the "Agreement" include, unless the context otherwise requires, each document attached as an exhibit or annex thereto.

(2) Capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement.

     AI In connection with the Merger, no holder of Company Capital Stock will receive in exchange for such stock, directly or indirectly, any consideration other than Parent Common Stock, cash in lieu of a fractional share thereof, and cash paid to dissenters. No more than 7% in value of the shares of the Company will dissent to the Merger.

     AI After the Merger, the Company will hold at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger, and the management of the Parent and Merger Sub has no knowledge, or reason to believe, that after the Merger, the Company will not hold at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Company immediately prior to the Merger. For purposes of this representation, assets of Merger Sub or Company held immediately prior to the Merger include amounts paid or incurred by Merger Sub or Company in connection with the Merger, including amounts used to pay reorganization expenses, amounts paid to dissenters and all payments, redemptions and distributions (except for regular, normal dividends) made by the Company contemporaneously with, in contemplation of or as part of the Merger. The management of the Parent and Merger Sub has no knowledge, or reason to believe, that the foregoing representation as to the Company will be untrue even if the amount of $452,625 paid by Company in redemptions and loan repayments were treated as an asset of the Company held immediately prior to the Merger.

     AI Prior to the Merger, Parent will be in control of Merger Sub within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code"). Merger Sub has been formed solely in order to consummate the Merger, and at no time has or will Merger Sub conduct any business activities or other operations of any kind other than the issuance of its stock to Parent prior to the Effective Time.

     AI Following the Merger, Parent has no plan or intention to cause Company to issue any additional shares of stock which would result in Parent losing control of Company within the meaning of Section 368(c) of the Code.

     AI Except for cash paid in lieu of fractional shares of Parent Common Stock pursuant to the Merger, neither Parent nor any persons related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) has any plan or intention to purchase, redeem or otherwise acquire any of the Parent Common Stock issued pursuant to the Merger.

     AI Parent does not have any stock repurchase programs in effect and has no plan or intention to adopt any such programs in connection with the Merger.

     AI Parent has no plan or intention to: (a) liquidate Company; (b) merge Company with or into another corporation; (c) sell, exchange, transfer or otherwise dispose of any stock of Company except for transfers described in
Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-1(d); or (d) cause Company to sell, exchange, transfer or otherwise dispose of any of its assets or of any assets acquired from Merger Sub in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

     AI In the Merger, Merger Sub will have no liabilities (other than immaterial liabilities related to its incorporation) assumed by Company and will not transfer to Company any assets subject to liabilities.

     AI Following the Merger, Parent will cause Company to continue its historic business or will use a significant portion of its historic assets in a business.

     AI Parent and Merger Sub will each pay its or their respective expenses, if any, incurred in connection with or as part of the Merger and related transactions. Neither Parent nor Merger Sub has paid or will pay, directly or indirectly, any expenses (including transfer taxes) incurred by any holder of Company Capital Stock in connection with or as part of the Merger or any related transactions. Neither Parent nor Merger Sub has agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Capital Stock.

     AI There is no intercorporate indebtedness existing between Parent and Company or between Merger Sub and Company that was issued, acquired or will be settled at a discount.

     AI In the Merger, shares of Company Capital Stock representing control of Company, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of Parent. For purposes of this representation, any shares of Company Capital Stock exchanged for cash or other property originating with Parent will be treated as outstanding Company Capital Stock at the Effective Time.

     AI In connection with the Merger, no liabilities of Company or shareholders of Company will be assumed by Parent, and none of the Company Capital Stock acquired by Parent will be subject to liabilities.

     AI The payment of cash in lieu of fractional shares of Parent Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to holders of Company Capital Stock instead of issuing fractional shares of Parent Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to holders of Company Capital Stock. The fractional share interests of each holder of Company Capital Stock will be aggregated and, to the knowledge of the management of Parent, no holder of Company Capital Stock will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock.

     AI None of the employee compensation (or director compensation) received by any shareholder-employees (or director employees) of Company is or will be separate consideration for, or allocable to, any of their shares of Company Capital Stock to be surrendered in the Merger. None of the shares of Parent Common Stock to be received by any shareholder-employee (or director employee) of the Company in the Merger will be separate consideration for, or allocable to, any employment, consulting or similar arrangement. Any compensation paid or to be paid to any shareholder of the Company who will be an employee or provide advisory services for Parent, Merger Sub, Company or any affiliate thereof after the Merger will be determined by bargaining at arm's length.

     AI Neither Parent nor any subsidiary of Parent has acquired or prior to the Merger will acquire, or has owned in the past five years, beneficially or of record, any class of stock of Company or any securities of Company or any instrument giving the holder the right to acquire any such stock or securities.

     AI Neither Parent nor Merger Sub is an "investment company" within the meaning of Section 368(a)(2)(F) of the Code.

     AI The Merger is being effected for bona fide business reasons and will be carried out strictly in accordance with the Agreement, as described in the Proxy Statement, and none of the material terms and conditions thereof have been or will be waived or modified.

     AI The Merger Agreement and the documents described in the Merger Agreement represent the entire understanding of Parent, Merger Sub and Company with respect to the Merger.

     AI Neither Parent nor Merger Sub will take any position on any Federal, state or local income or franchise tax return, or take any tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined by Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

     Morrison & Foerster LLP may rely, without further inquiry, on this Certificate in rendering its opinion as to certain United States federal income tax consequences of the Merger and we will promptly and timely inform them if, after signing this Certificate, we have reason to believe that any of the above certifications ceases to be true, correct and complete in any respect.

                                       Very truly yours,

                                       HEURISTIC DEVELOPMENT, INC.


                                       By ____________________________

                                       Name __________________________

                                       Title _________________________

                       FUTURE OFFICERS AND DIRECTORS OF
                       HEURISTIC DEVELOPMENT GROUP, INC.

                             REPRESENTATION LETTER



                                 June __, 1999


Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105


Ladies and Gentlemen:

     In connection with the opinion to be delivered pursuant to Section 8.2(d) of the Agreement and Plan of Merger (the "Agreement") (3) dated as of June __, 1999, among Heuristic Development Group, Inc., a Delaware corporation ("Parent"), HDG Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Virtual Communities, Inc., a Delaware corporation ("Company"), the undersigned, who will be the officers and directors of Parent subsequent to the Merger, hereby certify and represent as to Parent and Merger Sub, after due inquiry and investigation, as follows, provided that none of such certifications and representations shall apply to actions taken by HDG prior to the time that the officers and directors of Parent have been replaced by officers and directors of the Company (4),:

     AI After the Merger, to the knowledge of the undersigned, Company will hold at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger, and, to the knowledge of the undersigned, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Company immediately prior to the Merger. For purposes of this representation, assets of Merger Sub or Company held immediately prior to the Merger include amounts paid or incurred by Merger Sub or Company in connection with the Merger, including amounts used to pay reorganization expenses, amounts paid to dissenters and all payments, redemptions and distributions (except for regular, normal dividends) made by the Company contemporaneously with, in contemplation of or as part of the Merger. The foregoing representation as to the Company will be true even if the amount of $452,625 paid by Company in redemptions and loan repayments were treated as an asset of the Company held immediately prior to the Merger.

--------------

(3) References contained in this Certificate to the "Agreement" include, unless the context otherwise requires, each document attached as an exhibit or annex thereto.

(4) Capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement.

     AI Following the Merger, Parent has no plan or intention to cause Company to issue any additional shares of stock which would result in Parent losing control of Company within the meaning of Section 368(c) of the Internal Revenue Code (the "Code").

     AI Except for cash paid in lieu of fractional shares of Parent Common Stock pursuant to the Merger, neither Parent nor any persons related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) have any plan or intention to purchase, redeem or otherwise acquire any of the Parent Common Stock issued pursuant to the Merger.

     AI Parent has no plan or intention to adopt any stock repurchase program in connection with the Merger.

     AI Parent has no plan or intention to: (a) liquidate Company; (b) merge Company with or into another corporation; (c) sell, exchange, transfer or otherwise dispose of any stock of Company except for transfers described in
Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-1(d); or (d) cause Company to sell, exchange, transfer or otherwise dispose of any of its assets or of any assets acquired from Merger Sub in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

     AI Following the Merger, Parent will cause Company to continue its historic business or will use a significant portion of its historic assets in a business.

     AI Neither Parent nor Merger Sub has paid or will pay, directly or indirectly, any expenses (including transfer taxes) incurred by any holder of Company Capital Stock in connection with or as part of the Merger or any related transactions. Neither Parent nor Merger Sub has agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Capital Stock.

     AI Neither Parent nor Merger Sub will take any position on any Federal, state or local income or franchise tax return, or take any tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined by Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

     Morrison & Foerster LLP may rely, without further inquiry, on this Certificate in rendering its opinion as to certain United States federal income tax consequences of the Merger and we will promptly and timely inform them if, after signing this Certificate, we have reason to believe that any of the above certifications ceases to be true, correct and complete in any respect.

                                       Very truly yours,

                                   EXHIBIT X

[Closing Date]

Heuristic Development Group, Inc.
1219 Morningside Drive
Manhattan Beach, CA 90266


Virtual Communities, Inc.
151 West 25th Street
New York, NY  10001


Gentlemen:

     This letter is being delivered to you in connection with the proposed merger (the "Merger") of a wholly-owned subsidiary ("HDG Sub") of Heuristic Development Group, Inc., a Delaware corporation ("HDG"), with and into Virtual Communities, Inc., a Delaware corporation ("VCI"), as substantially described in that certain letter of intent dated March 31, 1999, between VCI and HDG (the "LOI"), and pursuant to the subsequent negotiations of VCI and HDG following the execution and delivery of such letter of intent (including the subsequent determination to structure the Merger as a "reverse triangular merger").

     The undersigned, for himself and itself, as the case may be, and his or its respective agents, representatives, successors and assigns (collectively, the "Undersigned") hereby acknowledges and agrees, effective upon the consummation of the Merger, as follows:

     (a) There are no claims, rights, damages, costs (including costs of suit and attorneys' fees and expenses), demands, causes of action, liabilities and suits, of whatever nature, character, type or description, including, but not limited to, any claims for salary, wages, bonuses, fees or other compensation (collectively, "Claims"), existing or potential, known or suspected, that have been, could have been or in the future might be asserted by the Undersigned against any and all of HDG, HDG Sub, VCI or any of their shareholders, officers, directors, employees, agents, representatives, successors and assigns (collectively, the "HDG Parties"), arising out of facts or circumstances occurring at any time on or prior to the consummation of the Merger (the "Closing"); PROVIDED, HOWEVER, that this letter shall not be construed to waive, release or discharge any right, claim or interest that the Undersigned may have by reason of the Undersigned's ownership of any option, warrant or share of capital stock of HDG except for the Undersigned's rights to initiate, assert or join as a party to any claim, demand, cause of action or suit of any kind arising out of facts or circumstances occurring at any time on or prior to the Closing which shall be waived, released and discharged in full.

     (b) For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Undersigned does hereby fully, unconditionally, irrevocably and without reserve release and discharge each HDG Party from any Claim, whether existing or potential, known or unknown, suspected or unsuspected, that have been, could have been or in the future might be asserted by the Undersigned, arising out of or in any way relating to any facts or circumstances referred to in paragraph (a) above and as limited therein; PROVIDED, HOWEVER, that paragraphs (a) and (b) shall not be applicable to any indemnification right the Undersigned may have under the definitive Agreement and Plan of Merger between VCI, HDG and HDG Sub to be executed and delivered with respect to the Merger.

     (c) The Undersigned makes this statement for your benefit and protection with the understanding that you (and any assignee or successor thereof) intend to rely upon the statements contained herein in proceeding to consummate the Merger and the transactions contemplated in the LOI, as such LOI may be amended in writing or otherwise.

     The Undersigned agrees to execute and deliver such other documents or instruments which are necessary or desirable to evidence and affect the matters referred to in this letter agreement. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. No modification, amendment, supplement to or waiver of this letter agreement shall be binding unless made in writing and duly signed by the Undersigned, VCI and HDG. This letter agreement shall be binding upon and shall inure to the benefit of the Undersigned, HDG, HDG Sub, VCI and their respective successors and assigns.

                                       Sincerely,


                                       ___________________________________
                                       Print Name:

                                   EXHIBIT XI

                                    AMENDED

                                      AND

                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                       HEURISTIC DEVELOPMENT GROUP, INC.

                        Adopted in accordance with the

                      provisions of Sections 242 and 245

                     of the Delaware General Corporation Law

     The Certificate of Incorporation of Heuristic Development Group, Inc. (the "Corporation"), as (i) originally filed with the Secretary of the State of Delaware on July 20, 1994 under the name of EIS International Group, Ltd.,
(ii) as amended on August 8, 1994, (iii) as amended by the filing of the Certificate of Designation of Series A Preferred Stock on August 23, 1994,
(iv) as amended on March 3, 1995, and (v) as amended on October 23, 1996, is hereby amended, restated and duly adopted as set forth below pursuant to the provisions of Section 245 of the Delaware General Corporation Law, and pursuant to resolutions adopted by the Board of Directors of the Corporation by unanimous written consent dated __________, 1999, in accordance with the provisions of Section 141(f) of the Delaware General Corporation Law and the Certificate of Incorporation, as amended, and the Bylaws of the Corporation, and pursuant to resolutions adopted by holders of the necessary number of shares of the Corporation's capital stock, acting at a special meeting held on ____________, 1999, in accordance with the provisions of Sections 211-231 of the Delaware General Corporation Law and the Certification of Incorporation, as amended, and the Bylaws, of the Corporation.

     THE UNDERSIGNED does hereby certify as follows:

     FIRST: The name of the Corporation (hereinafter referred to as the "Corporation") is

                          VIRTUAL COMMUNITIES, INC.

     SECOND: The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

     FOURTH: The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue is Fifty Million (50,000,000) shares, of which Forty-five Million (45,000,000) shares, par value $0.01 each, shall be common stock (the "Common Stock") and Five Million (5,000,000) shares, par value $0.01 each, shall be preferred stock (the "Preferred Stock").

     The relative powers, designations, preferences, special rights, restrictions and other matters relating to the Common Stock are as set forth below in this Article Fourth.

     Any of the shares of Preferred Stock may be issued from time to time in one or more series. Subject to the limitations and restrictions in this Article Fourth set forth, the Board of Directors or a Committee of the Board of Directors, to the extent permitted by law and the Bylaws of the Corporation or a resolution of the Board of Directors, by resolution or resolutions and by executing, acknowledging and filing a certificate of designations pursuant to the Delaware General Corporation Law, is expressly authorized to create, provide for and issue any such series, and to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter, in any one or more respects from time to time the dividend rights, dividend rates, conversion rights, exchange rights, voting powers (full, limited or non-voting powers), rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them, and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as hereinafter in this Article Fourth otherwise expressly provided, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by a Committee of the Board of Directors, providing for the issuance of the various series; PROVIDED, HOWEVER, that all shares of any one series of Preferred Stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

     Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, and each stockholder of the Corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation.

     FIFTH: Except as set forth in Article FOURTH, the number of directors of the Corporation shall be such as from time to time shall be fixed in the manner provided in the Bylaws. Election of directors need not be by written ballot unless the Bylaws shall so provide.

     SIXTH: In furtherance and not in limitation of the powers and authorities herein or by statute expressly conferred upon them, the Board of Directors, is expressly authorized and empowered to make, alter or repeal the Bylaws of the Corporation.

     SEVENTH: Meetings of stockholders and directors may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to the provisions of Delaware law) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     EIGHTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 or successor provisions of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights and powers conferred herein on stockholders, directors or officers are granted subject to these reservations.

     TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     ELEVENTH: The name and mailing address of the incorporator of the Corporation is Dawn Szafranski, Corporation Service Company, 1013 Centre Road, Wilmington, DE 19805.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Gregory L. Zink, President, and attested to by Theodore Lanes, Secretary, this ___ day of ____________, 1999.

HEURISTIC DEVELOPMENT GROUP, INC.

By:   /s/ GREGORY L. ZINK
   -------------------------------
     Gregory L. Zink,
     President

ATTEST:

      /s/ THEODORE LANES
   -------------------------------
     Theodore Lanes,
     Secretary

                                  EXHIBIT XII

                              AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                            VIRTUAL COMMUNITIES, INC.

                                   ARTICLE I

                                    Offices

                          SECTION 1.1  REGISTERED OFFICE.

     The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

                           SECTION 1.2  OTHER OFFICES.

     The corporation shall also have and maintain an office or principal place of business at 151 West 25th Street, New York, New York 10001 and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II

                            Stockholders' Meetings

                         SECTION 2.1  PLACE OF MEETINGS.

     Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to
Section 1.2 of Article I hereof.

                         SECTION 2.2  ANNUAL MEETINGS.

     The annual meetings of the stockholders of the corporation, commencing with the year 2000, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors, or, if not so designated, then at 10:00 a.m. on May 15, in each year if not a legal holiday or weekend, and, if a legal holiday or weekend, at the same hour and place on the next succeeding business day not a holiday or weekend.

                          SECTION 2.3  SPECIAL MEETINGS.

     Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by the Chairman of the Board or the President or the Board of Directors at any time.

                         SECTION 2.4  NOTICE OF MEETINGS.

(a) Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders, whether annual or special, specifying the place, date and hour and purpose or purposes of the meeting, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote thereat, directed to his address as it appears upon the books of the Corporation; except that where the matter to be acted on is a merger or consolidation of the corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty nor more than sixty days prior to such meeting.

(b) If at any meeting action is proposed to be taken which, if taken, would entitle shareholders fulfilling the requirements of section 262(d) of the Delaware General Corporation Law to an appraisal of the fair value of their shares, the notice of such meeting shall contain a statement of that purpose and to that effect and shall be accompanied by a copy of that statutory section.

(c) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(d) Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after such meeting, and to the extent permitted by law, will be waived by any stockholder by his attendance thereat, in person or by proxy. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

(e) Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

                       SECTION 2.5  QUORUM AND VOTING.

(a) At all meetings of stockholders, except where otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the issued and outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Shares, the voting of which at said meeting have been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at said meeting. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum is present or represented any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the voting power represented at any meeting at which a quorum is present shall be valid and binding upon the corporation.

(c) Except where otherwise provided by law, the Certificate of Incorporation or in any Certificate of Designation (as filed by, or caused to be filed by, the corporation with the Secretary of State of the State of Delaware pursuant to Section 151 of the Delaware General Corporation Law), where a separate vote by a class, series or classes is required, a majority of the outstanding shares of such class, series or classes, present in person or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class, series or classes present in person or represented by proxy duly authorized at the meeting shall be the act of such class.

                         SECTION 2.6  VOTING RIGHTS.

(a) Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the corporation on the record date for determining the stockholders entitled to vote at said meeting shall be entitled to vote at such meeting. Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.

(b) Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary of the corporation at or before the meeting at which it is to be used. Said proxy so appointed need not be a stockholder. No proxy shall be voted on after three years from its date unless the proxy provides for a longer period.

(c) Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to subsection (b) of this section, the following shall constitute a valid means by which a stockholder may grant such authority:

         (1) A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

         (2) A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Such authorization can be established by the signature of the stockholder on the proxy, either in writing or by a signature stamp or facsimile signature, or by a number or symbol from which the identity of the stockholder can be determined, or by any other procedure deemed appropriate by the inspectors or other persons making the determination as to due authorization. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(d) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (c) of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

            SECTION 2.7  VOTING PROCEDURES AND INSPECTORS OF ELECTIONS.

(a) The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

(b) The inspectors shall (I) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots,
(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

(d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with
Section 212(c)(2) of the Delaware General Corporation Law, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

                      SECTION 2.8  LIST OF STOCKHOLDERS.

     The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

              SECTION 2.9  STOCKHOLDER PROPOSALS AT ANNUAL MEETINGS.

     At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the Direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 45 days nor more than 75 days prior to the date on which the corporation first mailed its proxy materials for the previous year's annual meeting of shareholders (or the date on which the corporation mails its proxy materials for the current year if during the prior year the corporation did not hold an annual meeting or if the date of the annual meeting was changed more than 30 days from the prior year). A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (I) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.9, provided, however, that nothing in this Section 2.9 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

     The Chairman of an annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.9, and if he should so determine he shall so declare at the meeting, and any such business not properly brought before the meeting shall not be transacted.

     Nothing in this Section 2.9 shall affect the right of a stockholder to request inclusion of a proposal in the corporation's proxy statement to the extent that such right is provided by an applicable rule of the Securities and Exchange Commission.

  SECTION 2.10  NOMINATIONS OF PERSONS FOR ELECTION TO THE BOARD OF DIRECTORS.

     In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders, by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.10. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 45 days nor more than 75 days prior to the date on which the corporation first mailed its proxy materials for the previous year's annual meeting of shareholders (or the date on which the corporation mails its proxy materials for the current year if during the prior year the corporation did not hold an annual meeting or if the date of the annual meeting was changed more than 30 days from the prior year). Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director,
(I) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934; and
(b) as to the stockholder giving the notice, (I) the name and record address of the stockholder, and (ii) the class and number of shares of the corporation which are beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of preferred stock.

     The Chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare at the meeting and the defective nomination shall be disregarded.

                    SECTION 2.11  ACTION WITHOUT MEETING.

     Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. To be effective, a written consent must be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation in accordance with this Section. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III

                                   Directors

                      SECTION 3.1  NUMBER AND TERM OF OFFICE.

     The number of directors of the corporation shall not be less than three nor more than nine until changed by amendment of the Certificate of Incorporation or by a Bylaw amending this Section 3.1 duly adopted by the vote or written consent of holders of a majority of the outstanding shares or by the Board of Directors. The exact number of directors shall be fixed from time to time, within the limits specified in the Certificate of Incorporation or in this Section 3.1, by a bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by the Board of Directors. Subject to the foregoing provisions for changing the number of directors, the number of directors of the corporation has been fixed at seven.

     Except as provided in Section 3.3 of this Article III, the directors shall be elected by a plurality vote of the shares represented in person or by proxy, at the stockholders annual meeting in each year and entitled to vote on the election of directors. Elected directors shall hold office until the next annual meeting and until their successors shall be duly elected and qualified. Directors need not be stockholders. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

                             SECTION 3.2  POWERS.

     The powers of the corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors.

                            SECTION 3.3  VACANCIES.

     Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the unexpired portion of the term of the director whose place shall be vacant, and until his successor shall have been duly elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this section in the case of the death, removal, incapacity or resignation of any director, or if the stockholders fail at any meeting of stockholders at which directors are to be elected (including any meeting referred to in Section 3.4 below) to elect the number of directors then constituting the whole Board of Directors.

                      SECTION 3.4  RESIGNATIONS AND REMOVALS.

         (a) Any director may resign at any time by delivering his written resignation to the Board of Directors, the President or the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Board of Directors, the President or the Secretary or at the pleasure of the Board of Directors. If no such specification is made it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

         (b) At a special meeting of stockholders called for the purpose in the manner hereinabove provided, the Board of Directors, or any individual director, may be removed from office, with or without cause, and a new director or directors elected by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors.

                            SECTION 3.5  MEETINGS.

         (a) The annual meeting of the Board of Directors shall be held immediately after the annual stockholders' meeting and at the place where such meeting is held or at the place announced by the Chairman at such meeting. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

         (b) Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to Section 1.2 of Article I hereof.
Regular meetings of the Board of Directors may also be held at any place within or without the State of Delaware which has been designated by resolutions of the Board of Directors or the written consent of all directors.

         (c) Special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board or, if there is no Chairman of the Board, by the President, or by a majority of the directors.

         (d) Written notice of the time and place of all regular and special meetings of the Board of Directors shall be delivered personally to each director or sent by telegram or facsimile transmission at least 48 hours before the start of the meeting, or sent by first class mail at least 120 hours before the start of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat.

                        SECTION 3.6  QUORUM AND VOTING.

         (a) A quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time in accordance with
Section 3.1 of Article III of these Bylaws, but not less than one; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

         (b) At each meeting of the Board of Directors at which a quorum is present all questions and business shall be determined by a vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation, or these Bylaws. At each meeting of the Board of Directors, each director present thereat shall have one vote.

         (c) Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

         (d) The transactions of any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                      SECTION 3.7  ACTION WITHOUT MEETING.

         Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board or committee.

                        SECTION 3.8  FEES AND COMPENSATION.

         Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors; provided, however, that nothing herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                           SECTION 3.9  COMMITTEES.

         (a) Executive Committee: The Board of Directors may appoint an Executive Committee of not less than one member, each of whom shall be a director. The Executive Committee, to the extent permitted by law, shall have and may exercise when the Board of Directors is not in session all powers of the Board in the management of the business and affairs of the Corporation, except such committee shall not have the power or authority to amend these Bylaws or to approve or recommend to the stockholders any action which must be submitted to stockholders for approval under the General Corporation Law.

          (b) Other Committees: The Board of Directors may, by resolution passed by a majority of the whole Board, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

          (c) Term: The members of all committees of the Board of Directors shall serve a term coexistent with that of the Board of Directors which shall have appointed such committee. The Board, subject to the provisions of subsections (a) or (b) of this Section 3.9, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided, that no committee shall consist of less than one member.
 The membership of a committee member shall terminate on the date of his death or voluntary resignation, but the Board may at any time for any reason remove any individual committee member and the Board may fill any committee vacancy created by death, resignation, incapacity, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

          (d) Meetings: Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 3.9 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter; special meetings of any such committee may be held at the principal office of the corporation required to be maintained pursuant to Section 1.2 of Article I hereof; or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time after the meeting and will be waived by any director by attendance thereat. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

                                  ARTICLE IV

                                   Officers

                        SECTION 4.1  OFFICERS DESIGNATED.

     The officers of the corporation shall be a President, a Secretary, and a Treasurer. The Board of Directors or the President may also appoint a Chairman of the Board, one or more Vice-Presidents, assistant secretaries, assistant treasurers, and such other officers and agents with such powers and duties as it or he shall deem necessary. The order of the seniority of the Vice-Presidents shall be in the order of their nomination, unless otherwise determined by the Board of Directors. The Board of Directors may assign such additional titles to one or more of the officers as they shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

                 SECTION 4.2  TENURE AND DUTIES OF OFFICERS.

         (a) General: All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the corporation.

         (b) Duties of the Chairman of the Board of Directors: The Chairman of the Board of Directors (if there be such an officer appointed) shall be the chief executive officer of the corporation and, when present, shall preside at all meetings of the shareholders and the Board of Directors. The Chairman of the Board of Directors shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

         (c) Duties of President: The President shall be the chief executive officer of the corporation in the absence of the Chairman of the Board and shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. The President shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

         (d) Duties of Vice-Presidents: The Vice-Presidents, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of the President is vacant. The Vice-President shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

         (e) Duties of Secretary: The Secretary shall attend all meetings of the shareholders and of the Board of Directors and any committee thereof, and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice, in conformity with these Bylaws, of all meetings of the shareholders, and of all meetings of the Board of Directors and any Committee thereof requiring notice. The Secretary shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

         (f) Duties of Treasurer: The Treasurer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner, and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the board of directors or the president shall designate from time to time. The President may direct any Assistant Treasurer to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each Assistant Treasurer shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

                                   ARTICLE V

                    Execution of Corporate Instruments, and

                 Voting of Securities Owned by the Corporation

                SECTION 5.1  EXECUTION OF CORPORATE INSTRUMENTS.

         (a) The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation.

         (b) Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board (if there be such an officer appointed) or by the President; such documents may also be executed by any Vice-President and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

         (c) All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation, or in special accounts of the corporation, shall be signed by such person or persons as the Board of Directors shall authorize so to do.

           SECTION 5.2  VOTING OF SECURITIES OWNED BY CORPORATION.

     All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board (if there be such an officer appointed), or by the President, or by any Vice-President.

                                  ARTICLE VI

                                Shares of Stock

                 SECTION 6.1  FORM AND EXECUTION OF CERTIFICATES.

     Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman of the Board (if there be such an officer appointed), or by the President or any Vice-President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                         SECTION 6.2  LOST CERTIFICATES.

     The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to indemnify the corporation in such manner as it shall require and/or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                             SECTION 6.3  TRANSFERS.

     Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed, and with such proof of the authenticity of the endorsement and of authority to transfer and of payment of transfer taxes as the corporation or its agents may require.

                        SECTION 6.4  FIXING RECORD DATES.

         (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held. A determination of stockholders of record entitled notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. if no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         (c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                    SECTION 6.5  REGISTERED STOCKHOLDERS.

     The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII

                       Other Securities of the Corporation

     All bonds, debentures and other corporate securities of the corporation, other than stock certificates, may be signed by the Chairman of the Board (if there be such an officer appointed), or the President or any Vice-President or such other person as may be authorized by the Board of Directors and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signature of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation, or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

                                 ARTICLE VIII

                                Corporate Seal

     The corporate seal shall consist of a die bearing the name of the corporation and the state and date of its incorporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE IX

           Indemnification of Officers, Directors, Employees and Agents

                     SECTION 9.1  RIGHT TO INDEMNIFICATION.

     Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "Proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent (hereafter an "Agent"), shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereinafter "Expenses"); PROVIDED, HOWEVER, that except as to actions to enforce indemnification rights pursuant to
Section 9.3 of this Article, the corporation shall indemnify any Agent seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article shall be a contract right.

                  SECTION 9.2  AUTHORITY TO ADVANCE EXPENSES.

     Expenses incurred by an officer or director (acting in his capacity as such) in defending a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding, PROVIDED, HOWEVER, that if required by the Delaware General Corporation Law, as amended, such Expenses shall be advanced only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article or otherwise. Expenses incurred by other Agents of the corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the corporation for Expense advances shall be unsecured and no interest shall be charged thereon.

                  SECTION 9.3  RIGHT OF CLAIMANT TO BRING SUIT.

     If a claim under Section 9.1 or 9.2 of this Article is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys' fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

                      SECTION 9.4  PROVISIONS NONEXCLUSIVE.

     The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Certificate, agreement, or vote of the stockholders or disinterested directors is inconsistent with these bylaws, the provision, agreement, or vote shall take precedence.

                        SECTION 9.5  AUTHORITY TO INSURE.

     The corporation may purchase and maintain insurance to protect itself and any Agent against any Expense, whether or not the corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article.

                        SECTION 9.6  SURVIVAL OF RIGHTS.

     The rights provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                        SECTION 9.7  SETTLEMENT OF CLAIMS.

     The corporation shall not be liable to indemnify any Agent under this Article (a) for any amounts paid in settlement of any action or claim effected without the corporation's written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

                       SECTION 9.8  EFFECT OF AMENDMENT.

     Any amendment, repeal, or modification of this Article shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal, or modification.

                           SECTION 9.9  SUBROGATION.

     In the event of payment under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

                    SECTION 9.10  NO DUPLICATION OF PAYMENTS.

     The corporation shall not be liable under this Article to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

                                   ARTICLE X

                                    Notices

     Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, the same shall be given in writing, timely and duly deposited in the United States Mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent. Any notice required to be given to any director may be given by the method hereinabove stated, or by telegram or other means of electronic transmission, except that such notice other than one which is delivered personally, shall be sent to such address or (in the case of facsimile telecommunication) facsimile telephone number as such director shall have filed in writing with the Secretary of the corporation, or, in the absence of such filing, to the last known post office address of such director. If no address of a stockholder or director be known, such notice may be sent to the office of the corporation required to be maintained pursuant to Section 1.2 of
Article I hereof. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing and all notices given by telegram or other means of electronic transmission shall be deemed to have been given as at the sending time recorded by the telegraph company or other electronic transmission equipment operator transmitting the same. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such a stockholder or such director to receive such notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

                                  ARTICLE XI

                                  Amendments

     These Bylaws may be repealed, altered or amended or new Bylaws adopted by written consent of stockholders in the manner authorized by Section 2.11 of Article II, or at any meeting of the stockholders, either annual or special, by the affirmative vote of a majority of the stock entitled to vote at such meeting, unless a larger vote is required by these Bylaws or the Certificate of Incorporation. The Board of Directors shall also have the authority to repeal, alter or amend these Bylaws or adopt new Bylaws (including, without limitation, the amendment of any Bylaws setting forth the number of directors who shall constitute the whole Board of Directors) by unanimous written consent or at any annual, regular, or special meeting by the affirmative vote of a majority of the whole number of directors, subject to the power of the stockholders to change or repeal such Bylaws and provided that the Board of Directors shall not make or alter any Bylaws fixing the qualifications, classifications, or term of office of directors.

                                 EXHIBIT XIII

[Closing Date]

Heuristic Development Group, Inc.

1219 Morningside Drive

Manhattan Beach, CA  90266

Virtual Communities, Inc.

151 West 25th Street

New York, NY  10001

Gentlemen:

     This letter is being delivered to you concurrent with the merger (the "Merger") of HDG Acquisition Sub, Inc., a Delaware corporation ("HDG Sub"), a wholly-owned subsidiary of Heuristic Development Group, Inc., a Delaware corporation ("HDG"), with and into Virtual Communities, Inc., a Delaware corporation ("VCI"), pursuant to that certain Agreement and Plan of Merger, dated May __, 1999, among HDG, HDG Sub and VCI (the "Merger Agreement").

     The undersigned, for himself and his agents, representatives, successors and assigns (collectively, the "Undersigned"), hereby acknowledges and agrees, effective upon the consummation of the Merger (the "Closing"), as follows:

SECURITIES EXCHANGE AGREEMENT

Reference is hereby made to that certain letter agreement, of even date herewith, between the parties hereto (the "Securities Exchange Agreement"). Capitalized terms not defined herein, including the term "Warrant," shall have the meanings given to such terms in the Securities Exchange Agreement.

LIMITED RECOURSE GUARANTY

The Undersigned hereby irrevocably and unconditionally guarantees the representation and warranty of HDG made at Closing that the condition of Closing set forth in Section 8.2(s) of the Merger Agreement (but only insofar as it relates to HDG's costs, fees and expenses as contemplated by Section
10.5 of the Merger Agreement) was satisfied in full prior to Closing (the "Representation"). HDG's sole recourse with respect to this guaranty shall be limited as provided by the Adjustment remedy set forth in this section.

Attached hereto is a schedule (the "Schedule") of HDG's and HDG Sub's costs, fees and expenses prepared for purposes of evidencing HDG's satisfaction of the condition set forth in Section 8.2(s) of the Merger Agreement, which the undersigned hereby confirms to be accurate and correct.

If (a) the Representation is inaccurate, (b) HDG is required to pay any fee, loss, damage, claim, liability, cost or expense not set forth on the Schedule (a "Loss"), (c) the aggregate amount of all Losses exceeds $5,000, and (d) HDG has notified the Undersigned of the Loss in writing as set forth herein below before or on the date that is 4 months from the date of Closing, then, with respect to each such Loss (to the extent the aggregate of such Losses exceeds $5,000), HDG shall be entitled to amend, by its sole action, the Warrant to reduce the amount of shares of HDG Common Stock that may be acquired upon the exercise of the Warrant by the Adjustment.

For purposes of this agreement, the following terms shall have the following meanings:

         "Adjustment" shall equal the Loss (to the extent the aggregate of such Losses exceeds $5,000) divided by the Spread.

         "Spread" shall equal the difference between the exercise price of the Warrant and the average closing bid price of the HDG Common Stock trading on the Nasdaq SmallCap Market for the 5 consecutive trading days prior to the date that HDG provides notice of the Loss to the Undersigned, or if not so trading, the difference between the exercise price of the Warrant and the fair market value of one (1) share of HDG Common Stock (as determined by the HDG Board of Directors in good faith) on the date that HDG provides notice of the Loss to the Undersigned. In the event that the Spread is less than $.01, the Spread shall equal $.01.

NOTICE OF LOSS

Upon the occurrence of each of the events set forth in clauses (a), (b) and
(c) above with respect to any Loss, HDG shall give the Undersigned written notice stating that HDG has paid or properly accrued such Loss in an aggregate stated amount (a "Claim"), and specifying in reasonable detail each individual item of fee, loss, damage, claim, liability, cost or expense included in the Claim so stated and the date each such item was paid or properly accrued. For a period of 14 days from the date of any such notice, HDG shall not make the Adjustment to the Warrant unless HDG shall have received from the Undersigned written authorization to do so. After the expiration of such 14-day period, HDG may make the Adjustment, provided that no such Adjustment may be made to which the Undersigned has objected in a written statement delivered to HDG before the expiration of the 14-day period.

SETTLEMENT OF DISPUTED CLAIMS; ARBITRATION

If the Undersigned objects in writing to any Adjustment based on any Claim, HDG and the Undersigned will attempt in good faith to agree on the rights of the respective parties regarding each disputed Claim. If HDG and the Undersigned do so agree, a memorandum setting forth the agreement will be prepared, executed and delivered by both parties, and HDG will thereafter be entitled to make an Adjustment to the Warrant in accordance with the terms of such memorandum. If no such agreement can be reached after good faith negotiation, either HDG or the Undersigned may demand arbitration of the matter as provided herein below.

ARBITRATION OF CLAIMS

Only disputes with respect to the implementation of this letter agreement shall be subject to final and binding arbitration (an "Arbitration") conducted before a single neutral arbitrator, who shall be a certified public accountant nominated according to the Commercial Arbitration Rules of the American Arbitration Association sitting in the City of New York, New York. The judgment rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any such Arbitration shall commence within 14 days of the date of filing a notice of intention to arbitrate with the arbitrator after serving the notice on the other party, and the arbitrator shall render his or her decision within 30 days of the date of filing such notice of intention to arbitrate with the arbitrator. In any such Arbitration, the arbitrator shall determine all questions or arbitrability, including, without limitation, the scope of this agreement to arbitrate a Claim, whether an agreement to arbitrate exists and if so whether it covers the disputed Claim in question.

Any such Arbitration shall be administered by the arbitrator in accordance with the Commercial

Arbitration Rules of the American Arbitration Association. The arbitration award shall be in writing. The arbitrator may not make any ruling, finding or award that does not conform to the terms and conditions of this letter agreement. Each party shall pay its share of the fees and costs of the Arbitration and of the arbitrator, provided that the arbitrator shall reallocate same in favor of the prevailing party as set forth herein below.

ATTORNEYS' FEES AND COSTS

The prevailing party in any Arbitration, or in any other legal action or proceeding brought for the enforcement of this letter agreement, or because of any alleged dispute, breach or default based on or arising under this letter agreement, shall be entitled to recover reasonable attorneys' fees and other costs incurred in such Arbitration, action or proceeding, including the Arbitrator's fees and costs, in addition to any other relief to which it may be entitled.

PLEDGE

As security for the Undersigned's guaranty under this agreement, the Undersigned hereby pledges, assigns, transfers and grants to HDG a lien on and security in and to all of the right, title and interest of the Undersigned in the Warrant, and hereby delivers the Warrant to HDG for purposes of perfecting HDG's security interest in the Warrant.

The Undersigned hereby agrees that he shall not and shall not be entitled to exercise the Warrant for the period commencing on the date of the Closing and ending on the date 6 months from the date of the Closing.

Upon termination of this agreement by mutual consent of the parties or as provided herein, HDG shall return the Warrant to the Undersigned, with any amendments permitted in accordance with this agreement.

FURTHER ASSURANCES

The Undersigned agrees that at any time and from time to time, the Undersigned will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that HDG may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable HDG to exercise and enforce its rights and remedies hereunder with respect to the Warrant.

OWNERSHIP OF WARRANT

Except as provided herein, the Undersigned owns the Warrant free and clear of all liens, pledges, charges, security interests, claims, options or encumbrances of any kind whatsoever and pursuant to this agreement transfers the Warrant to HDG free of all liens, pledges, charges, security interests, claims, options and encumbrances.

DUE AUTHORIZATION

The Undersigned has all requisite capacity to execute, deliver and perform its obligations under this agreement. This agreement constitutes the valid, legal and binding obligation of the Undersigned enforceable against the Undersigned in accordance with its terms.

EFFECT OF AGREEMENT

Neither the execution, delivery nor performance of this agreement nor the consummation by the Undersigned of the transactions contemplated hereby will, with or without the giving of notice and/or the passage of time, conflict with, result in any violation of, or constitute a default under any law, regulation, judgment, decree, order or any other restriction of any kind or character by which the Undersigned is bound.

GOVERNMENTAL AND OTHER CONSENTS

No consent, approval, waiver, license or authorization of or designation, declaration or filing with any governmental authority or other person or entity is required in connection with the execution, delivery or performance of this agreement by the Undersigned or the consummation of the transactions contemplated hereby and thereby.

MISCELLANEOUS

This agreement and all other agreements or instruments executed, issued or delivered in accordance herewith shall be construed and enforced in accordance with and governed by the laws of the State of New York. This agreement shall be binding upon and enure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED, that the Undersigned may not assign any of its rights or obligations under this agreement without the prior written consent of HDG and VCI. This agreement, the Securities Exchange Agreement and the Merger Agreement embody the entire agreement and understanding between the Undersigned, HDG and VCI and supersedes all prior agreements and understandings relating to the subject matter hereof. This agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. No modification, amendment, supplement to or waiver of this agreement shall be binding unless made in writing and duly signed by the Undersigned, VCI and HDG. The provisions of this agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this agreement in any jurisdiction.

This agreement shall terminate by its terms on the date after the 6 month anniversary of the date of Closing; PROVIDED, HOWEVER, that HDG shall have a reasonable amount of time thereafter to make any amendments to the Warrant authorized by this agreement, or by any arbitration award as contemplated herein, prior to delivering the Warrant to the Undersigned as required herein.

                                       Sincerely,


                                       _______________________
                                          Gregory L. Zink


AGREED AND

ACCEPTED:

Heuristic Development Group, Inc.


By:  _________________________
     President


Virtual Communities, Inc.


By:  _________________________
     President

                                   EXHIBIT XIV
                                 [HDG LETTERHEAD]

                                   May 28, 1999

D.H. Blair & Co., Inc.

New York, New York

Re: All Unit Purchase Option agreements, dated February 14, 1997 (the "Agreements"), issued by Heuristic Development Group, Inc (the "Company").

Gentlemen:

     This letter agreement is being delivered to you, on the Company's behalf and on behalf of Virtual Communities, Inc. ("VCI"), in connection with the proposed merger (the "Merger") of a wholly owned subsidiary of the Company with and into VCI, a Delaware corporation, as substantially described in that certain letter of intent dated March 31, 1999 (the "LOI"), between VCI and the Company, and pursuant to the subsequent negotiations of VCI and the Company.

     As an inducement to the Company and VCI to enter into definitive merger documentation and to consummate the Merger (the "Closing"), this letter agreement confirms that, effective as of the date above first written and as of the Closing that: (i) D.H. Blair & Co., Inc. ("Blair"), on behalf of itself and, to the extent permitted by the terms of the individual Unit Purchase Options (as such capitalized term is defined in Section 11(a) of the Underwriting Agreement dated February 11, 1997 by and among D.H. Blair Investment Banking Corp. and the Company), on behalf of all other holders ("Holders") of Unit Purchase Options, irrevocably waives any and all of its and the Holders' piggyback registrations rights, as contemplated by Section 6(a) of the Agreements, from the date above first written through and including the earlier of August 31, 1999 or the date of the Closing; and (ii) Blair irrevocably waives its demand registration rights, as contemplated by
Section 6(b) of the Agreements, from the date above first written through and including the date which is the earlier of December 31, 1999 or 90 days after the Closing.

     Blair hereby represents and warrants that it is authorized to enter into, execute and deliver this letter agreement, and that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. No modification, amendment, supplement to or waiver of this letter agreement shall be binding unless made in writing and duly signed by each of Blair, the Company and VCI. This letter agreement shall be binding upon and shall inure to the benefit of Blair, the Company and VCI and their respective permitted successors and assigns.

     Blair agrees to execute and deliver to the Company and VCI such other documents or instruments which are necessary or desirable to evidence and effect the matters referred to in this letter agreement. This letter agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.

     If for any reason the Closing does not occur by December 31, 1999, or the Merger is earlier terminated, this letter agreement will be terminated. On behalf of the undersigned, please acknowledge your agreement to the foregoing by signing and returning this letter.

                                       Very truly yours,


                                       HEURISTIC DEVELOPMENT GROUP, INC.


                                       By:__________________________________
                                          Gregory L. Zink
                                          Chief Executive Officer

AGREED AND ACCEPTED BY:

D.H. BLAIR & CO., INC.


By:  ____________________________

     Name:_______________________

    Title:_______________________

Date: ___________________________

                                  [HDG LETTERHEAD]

                                    May 28, 1999

D.H. Blair Investment Banking Corp.

44 Wall Street

New York, New York 10005

Re: Underwriting Agreement dated February 11, 1997 (the "Agreement") by and among D.H. Blair Investment Banking Corp. ("D.H. Blair") and Heuristic Development Group, Inc. (the "Company").

Gentlemen:

     This letter agreement is being delivered to you, on the Company's behalf and on behalf of Virtual Communities, Inc. ("VCI"), in connection with the proposed merger (the "Merger") of a wholly owned subsidiary of the Company with and into VCI, a Delaware corporation, as substantially described in that certain letter of intent dated March 31, 1999 (the "LOI"), between VCI and the Company, and pursuant to the subsequent negotiations of VCI and the Company.

     As an inducement to the Company and VCI to enter into definitive merger documentation and to consummate the Merger (the "Closing"), this letter agreement confirms that, effective as of the date above first written and as of the Closing that: (i) D.H. Blair, on behalf of itself and, to the extent permitted by the terms of the individual Unit Purchase Options (as such capitalized term is defined in Section 11(a) of the Agreement), on behalf of all other holders ("Holders") of Unit Purchase Options, irrevocably waives any and all of its and the Holders' piggyback registrations rights, as contemplated by Section 6(a) of its, and the Holders, Unit Purchase Option agreements, dated February 14, 1997 (the "UPO Agreements"), from the date above first written through and including the earlier of August 31, 1999 or the date of the Closing; (ii) each of D.H. Blair and J. Morton Davis irrevocably waives its or his demand registration rights, as contemplated by
Section 6(b) of the UPO Agreements, from the date above first written through and including the date which is the earlier of December 31, 1999 or 90 days after the Closing; (iii) D.H. Blair irrevocably waives all of its rights to any finder's fee with respect to the Merger or any transaction arising prior to the Closing whether pursuant to the terms of the letter agreement, dated December 2, 1996 between D.H. Blair and the Company or otherwise; (iv) D.H. Blair and J. Morton Davis agree not to initiate, assert or join as a party to any claim, demand, cause of action or suit of any kind arising from or under any of the following sections of the Agreement, or Section 3(s) thereof, and
(v) the Agreement is amended to delete each of the following sections; PROVIDED, HOWEVER, that Sections 3(m) and 7 are amended as provided below and, as amended, are not waived hereby:

1.   Section 3(d)(ii);

2. Section 3(m), is amended to add the phrase "or a listing on the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange" between the phrases "such listing" and "for at least";
3.   Section 3(n);
4.   Section 3(p)(iii);
5.   Section 3(q);
6.   Section 3(w);
7.   Section 3(x); and
8. Section 7, is amended to add the phrase ", prior to the Closing (as defined in the letter agreement, dated May 28, 1999, between the Company, D.H. Blair and J. Morton Davis)," (the "Phrase") between the phrases "controls the Company" and "within the meaning" in the fourth to last sentence therein; and further amended to add the Phrase between the phrases "and controlling persons" and "to the full extent" in the third to last sentence therein.

     D.H. Blair and J. Morton Davis hereby represent and warrant that each is authorized to enter into, execute and deliver this letter agreement, and that D.H. Blair is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. No modification, amendment, supplement to or waiver of this letter agreement shall be binding unless made in writing and duly signed by each of D.H. Blair, J. Morton Davis, the Company and VCI. This letter agreement shall be binding upon and shall inure to the benefit of D.H. Blair, J. Morton Davis, the Company and VCI and their respective permitted successors and assigns.

     Each of D.H. Blair and J. Morton Davis agree to execute and deliver to the Company and VCI such other documents or instruments which are necessary or desirable to evidence and effect the matters referred to in this letter agreement. This letter agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.

     If for any reason the Closing does not occur by December 31, 1999, or the Merger is earlier terminated, this letter agreement will be terminated. By, or on behalf of the undersigned, please acknowledge your agreement to the foregoing by signing and returning this letter.

                                       Very truly yours,


                                       HEURISTIC DEVELOPMENT GROUP, INC.

                                       By:__________________________________
                                          Gregory L. Zink
                                          Chief Executive Officer

AGREED AND ACCEPTED BY:



D.H. BLAIR INVESTMENT BANKING CORP.

By: _______________________________

    Name: _________________________

    Title:_________________________

Date:______________________________



J. MORTON DAVIS

Date:______________________________

                                  EXHIBIT XV

                        HEURISTIC DEVELOPMENT GROUP, INC.

                             HDG ACQUISITION SUB, INC.

                                  CERTIFICATE

                                      OF

                         REPRESENTATIONS AND PERFORMANCE

     This Certificate is provided pursuant to Section 8.2(a) of the Agreement and Plan of Merger (the "Agreement") among Virtual Communities, Inc., Heuristic Development Group, Inc. ("HDG") and HDG Acquisition Sub, Inc. ("HDG Sub"), dated ___________, 1999.

     The undersigned, President of each of HDG and HDG Sub, hereby certifies as follows:

     AI That each of the representations and warranties of HDG and HDG Sub contained in the Agreement are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of said date (except in the case of representations and warranties expressly made solely with reference to a particular date).

     AI Each of HDG and HDG Sub has duly performed in all material respects its agreements contained in the Agreement required to be performed on or prior to the date hereof.


Dated:    _____________, 1999           By ______________________________
                                           Gregory L. Zink, President

                                  EXHIBIT XVI

                            VIRTUAL COMMUNITIES, INC.

                                  CERTIFICATE

                                      OF

                         REPRESENTATIONS AND PERFORMANCE

     This Certificate is provided pursuant to Section 8.3(a) of the Agreement and Plan of Merger (the "Agreement") among Virtual Communities, Inc. ("VCI"), Heuristic Development Group, Inc. and HDG Acquisition Sub, Inc., dated ___________, 1999.

     The undersigned, President of VCI, hereby certifies as follows:

     AI That each of the representations and warranties of VCI contained in the Agreement are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of said date (except in the case of representations and warranties expressly made solely with reference to a particular date).

     AI VCI has duly performed in all material respects its agreements contained in the Agreement required to be performed on or prior to the date hereof.

Dated:    _____________, 1999


By _______________________________
   Avi Moskowitz, President